UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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General Dynamics Corporation

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March 21, 2019

Dear Fellow Shareholder:

We are pleased to send you the 2019 General Dynamics Proxy Statement. We remain committed to sound corporate governance and to a strong link between executive pay and company performance in our compensation program. The details of our governance and executive compensation programs are contained in this Proxy Statement and referenced documents.

Strong 2018 Performance. Our company’s 2018 financial results reflected solid performance across our businesses. Growth in a number of metrics – revenue, operating earnings, earnings from continuing operations, earnings per share – resulted from organic growth as well as our acquisition of CSRA Inc. in April 2018, the largest acquisition in the company’s history. Gulfstream delivered 10 of its new G500 aircraft and continued toward certification of the G600. In the defense businesses, significant backlog growth supports future growth opportunities.

Robust Shareholder Engagement and Responsiveness. Shareholder engagement remains a key focus for our company to ensure we are aware of your top priorities. With feedback received from shareholders, the advisory vote on executive compensation at the 2018 annual meeting and a review of market practices, the Compensation Committee approved changes to our executive compensation program that are directly responsive to shareholder input. The changes are discussed in this proxy statement and further evidence our commitment to long-term, performance-based compensation. We also engaged with shareholders in 2018 on a number of other important topics, including our acquisition of CSRA, recent achievements in our business, our strong corporate governance practices, human capital management and our corporate sustainability program. We continue to value the input we receive from our shareholders.

Highly Engaged and Well-Qualified Board. Our Board continues to reflect a diverse and well-qualified group of business leaders, aerospace and defense industry experts, and financial and strategic advisors. To ensure that our Board continues to represent diverse skills and experiences, we have added several new directors over the past several years. Our newest director, Cecil Haney, brings valuable insight as to the needs of one of our largest customers, the U.S. Navy, as well as important knowledge about advanced technology and national security matters.

On behalf of the Board of Directors, I invite you to attend the 2019 Annual Meeting of Shareholders and, even if you are not able to attend, encourage you to vote by proxy. The accompanying Proxy Statement contains information about the matters on which you are asked to vote. I urge you to read the materials carefully and vote in accordance with the recommendations of the Board of Directors. Your vote is very important.

Sincerely,

Phebe N. Novakovic

Chairman and Chief Executive Officer

2941 Fairview Park Drive, Suite 100

Falls Church, Virginia 22042

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 1, 2019

The Proxy Statement and 2018 Annual Report are Available at

www.generaldynamics.com/2019proxy

You are invited to our Annual Meeting of Shareholders of General Dynamics Corporation, a Delaware corporation, on Wednesday, May 1, 2019, at 9 a.m. local time at the General Dynamics Corporation headquarters located at 2941 Fairview Park Drive, Falls Church, Virginia. Proposals to be considered at the Annual Meeting include:

•	the election of 11 directors from the nominees named in the Proxy Statement (proposal 1);

•	an advisory vote on the selection of KPMG LLP, an independent registered public accounting firm, as the company’s independent auditors for 2019 (proposal 2);

•	an advisory vote to approve executive compensation (proposal 3);

•	the approval of the General Dynamics United Kingdom Share Save Plan (proposal 4);

•	a shareholder proposal as described in this Proxy Statement, provided it is presented properly at the meeting (proposal 5); and

•	the transaction of all other business that properly comes before the meeting or any adjournment or postponement of the meeting.

The Board of Directors unanimously recommends that you vote FOR proposals 1, 2, 3 and 4.

The Board of Directors unanimously recommends that you vote AGAINST proposal 5.

Shareholders may raise other matters as described in the accompanying Proxy Statement.

The Board of Directors set the close of business on March 7, 2019, as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. It is important that your shares be represented and voted at the meeting. Please complete, sign and return a proxy card, or use the telephone or Internet voting systems.

A copy of the 2018 Annual Report accompanies this Notice and Proxy Statement and is available on the website listed above.

By Order of the Board of Directors,

Gregory S. Gallopoulos

Secretary

Falls Church, Virginia

March 21, 2019

General Dynamics 2019 Proxy Statement

General Dynamics 2019 Proxy Statement

General Dynamics 2019 Proxy Statement     1

PROXY STATEMENT

The Board of Directors of General Dynamics Corporation is soliciting your proxy for the Annual Meeting of Shareholders to be held on May 1, 2019, at 9 a.m. local time, or at any adjournment or postponement of the meeting. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card are being distributed on or about March 21, 2019, to holders of General Dynamics common stock, par value $1.00 per share (Common Stock).

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

VOTING MATTERS AND BOARD RECOMMENDATIONS

At this year’s Annual Meeting, we are asking our shareholders to vote on the following matters:

PROPOSAL	BOARD RECOMMENDATION	ADDITIONAL INFORMATION

Proposal 1: Election of Directors	FOR each nominee	See pages 8 through 13 for more information on the nominees

Proposal 2: Advisory Vote on the Selection of Independent Auditors	FOR	See page 24 for details

Proposal 3: Advisory Vote to Approve Executive Compensation	FOR	See page 26 for details

Proposal 4: Approval of General Dynamics United Kingdom Share Save Plan	FOR	See pages 60 and 61 for details

Proposal 5: Shareholder Proposal – Independent Board Chairman	AGAINST	See pages 62 through 64 for details

ANNUAL MEETING INFORMATION
Date	Wednesday, May 1, 2019
Time	9 a.m. local time
Location	2941 Fairview Park Drive, Falls Church, Virginia
How to Vote
• By Internet	Access www.ProxyVote.com.
• By Telephone	Call 1-800-690-6903 if you are a registered holder. If you are a beneficial holder, call the phone number listed on your voter instruction form.
• By Mail	Sign and date each proxy card received and return each card using the prepaid postage envelope.
• In Person	Attend the Annual Meeting and vote by ballot.

Additional information about the Annual Meeting and voting can be found beginning on page 65.

Proxy Summary

2019 BOARD OF DIRECTORS NOMINEES

DIRECTOR NOMINEES				OTHER PUBLIC COMPANY BOARDS
NOMINEE	DIRECTOR SINCE	INDEPENDENT	PRIMARY OCCUPATION
James S. Crown*	1987	Yes	Chairman and CEO, Henry Crown and Company	1
Rudy F. deLeon	2014	Yes	Senior Fellow, Center for American Progress
Cecil D. Haney	2019	Yes	Retired Admiral, U.S. Navy
Lester L. Lyles	2003	Yes	Retired General, U.S. Air Force	1
Mark M. Malcolm	2015	Yes	Former President and CEO, Tower International	1
Phebe N. Novakovic	2012		Chairman and CEO, General Dynamics	1
C. Howard Nye	2018	Yes	Chairman, President and CEO, Martin Marietta Materials	1
William A. Osborn	2009	Yes	Former Chairman and CEO, Northern Trust Corporation	2
Catherine B. Reynolds	2017	Yes	Chairman and CEO, EduCap	1
Laura J. Schumacher	2014	Yes	Vice Chairman, External Affairs and Chief Legal Counsel, AbbVie
Peter A. Wall	2016	Yes	Retired General, British Army
*	Lead Director

EXTENSIVE GOVERNANCE EXPERIENCE	STRONG INDUSTRY EXPERIENCE

Nine of our nominees have strong corporate governance and public company board experience	Five of our nominees have served in top leadership posts in the military or U.S. Department of Defense

BALANCED DIRECTOR TENURE	STRONG BOARD DIVERSITY

2     General Dynamics 2019 Proxy Statement

Proxy Summary

A COMMITMENT TO SOUND CORPORATE GOVERNANCE

Our Board of Directors believes that a commitment to good corporate governance enhances shareholder value. Sound corporate governance starts with a strong value system, and the value system starts in the boardroom. The General Dynamics ethos – our distinguishing moral nature – is rooted in four overarching values.

These values:

•	drive how we operate our business
•	govern how we interact with each other and our customers, partners and suppliers
•	guide the way we treat our workforce
•	determine how we connect with our communities

Adherence to our ethos ensures that we continue to be good stewards of the investments in us by our shareholders, customers, employees and communities.

General Dynamics 2019 Proxy Statement     3

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Highlights of our governance practices include:

GOVERNANCE PRACTICE	FOR MORE INFORMATION

•  Market-leading stock ownership requirements for our executive officers require them to hold shares of our Common Stock worth eight to 15 times base salary. Director stock ownership guidelines provide that our directors should hold shares of our Common Stock having a value of at least eight times the annual retainer.

P. 44
• We prohibit hedging and pledging of our Common Stock by directors and executive officers.	P. 44

• Thoughtful Board refreshment, with seven directors added over the past five years.	P. 2
• An independent Lead Director with a robust set of responsibilities is elected annually by the Board and provides additional independent oversight of senior management and board matters.	P. 15
• Ten of our 11 director nominees are independent. All of our Board committees are chaired by independent directors and are 100 percent independent.	P. 16,17
• Our non-management directors meet in executive session, without management present, following each regularly scheduled meeting, presided by the Lead Director.	P. 17
• Our directors attended 100 percent of board and committee meetings in 2018.	P. 17
• Diligent Board oversight of risk is a cornerstone of our risk management program.	P. 19
• Annual Board and committee self-assessments enable the Board to monitor the performance and effectiveness of the Board and its committees.	P. 20
• Our related person transactions policy ensures appropriate Board review of related person transactions.	P. 21
• Our directors are elected annually based on a majority voting standard for uncontested elections. We have a resignation policy if a director fails to receive a majority of votes cast.	P. 67 Bylaws*
• Our directors are restricted in the number of other boards on which they may serve to prevent overboarding.	Corporate Governance Guidelines*

• Our updated Corporate Sustainability Report discusses our ethos, our commitment to our stakeholders and communities and our commitment to diversity and inclusion.	www.gd.com/Responsibility
• Our ethics program includes strong Codes of Ethics for all employees globally, with specific codes for our directors and financial professionals.	Standards of Business Ethics and Conduct** Codes of Ethics**
• Disclosure of our corporate political contributions and our trade association dues describes the process and oversight we employ in each area.	www.gd.com/AdditionalDisclosure
• We have a strong corporate commitment to respect the dignity, human rights and autonomy of others.	Corporate Sustainability Report**

•  Our shareholders have the ability to nominate director candidates and have those nominees included in our proxy statement, subject to meeting the requirements in our Bylaws, a shareholder right known as proxy access.

Bylaws*

•  We do not have a shareholder rights plan, or poison pill. Any future rights plan must be submitted to shareholders.

•  Our shareholders have the right to request a special meeting of shareholders.

•  Voting rights are proportional to economic interests. One share equals one vote.

Corporate Governance Guidelines* Bylaws* Certificate of Incorporation*
*	Our Corporate Governance Guidelines, Certificate of Incorporation and Bylaws are available on our website at www.gd.com/CorporateGovernance.
**	Our Standards of Business Ethics and Conduct, Codes of Ethics and Corporate Sustainability Report are available on our website at www.gd.com/Responsibility.

4      General Dynamics 2019 Proxy Statement

Proxy Summary

SHAREHOLDER ENGAGEMENT

Our Board is Committed to Robust Shareholder Engagement.  Each year, we conduct outreach to shareholders representing over 60% of our outstanding shares to receive feedback on matters regarding our executive compensation and corporate governance practices. Additionally, an ad hoc group of directors, anchored by the chairman and the independent Lead Director, is in place to liaise with significant shareholders.

In early 2018 and in advance of our annual meeting, we reached out to shareholders and actively engaged with holders representing over 50% of our outstanding shares to solicit feedback on our executive compensation program and the shareholder proposal presented at the 2018 annual meeting. Our core shareholder engagement team comprised senior members of our Investor Relations, Corporate Governance and Human Resources (including Executive Compensation) groups, supplemented by our Lead Director as appropriate.

Based on the feedback received, we concluded that the following two items were of most concern:

•	The allocation within our long-term incentive compensation plan among performance shares, stock options and restricted stock

•	The absence of a relative metric applicable to performance shares under our long-term incentive plan

Considering this feedback and the results of the advisory vote on executive compensation at our 2018 annual meeting, senior management and the Compensation Committee conducted a comprehensive review of our executive compensation program as applicable to our named executive officers (NEOs). Following this review, significant changes were made to the allocation among our long-term incentive plan components and the metrics applicable to performance shares. In particular, the Compensation Committee approved the following changes to further align pay and performance:

✓	A change to the long-term incentive grant mix by doubling the overall weighting of performance stock units (PSUs) to be 50 percent, with 30 percent in stock options and 20 percent in restricted stock

✓	The addition of a relative Total Shareholder Return (TSR) modifier to be applied against return on invested capital (ROIC) performance results on PSUs

✓	A modification to the peer group to add nine companies that match well to General Dynamics

In the fall of 2018, we continued our shareholder engagement efforts by conducting outreach to holders of approximately 65% of our outstanding shares. Once again, our engagement team, comprised of senior management and our Lead Director for select meetings, met with holders representing over 50% of our outstanding shares. During these conversations we discussed the changes made to our executive compensation program for 2019 and other matters of importance to the company and shareholders. Overall, shareholders expressed strong support for the changes made to our future pay structure and the increased alignment of pay with company performance.

General Dynamics 2019 Proxy Statement     5

Proxy Summary

OUR SHAREHOLDER ENGAGEMENT PROGRAM

KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2018
Board of Directors and Corporate Governance	Risk Management Oversight	Executive Compensation	Corporate Responsibility

• Board Leadership • Tenure and Refreshment • Director Skills and Experience • Diversity • Shareholder Rights	• Cyber Risk Management • Human Capital Management • Supply Chain Management	• Pay-for-Performance Alignment • Changes to Long-Term Incentive Compensation • Stock Ownership Guidelines	• Updated Corporate Sustainability Report • Environmental Initiatives • Workforce Development, Diversity and Sustainability

6     General Dynamics 2019 Proxy Statement

Proxy Summary

PERFORMANCE AND EXECUTIVE COMPENSATION HIGHLIGHTS

Delivering Long-Term Shareholder Value. We delivered solid operational and financial performance in 2018, with all-time highs for revenue, earnings from continuing operations and diluted earnings per share from continuing operations. In April 2018, we completed the acquisition of CSRA Inc., combining it with General Dynamics Information Technology (GDIT) to create a premier provider of IT solutions to the defense, intelligence and federal civilian markets. Additionally, we received type certification from the U.S. Federal Aviation Administration and began customer deliveries of the all-new Gulfstream G500 business jet, and we embarked on a multi-year capital investment plan to support growth in our Marine Systems segment.

2018 FINANCIAL HIGHLIGHTS

Revenue	$36.2 billion	Increased 16.9% over 2017; all five segments expanded

Earnings from Continuing Operations	$3.4 billion	Increased 15.3% over 2017

Diluted EPS from Continuing Operations	$11.22	Double-digit year-over-year growth – up 17.4%

Operating Margin	12.3%	Continued to generate industry-leading operating margin

Cash Provided by Operating Activities	$3.1 billion	Good cash flow; supports ongoing investment in the business

Return on Invested Capital*	15.2%	Generated strong return while investing in the continued growth of our company

Quarterly Dividends	$0.93 per share	21st consecutive year with a dividend increase

Order Backlog	$67.9 billion	Increased 7.4% over 2017
*	See Appendix A for a discussion of this non-GAAP measure.

Pay for Performance.  Annual incentive payouts for 2018 were determined taking into account the company’s 2018 performance against its goals. Annual incentives for 2018 performance reflect an average decline of more than 11 percent for the NEOs compared to the prior year. Similarly, for annual long-term incentive grants awarded in March 2019, the amount of long-term incentive compensation granted to the NEOs was comparatively less than in prior years due to 2018 performance, particularly the company’s cash performance. See the Compensation Discussion and Analysis section for more information.

Board Responsiveness to Shareholder Feedback and Executive Compensation Program Changes.  At the 2018 annual meeting, the shareholder advisory vote on our executive compensation program received the support of 68 percent of our shareholders, which was significantly lower than the support shown in previous years. As part of its ongoing review of the executive compensation program, the Compensation Committee considered this vote and the viewpoints expressed during our extensive shareholder engagement discussions. While the committee noted that the majority of our shareholders supported our executive compensation program and the incentives it has created for strong company performance, the committee determined that changes to the long-term incentive portion of our executive compensation program would enhance further the pay-for-performance philosophy at the heart of the program. Accordingly, the Compensation Committee implemented changes to the long-term incentive component to (1) double the portion represented by PSUs from 25 percent to 50 percent and (2) add a relative TSR modifier to be applied to the ROIC performance results on the PSUs. The objective of our executive compensation program remains to align compensation with company, business segment and individual performance and provide the incentives necessary to attract, motivate and retain our executives to drive company success and increase shareholder value.

General Dynamics 2019 Proxy Statement     7

ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY

(PROPOSAL 1)

Director Nominations.  General Dynamics’ directors are elected at each annual meeting of shareholders and hold office for one-year terms or until successors are elected and qualified. The Nominating and Corporate Governance Committee considers director nominees from various sources and chooses nominees with the primary goal of ensuring the Board collectively serves the interests of shareholders.

Diversity and Inclusion.  In order to sustain a global business, we must bring together a group of people with a vision for the future and diversity of thought. We must have leadership, at both the executive and Board levels, to develop and execute our business objectives better than our competition. At the heart of our company are diverse executives, managers and employees worldwide who rely on their intimate knowledge of customer requirements and a unique blend of skills and innovation to develop and deliver the best possible products and services.

The nominees for election to the Board come from a variety of backgrounds and bring a diverse set of skills and experiences to the boardroom. This ensures that our directors bring a broad perspective to the company on a range of important issues.

8     General Dynamics 2019 Proxy Statement

Election of Directors

Director Skills and Experience.  In assessing director candidates, the Nominating and Corporate Governance Committee considers the background and professional experience of the candidates in the context of the current Board composition to ensure a diverse range of backgrounds, talent, skill and expertise, including gender and racial diversity. Relevant criteria considered by the committee include: business and financial expertise, technical expertise and familiarity with issues affecting aerospace and defense businesses. The committee also carefully considers any potential conflicts of interest. All nominees must possess good judgment, an inquiring and independent mind, and a reputation for the highest personal and professional ethics, integrity and values. Nominees must be willing to devote sufficient time and effort to carrying out their duties and responsibilities through attendance and engagement with the company, as well as a commitment to serving on the Board for an extended period of time.

For the nomination of director candidates for re-election, the committee considers the factors described above and each director’s attendance record at, and participation in, Board and committee meetings and participation in, and contributions to, Board and committee activities.

In considering Board nominees, the Nominating and Corporate Governance Committee considers each individual’s background and personal and professional experiences in addition to the general qualifications. Nominees are evaluated in the context of the Board as a whole, with a focus on achieving an appropriate mix of skills needed to lead the company at the Board level. The committee regularly assesses and communicates with the Board about the current and future skills and backgrounds to ensure the Board maintains an appropriate mix. These skills are reflected in the following table. Each nominee also possesses additional skills and experience that are not highlighted among those listed below.

DIRECTOR NOMINEES SKILLS, KNOWLEDGE AND EXPERIENCE MATRIX
	Aerospace and Defense Industry	Corporate Governance and Public Company Board	Finance or Accounting	Government Relations and Regulatory	Global Business and Strategy	Operations and Manufacturing

James S. Crown		✓	✓		✓

Rudy F. deLeon	✓	✓		✓	✓

Cecil D. Haney	✓		✓	✓		✓

Lester L. Lyles	✓	✓	✓	✓	✓	✓

Mark M. Malcolm		✓	✓		✓	✓

Phebe N. Novakovic	✓	✓	✓	✓	✓	✓

C. Howard Nye		✓	✓	✓	✓	✓

William A. Osborn		✓	✓	✓	✓

Catherine B. Reynolds		✓	✓	✓	✓

Laura J. Schumacher		✓	✓	✓	✓

Peter A. Wall	✓			✓	✓	✓

Why is this important for General Dynamics?	Supports oversight of the company’s business performance and strategic development in our industry	Ensures the background and knowledge necessary to provide effective oversight and governance	Enables in-depth analysis of our financial statements and understanding of our capital structure, financial transactions and financial reporting processes	Critical for an understanding of the complex regulatory and governmental environment involving our business	Important for oversight of a complex organization with operations worldwide	Necessary in overseeing a sustainable, complex, global manufacturing company

General Dynamics 2019 Proxy Statement     9

Election of Directors

2019 Director Nominees. The following 11 nominees are standing for election to the Board of Directors at the Annual Meeting. If any nominee withdraws or for any reason is unable to serve as a director, your proxy will be voted for any remaining nominees (except as otherwise indicated in your proxy) and any replacement nominee designated by the Nominating and Corporate Governance Committee.

JAMES S. CROWN

•     Lead Director since May 2010

•     Chairman and Chief Executive Officer of Henry Crown and Company since 2018; President of Henry Crown and Company, 2002 to 2018; Vice President of Henry Crown and Company, 1985 to 2002

•     Mr. Crown currently serves as a director of J.P. Morgan Chase & Co.

Key Attributes/Skills/Expertise: As the longest-serving member of our Board and a significant shareholder, Mr. Crown has an abundance of knowledge regarding General Dynamics and our history. As chairman and chief executive officer of Henry Crown and Company, a private investment firm with diversified interests, Mr. Crown has broad experience in business management and capital deployment strategies. His many years of service as a director of our company and other large public companies provide him with a deep understanding of the roles and responsibilities of a board of a public company.

JAMES S. CROWN LEAD DIRECTOR COMMITTEES: Audit Compensation Nominating and Corporate Governance (Chair) DIRECTOR SINCE MAY 1987 AGE: 65

RUDY F. DELEON

•     Senior Fellow with the Center for American Progress since 2007

•     Senior Vice President of The Boeing Company, 2001 to 2006

•     Deputy Secretary of Defense, 2000 to 2001; Undersecretary of Defense for Personnel and Readiness, 1997 to 2000

•     Undersecretary of the U.S. Air Force, 1994 to 1997

Key Attributes/Skills/Expertise: Mr. deLeon’s experience as the second-highest ranking civilian official in the U.S. Department of Defense and as a foreign policy and military advisor give him a keen understanding of the complexities of the U.S. military and the defense industry. His experience in government, combined with his leadership at The Boeing Company as a senior vice president leading all U.S. federal, state and local government liaison operations, provide him with a deep understanding of the aerospace and defense industry, enabling him to serve General Dynamics with valuable perspectives on the business.

COMMITTEES: Compensation Finance and Benefit Plans (Chair) DIRECTOR SINCE SEPTEMBER 2014 AGE: 66

CECIL D. HANEY

•     Retired Admiral, U.S. Navy; Commander, U.S. Strategic Command, 2013 to 2016; Commander, U.S. Pacific Fleet, 2012 to 2013

Key Attributes/Skills/Expertise: Prior to retiring from the U.S. Navy at the rank of Admiral, Mr. Haney served as Commander of the U.S. Strategic Command and Commander of the U.S. Pacific Fleet. During this service, Mr. Haney gained broad global experience in managing complex operational and budgetary matters. His nearly four-decade career with the U.S. Navy gives him valuable insight into key aspects of the defense industry and national security priorities. Mr. Haney’s engineering and national security educational backgrounds, together with his extensive experience with advanced technologies, position him as a valuable advisor to our businesses.

Nominated and elected to the Board in March 2019, Mr. Haney was initially identified as a director candidate by an independent director.

COMMITTEES: Not Yet Assigned DIRECTOR SINCE MARCH 2019 AGE: 63

10     General Dynamics 2019 Proxy Statement

Election of Directors

LESTER L. LYLES

•     Retired General, U.S. Air Force; Commander, Air Force Materiel Command, 2000 to 2003; Vice Chief of Staff of the Air Force, 1999 to 2000

•     Chairman of the Board of United States Automobile Association since November 2012 and Vice Chairman, 2008 to 2012

•     Mr.  Lyles currently serves as a director of KBR, Inc. He served as a director of Precision Castparts Corp., a former public company, within the past five years.

Key Attributes/Skills/Expertise: Prior to retiring from the U.S. Air Force at the rank of General, Mr. Lyles served as Commander of the Air Force Materiel Command and Vice Chief of Staff of the U.S. Air Force. In these positions, Mr. Lyles managed significant operating budgets and addressed complex operational issues. The broad knowledge of the U.S. military and the defense industry he attained through these experiences, combined with his engineering and aerospace educational background, enable Mr. Lyles to provide critical strategic and business advice to our aerospace and defense businesses. In addition, Mr. Lyles has gained a thorough understanding of challenges that face public companies through his service on public company boards.

COMMITTEES: Audit Nominating and Corporate Governance DIRECTOR SINCE DECEMBER 2003 AGE: 72

MARK M. MALCOLM

•     President and Chief Executive Officer of Tower International, Inc., 2007 to 2016

•     Senior Advisor, Cerberus Capital Management, 2006 to 2007

•     Executive Vice President and Controller of Ford Motor Credit, 2004 to 2005; Director of Finance and Strategy, Global Purchasing, of Ford Motor Company, 2002 to 2004

•     Mr. Malcolm currently serves as a director of Tower International, Inc.

Key Attributes/Skills/Expertise: Mr. Malcolm’s senior executive positions at Tower International and Ford provide him with critical knowledge of the management, financial and operational requirements of a large company. In these positions, Mr. Malcolm gained extensive experience in dealing with accounting principles and financial reporting, evaluating financial results and the financial reporting process of a public company. Mr. Malcolm brings to the Board a broad knowledge of the complex business issues facing a public company in areas such as risk management, global supply chain management and corporate governance. Based on his experience, the Board has determined that Mr. Malcolm is an Audit Committee Financial Expert.

COMMITTEES: Audit (Chair) Finance and Benefit Plans DIRECTOR SINCE AUGUST 2015 AGE: 65

PHEBE N. NOVAKOVIC

•     Chairman and Chief Executive Officer of General Dynamics since January 2013; President and Chief Operating Officer, May 2012 through December 2012; Executive Vice President, Marine Systems, May 2010 to May 2012; Senior Vice President, Planning and Development, July 2005 to May 2010; Vice President, Strategic Planning, October 2002 to July 2005

•     Ms. Novakovic currently serves as a director of Abbott Laboratories.

Key Attributes/Skills/Expertise: Ms. Novakovic’s service as a senior officer of General Dynamics since 2002 makes her a valuable and trusted leader. Through her roles as chairman and chief executive officer, president and chief operating officer, and executive vice president, Marine Systems, she has developed a deep understanding of the company’s business operations, growth opportunities, risks and challenges. As senior vice president, planning and development, she gained a strong understanding of our core customers and the global marketplace in which we operate. Ms. Novakovic’s current service as a public company director provides her with a valuable perspective on corporate governance matters and the roles and responsibilities of a public company board.

COMMITTEES: None DIRECTOR SINCE MAY 2012 AGE: 61

General Dynamics 2019 Proxy Statement     11

Election of Directors

C. HOWARD NYE

•    Chairman of Martin Marietta Materials, Inc. since 2014 and President and CEO since 2010; President and Chief Operating Officer, 2006 to 2009

•    Executive Vice President of Hanson Aggregates North America, a producer of aggregates for the construction industry, 2003 to 2006

•    Mr. Nye currently serves as Chairman of the Martin Marietta Materials, Inc. Board of Directors. He served as a director of Cree, Inc. within the past five years.

Key Attributes/Skills/Expertise: Mr. Nye’s roles with Martin Marietta, a leading supplier of aggregates and heavy building materials, position him well to advise our businesses on a range of matters in the areas of engineering and manufacturing. Mr. Nye also brings extensive risk management experience, particularly in the area of employee safety. His strong business background and service on public company boards provide him with a deep understanding of the challenges and risks facing large public companies and their boards.

COMMITTEES: Nominating and Corporate Governance DIRECTOR SINCE MAY 2018 AGE: 56

WILLIAM A. OSBORN

•     Chairman of Northern Trust Corporation, 1995 to 2009; Chief Executive Officer of Northern Trust Corporation, 1995 through 2007 and President of Northern Trust Corporation and The Northern Trust Company, 2003 to 2006

•     Mr.  Osborn currently serves as a director of Abbott Laboratories and Caterpillar, Inc.

Key Attributes/Skills/Expertise: Mr. Osborn’s prior service as a senior executive of Northern Trust Corporation, including as chairman and chief executive officer, and president, provides him with extensive knowledge of the complex financial, operational and governance issues of a large public company. He brings to our Board a well-developed awareness of financial strategy, asset management and risk management and a strong understanding of public company governance. The Board has determined that Mr. Osborn’s extensive experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an Audit Committee Financial Expert.

COMMITTEES: Audit Compensation (Chair) Finance and Benefit Plans DIRECTOR SINCE DECEMBER 2009 AGE: 71

CATHERINE B. REYNOLDS

•    Chairman and Chief Executive Officer of EduCap, Inc. since 1988

•    Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation since 2000

•    Founder and Chairman of Servus Financial Corporation, 1993 to 2000

•    Ms. Reynolds currently serves as a director of Lindblad Expeditions Holdings, Inc.

Key Attributes/Skills/Expertise: Ms. Reynolds’s sound business experience and financial background, including her innovative development of the first asset-backed securitization structure for consumer education loans, enables her to provide valuable financial and business advice to the company. Ms. Reynolds is a certified public accountant and has served on the audit and compensation committees of a public company. Through her senior executive and board positions with EduCap and Servus Financial, she has developed critical knowledge of the financial and risk management challenges that companies face. Ms. Reynolds also has gained valuable insight into public company governance and operations through her prior and current service on public company boards. The Board has determined that Ms. Reynolds’s extensive financial and accounting background qualifies her as an Audit Committee Financial Expert.

COMMITTEES: Audit Finance and Benefit Plans DIRECTOR SINCE MAY 2017 AGE: 61

12     General Dynamics 2019 Proxy Statement

Election of Directors

LAURA J. SCHUMACHER

•    Vice Chairman, External Affairs and Chief Legal Counsel of Abbvie Inc. since December 2018; Executive Vice President, External Affairs and General Counsel of Abbvie Inc., 2013 to December 2018

•    Executive Vice President, General Counsel and Secretary of Abbott Laboratories, 2007 to 2012

Key Attributes/Skills/Expertise: Ms. Schumacher’s positions as chief legal officer of two large public companies provide her with extensive experience with respect to risk management and a deep knowledge of the types of legal and regulatory risks facing public companies. Her experience as a senior executive in the healthcare industry has provided her with a keen awareness of strategic considerations and challenges associated with a complex, highly-regulated industry. Additionally, through her key role in the strategic consideration and execution of the separation of Abbvie from Abbott Laboratories, Ms. Schumacher brings an important understanding of and insight into corporate governance matters and complex corporate transactions.

COMMITTEES: Compensation Nominating and Corporate Governance DIRECTOR SINCE FEBRUARY 2014 AGE: 55

PETER A. WALL

•    Retired General, British Army; Chief of the General Staff, 2010 to 2014; Commander in Chief, Land Command, 2009 to 2010

•    Director of Operations, United Kingdom Ministry of Defence, 2007 to 2009

•    Director, Amicus (strategic leadership advisory firm) since 2014

Key Attributes/Skills/Expertise: Mr. Wall had a distinguished career in the British Army before retiring at the rank of General in 2014. He also served as Director of Operations for the United Kingdom Ministry of Defence. As Chief of the General Staff of the British Army, Mr. Wall managed significant operating budgets and led the British Army through significant transformation to ensure its relevance for the future. Mr. Wall’s service in the United Kingdom Ministry of Defence and British Army give him an in-depth understanding and appreciation of the complexities of the U.K. military and the defense industry. Mr. Wall brings to the Board important insight into the operational requirements of our customers, as well as a deep understanding of global security issues.

COMMITTEES: Finance and Benefit Plans Nominating and Corporate Governance DIRECTOR SINCE AUGUST 2016 AGE: 63

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

ALL DIRECTOR NOMINEES LISTED ABOVE.

Director Retirement Policy.  Under the company’s Bylaws, no director shall stand for election beyond the age of 75. Additionally, the Bylaws provide that, under circumstances of significant benefit to the company, an individual over the age of 72 years may stand for election as director only with the approval of the Nominating and Corporate Governance Committee and a two-thirds vote of the directors then in office. In February 2019, the committee recommended and the Board unanimously requested that Mr. Lyles be nominated to stand for re-election. The Board took this action to retain the valuable counsel and insight that Mr. Lyles provides to the Board.

Nominees to the Board Submitted by Shareholders.  The committee will consider director nominees recommended by shareholders in the same manner as it considers and evaluates potential directors identified by the company. Additionally, our bylaws permit a shareholder or a group of up to 20 shareholders who have owned 3 percent or more of our outstanding shares of capital stock continuously for three years to submit director nominees for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws (a process known as proxy access). The requirements for director nominations, including requirements for proxy access, can be found in Article II, Section 10 of our Amended and Restated Bylaws available on our website at www.gd.com/CorporateGovernance, or in print upon request.

General Dynamics 2019 Proxy Statement     13

GOVERNANCE OF THE COMPANY

OUR COMMITMENT TO STRONG CORPORATE GOVERNANCE

The General Dynamics Board of Directors believes that a commitment to good corporate governance enhances shareholder value. To that end, General Dynamics is committed to employing strong corporate governance practices to promote a culture of ethics and integrity that defines how we do business. At the core, we are in business to earn a fair return for our shareholders.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted the General Dynamics Corporate Governance Guidelines to provide a framework for effective governance of the Board and the company. The guidelines establish policies and practices with respect to Board operations and responsibilities, including board structure and composition, director independence, executive and director compensation, succession planning and the receipt of concerns and complaints by the Board. The Board regularly reviews these guidelines and updates them periodically in response to changing regulatory requirements, feedback from shareholders on governance matters and evolving best practices in corporate governance.

The Board believes that its commitment to good governance is demonstrated by key corporate governance practices, including:

✓	a majority voting standard for the election of directors coupled with a director resignation policy;

✓	an independent Lead Director;

✓	a market-leading executive stock ownership policy;

✓	a policy prohibiting hedging and pledging by directors and officers;

✓	an executive compensation recoupment (clawback) policy;

✓	disclosure of corporate political contributions and trade association dues;

✓	shareholders’ right to call a special meeting; and

✓	shareholders’ ability to nominate director candidates and have those nominees included in the company’s proxy statement.

These and other practices are highlighted on page 4.

OUR CULTURE OF ETHICS

As part of our commitment to strong corporate governance practices, we maintain an active and robust ethics program. Our ethics program is rooted in our ethos – our distinguishing moral nature. Our ethos is defined by four values: Alignment, Honesty, Transparency and Trust. These values:

•	drive how we operate our business.
•	govern how we interact with each other and our customers, partners and suppliers.
•	guide the way we treat our workforce.
•	determine how we connect with our communities.

Adherence to our ethos ensures that we continue to be good stewards of the investments in us by our shareholders, customers, employees and communities.

We have a Standards of Business Ethics and Conduct Handbook that applies to all employees. This handbook, known as the Blue Book, has been updated and improved as we have grown and changed over the years. Our ethics program also includes periodic training on ethics and compliance topics for all employees and a 24-hour ethics helpline, which employees can access via telephone or online to communicate any business-related ethics concerns.

We have adopted ethics codes specifically applicable to our Board of Directors and our financial professionals. The Code of Conduct for Members of the Board of Directors embodies our Board’s commitment to manage our business in accordance with the highest standards of ethical conduct. The Code of Ethics for Financial Professionals, which supplements the Blue Book, applies to our chief executive officer, chief financial officer, controller and persons performing similar financial functions.

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Governance of the Company

Any amendments to or waivers from the Standards of Business Ethics and Conduct, Code of Ethics for Financial Professionals or Code of Conduct for Members of the Board of Directors on behalf of any of our executive officers, financial professionals or directors will be disclosed on our website. The current Standards of Business Ethics and Conduct are available on our website at www.gd.com/Responsibility.

BOARD LEADERSHIP STRUCTURE

Our Board comprises independent, accomplished and experienced directors who provide advice and oversight to further the interests of our company and our shareholders. The Board evaluates regularly its leadership structure, including whether to combine the positions of chairman and chief executive officer. This decision cannot be made in the abstract, but rather depends on the then-prevailing facts and circumstances. Academic research into any demonstrable advantage of combining or separating the chairman and chief executive officer roles has been inconclusive. Accordingly, the Board continues to believe that it must exercise its best business judgment in determining the appropriate leadership structure at a particular time under particular circumstances instead of adopting a rigid doctrine favoring one approach at all times and in all circumstances.

Our Board currently believes that the combination of the chairman and chief executive roles while employing a strong Lead Director position provides a framework for independent leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the company.

Chairman – Strong and Effective Leadership.  Our Board elects a chairman annually from among the directors. The Board believes that Ms. Novakovic’s deep understanding of the company’s business, day-to-day operations, growth opportunities, challenges and risk management practices gained through several leadership positions enable her to provide strong and effective leadership to the Board and to ensure the Board is informed of important issues facing the company. The Board also believes that having a combined role promotes a cohesive, strong and consistent vision and strategy for the company.

Independent Lead Director – Additional Independent Oversight.  The Board has created the position of a Lead Director, elected annually by the Board from among the independent directors. Mr. Crown currently serves as Lead Director. The Board believes the Lead Director position provides additional independent oversight of senior management and Board matters. The selection of a Lead Director facilitates communication among the directors or between any of them and the chairman. Directors frequently communicate among themselves and directly with the chairman. The Lead Director’s authority and responsibilities are as follows:

LEAD DIRECTOR AUTHORITY AND RESPONSIBILITIES
(1)	acts as chair at Board meetings when the chairman is not present, including meetings of the non-management directors;
(2)	has the authority to call meetings of the non-management directors;
(3)	coordinates activities of the non-management directors and serves as a liaison between the chairman and the non-management directors;
(4)	works with the chairman to develop and agree to meeting schedules and agendas, and agree to the nature of the information that will be provided to directors in advance of meetings;
(5)	is available for consultation and communication with significant shareholders, when appropriate; and
(6)	performs such other duties as the Board may determine from time to time.

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Governance of the Company

DIRECTOR INDEPENDENCE

Independence Standards.   Our Board of Directors assesses the independence of our directors and examines the nature and extent of any relationships between General Dynamics and our directors, their families and their affiliates. Our Board has established an objective that at least two-thirds of the directors be independent. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with General Dynamics. Our Board has established director independence guidelines (the Director Independence Guidelines) as part of the Corporate Governance Guidelines to assist in determining director independence in accordance with the rules of the New York Stock Exchange.

AN INDEPENDENT DIRECTOR UNDER OUR DIRECTOR INDEPENDENCE GUIDELINES:

(1)	is not a current employee, nor has an immediate family member who is a current executive officer, of General Dynamics;
(2)

has not received, nor has an immediate family member who has received, during the immediately preceding fiscal year, more than $120,000 in direct compensation from General Dynamics, other than director and committee fees and pension or other forms of deferred compensation;

(3)

is not, nor has an immediate family member who is, currently employed as an executive officer of another company where any executive officer of General Dynamics currently serves on that company’s compensation committee;

(4)	is not a current partner of, or employee of, a present internal or external auditor of General Dynamics;
(5)

does not have an immediate family member who is a current partner of, or an employee assigned to work personally on General Dynamics’ audit by, a present internal or external auditor of General Dynamics;

(6)

except as otherwise provided in (7) below, is not a current executive officer or an employee, nor has an immediate family member who is a current executive officer, of a company that made payments to, or received payments from, General Dynamics for property or services in an amount that, in the immediately preceding fiscal year, exceeded the greater of $1 million or 2 percent of the consolidated gross revenues of that company; and

(7)

is not an executive officer of a charitable organization that, in the immediately preceding fiscal year, received contributions from General Dynamics in an amount that exceeded the greater of $1 million or 2 percent of the consolidated gross revenues of that organization.

Independence Determinations.  In March of each year and at other times during the year for director nominations or appointments occurring outside of the annual meeting, the Board of Directors considers whether each director and nominee to the Board meets the definition of an “independent director” in accordance with the rules of the New York Stock Exchange and the Director Independence Guidelines. The Board has determined that Ms. Reynolds, Ms. Schumacher and Messrs. Crown, deLeon, Haney, Lyles, Malcolm, Nye, Osborn and Wall each qualifies as an independent director. To make these independence determinations, the Board reviewed all relationships between General Dynamics and the directors and affirmatively determined that none of the individuals qualifying as independent has a material business, financial or other type of relationship with General Dynamics, other than as a director or shareholder of the company. Specifically, the Board considered the relationships listed below and the related person transactions listed beginning on page 21 of this Proxy Statement and found them to be immaterial. For each of the relationships that the Board considered for 2016, 2017 and 2018, the payments made or received by General Dynamics, and the charitable contributions made by General Dynamics, fell below the thresholds in our Director Independence Guidelines (the greater of $1 million or 2 percent of the consolidated gross revenues of the other company). Listed below are the relationships that existed in 2018 that were considered by the Board as part of their independence determinations.

•

Ms. Reynolds and Messrs. Crown, deLeon, Lyles and Osborn serve as members of the boards of trustees or boards of directors of charitable and other non-profit organizations to which General Dynamics (i) has made payments for memberships, sponsorships, tradeshow exhibit space or tuition in the usual course of our business, (ii) made and received payments for products and services in the usual course of our business or (iii) made contributions as part of our annual giving program. The 2018 payments fell below the greater of $1 million or 2 percent of the consolidated gross revenues of the organizations. None of the 2018 charitable contributions to these organizations exceeded $122,000.

•

Messrs. Crown, Haney, Nye and Osborn serve as directors of companies, and Mr. Nye and Ms. Schumacher are executive officers of companies, to which General Dynamics has sold products and services, or from which General Dynamics has purchased products and services, in the ordinary course of business. None of the directors had any material interest in, or received any

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Governance of the Company

compensation in connection with, these ordinary-course business relationships. Each of the payments made or received by General Dynamics fell below the greater of $1 million or 2 percent of the other company’s revenues.

BOARD MEETINGS, BUSINESS UNIT VISITS AND ATTENDANCE

During 2018, the Board of Directors held 11 meetings. Each of our directors attended 100 percent of the meetings of the Board and committees on which they served in 2018. This included a multi-day meeting in February to review our 2018 operating plan, including the operating plans of each of our business segments. In August 2018, the Board visited facilities of our General Dynamics Land Systems business unit and met with that business unit’s management team. We encourage directors to attend each annual meeting of shareholders, and in 2018 nine of our ten directors attended the annual meeting.

EXECUTIVE SESSIONS OF THE BOARD

Our Board holds executive sessions of the non-management directors following all regularly scheduled Board meetings. The non-management directors may also meet without management present at other times as requested by any non-management director. The independent Lead Director serves as chair at the executive sessions.

BOARD COMMITTEES

The Board of Directors has established the following four standing committees to assist in executing its duties: Audit, Compensation, Finance and Benefit Plans, and Nominating and Corporate Governance. The primary responsibilities of each of the committees are described below, together with the current membership and number of meetings held in 2018. Currently, all of our Board committees are composed entirely of independent, non-management directors. Each of the Board committees has a written charter. Copies of these charters are available on our website at www.gd.com/CorporateGovernance, or in print upon request.

Committee Members.  Listed below are the members of each of the four standing committees as of March 7, 2019. Mr. Haney, who joined the Board in March 2019, has not yet been assigned to a committee.

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE AND BENEFIT PLANS COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

James S. Crown
Rudy F. deLeon
Lester L. Lyles
Mark M. Malcolm
C. Howard Nye
William A. Osborn
Catherine B. Reynolds
Laura J. Schumacher
Peter A. Wall

Lead Director	Chairperson	Member	Audit Committee Financial Expert

General Dynamics 2019 Proxy Statement     17

Governance of the Company

Committee Responsibilities.  Following are descriptions of the primary areas of responsibility for each of the four committees.

AUDIT COMMITTEE	NUMBER OF MEETINGS IN 2018: 8

•  Provides oversight for accounting, financial reporting, internal control, auditing and regulatory compliance activities

•  Selects and oversees the independent auditor

•  Approves audit and non-audit services provided by the independent auditor

•  Reviews the scope of the audit to be conducted by the independent auditor

•  Reviews our consolidated financial statements with management and the independent auditor

•  Evaluates the performance, responsibilities, budget and staffing of the internal audit function

•  Evaluates the scope of the internal audit plan

•  Monitors management’s implementation of the policies, practices and programs of the company with respect to business ethics and conduct

COMPENSATION COMMITTEE	NUMBER OF MEETINGS IN 2018: 5

•	Evaluates the performance of the chief executive officer and other officers and reviews and approves their compensation

•	Recommends to the Board the level and form of compensation and benefits for directors

•	Reviews and approves incentive compensation and equity-based compensation plans

•	Reviews and monitors succession plans for the chief executive officer and other officers

•	Has authority to retain and terminate external advisors in connection with the discharge of its duties

•	Has sole authority to approve compensation consultant fees (to be funded by the company) and the terms of the consultant’s retention

FINANCE AND BENEFIT PLANS COMMITTEE	NUMBER OF MEETINGS IN 2018: 3

•  Oversees the management of the company’s finance policies to ensure the policies are in keeping with the company’s overall business objectives

•  With respect to employee benefit plans that name the company or one of its subsidiaries as the investment fiduciary (and for which the company or one of its subsidiaries has not appointed the management investment committee as investment fiduciary):

¡   provides strategic oversight of the management of the assets

¡   reviews and approves investment policy recommendations made by management

¡   reviews and approves the retention of third parties for administration and management services related to trust assets

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	NUMBER OF MEETINGS IN 2018: 3

•	Evaluates Board and management effectiveness

•	Advises the Board on the appropriate size, composition, structure and operations of the Board and its committees

•	Reviews and recommends to the Board committee assignments for directors

•	Advises the Board on corporate governance matters and monitors developments, trends and best practices in corporate governance

•	Recommends to the Board corporate governance guidelines that comply with legal and regulatory requirements

•	Identifies qualified individuals to serve as directors and recommends director nominees

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Governance of the Company

RISK OVERSIGHT

Our comprehensive risk management program is conducted by senior management and overseen by the Board of Directors. In particular, the Board oversees management’s identification and prioritization of risks that are material to our business. We believe that our risk management processes are well supported by the current board leadership structure.

How We Manage Risk.  The following summarizes the key elements of the Board’s, senior management’s and external advisors’ roles in our risk management program.

•	The Board oversees risk management, focusing on the most significant risks facing the company, including strategic, operational, financial, legal, cyber and reputational risks.

•	Each Board committee is integral to risk management and reports specific risk-management matters as necessary to the full Board.

•	Senior management is responsible for day-to-day risk management and conducts a thorough assessment of the company’s risk profile through internal management processes and controls.

•

The chief executive officer and senior management team provide to the Board a dedicated and comprehensive briefing of material risks at least twice per year, and the Board is briefed throughout the year as needed on specific risks facing the company.

•	Topics discussed in 2018 include our cyber security risk management program, human capital management, data privacy and program-specific matters.

•	External advisors provide independent advice on specific risks and review and comment on risk management processes and procedures as necessary.

The Role of the Board of Directors in Risk Management.  The full Board reviews and approves annually a corporate policy addressing the delegation of authority and assignment of management responsibility to ensure that the responsibilities and authority delegated to senior management are appropriate from an operational and risk-management perspective. In addition, the Board assesses the company’s strategic and operational risks throughout the year, with particular focus on these risks at an annual multi-day Board meeting in early February. At this meeting, senior management reports on opportunities and risks in the markets in which the company conducts business. Additionally, each business unit president and each business segment executive vice president presents the unit’s and segment’s respective operating plan and strategic initiatives for the year, including notable business opportunities and risks. The Board reviews, adjusts where appropriate, and approves the business unit and business segment goals and adopts our company operating plan for the year. These plans and related risks are monitored throughout the year as part of periodic financial and performance reports given to the Board by the chief financial officer and executive vice presidents of each business segment. The Board also receives briefings from senior management concerning a variety of topics and related risks to the company, including defense budget and acquisition matters, cyber security, human capital management and specific customer or program developments.

In addition, each of the Board committees considers risk as it relates to its particular areas of responsibility.

•

Audit Committee.  The Audit Committee has responsibility for oversight of the company’s policies and practices concerning overall risk assessment and risk management. The committee reviews and takes appropriate action with respect to the company’s annual and quarterly financial statements, the internal audit program, the ethics program and internal controls over financial reporting. To facilitate these risk oversight responsibilities, the committee receives regular briefings from members of senior management on accounting matters; the internal audit plan; internal control over financial reporting matters; significant litigation and other legal matters; and ethics program matters. The committee also holds regular executive sessions with internal audit and regular executive sessions with the partners of the KPMG LLP audit team.

•

Compensation Committee.  The Compensation Committee oversees our executive compensation program to ensure that the program creates incentives for strong operational performance and for the long-term benefit of the company and its shareholders without encouraging excessive risk-taking. The committee receives briefings from the chairman and chief executive officer, human resources senior management and outside consultants and advisors on compensation matters.

•

Finance and Benefit Plans Committee.  The Finance and Benefit Plans Committee oversees the management of the company’s finance policies and the assets of the company’s defined benefit plans for employees. The committee oversees market risk exposure with respect to assets within the company’s defined benefit plans and related to the capital structure of the company, including borrowing, liquidity, allocation of capital and funding of benefit plans. To assess risks in these areas, the committee receives regular briefings from our senior management or external advisors on finance policies, pension plan liabilities and funding, and asset performance.

General Dynamics 2019 Proxy Statement     19

Governance of the Company

•

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee oversees risks related to the company’s governance structure and processes and risks arising from related person transactions. The committee receives briefings from the senior vice president, general counsel and secretary.

The Role of External Advisors in Risk Management.  The company’s external advisors support the risk management program in a number of ways. Specifically, external advisors support the program by: (1) auditing our financial statements; (2) reviewing and suggesting updates and improvements to our risk management processes and procedures; (3) assisting in the implementation of Board and senior management responsibilities regarding risk management; and (4) supporting and assisting with public disclosure regarding risk management and company risks.

Succession Planning and Risk Management.  The Board considers senior management succession planning a core part of the company’s risk management program. At least annually, the Board reviews with the chief executive officer succession planning for senior leadership positions, and the timing and development required to ensure continuity of leadership over the short and long term.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Within six months of election to the Board, each new director receives an orientation that consists of a series of in-person briefings provided by corporate officers on our business operations; significant financial, accounting and risk-management matters; corporate governance; ethics; and key policies and practices. The new director receives briefings on the responsibilities, duties and activities of the committees on which the director will initially serve. New directors also have the opportunity to visit business units within each of our business segments and receive briefings from the respective segment executive vice president and members of business unit management teams.

To further support directors, the general counsel and chief financial officer periodically provide materials and briefing sessions on subjects that assist directors in fulfilling their duties. Annually, the Board holds a multi-day meeting with our senior management to review and approve the operating plans of each of our business units and business segments and the company as a whole. Directors also visit our business units periodically. These visits allow the directors to interact with the business unit management teams and employees and gain a firsthand view of our operations.

BOARD AND COMMITTEE PERFORMANCE SELF-ASSESSMENTS

Each year, the directors undertake a self-assessment for the Board and each committee on which they serve to elicit feedback on the performance and effectiveness of the Board and its committees. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee charter, the composition of the committee and the committee’s operation. The self-assessment responses and comments are compiled by the Corporate Secretary and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board.

COMMUNICATIONS WITH THE BOARD

Any shareholder or other interested party who has a concern or question about the conduct of General Dynamics may communicate directly with our non-management directors, the chairman or the full Board. Communications may be confidential or anonymous. Communications should be submitted in writing to the chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, General Dynamics Corporation, 2941 Fairview Park Drive, Suite 100, Falls Church, Virginia 22042. The Corporate Secretary will receive and process all written communications and will refer all substantive communications to the chair of the Nominating and Corporate Governance Committee in accordance with guidelines approved by the independent members of the Board. The chair of the Nominating and Corporate Governance Committee will review and, if necessary, investigate and address all such communications and will report the status of these communications to the non-management directors as a group or the full Board on a quarterly basis.

Our employees and other interested parties may also communicate concerns or complaints about our accounting, internal control over financial reporting or auditing matters directly to the Audit Committee. Communications may be confidential or anonymous and can be submitted in writing or reported by telephone. Written communications should be submitted to the chair of the Audit Committee in care of our ethics officer at the address in the preceding paragraph or at the address in the Standards of Business Ethics and Conduct Handbook provided to all employees. Our employees can call a toll-free helpline number or access the helpline online, each of which is provided to all employees. The ethics officer will review, investigate and address any concerns or complaints unless the Audit

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Governance of the Company

Committee instructs otherwise. The ethics officer will report the status of all concerns and complaints to the Audit Committee. The Audit Committee may also direct that matters be presented to the full Board and may direct special treatment of any concern or complaint addressed to it, including the retention of outside advisors or counsel.

RELATED PERSON TRANSACTIONS POLICY

Our Board of Directors has adopted a written policy on the review and approval of related person transactions. Related persons covered by the policy are:

(1)	executive officers, directors and director nominees;

(2)	any person who is known to be a beneficial owner of more than 5 percent of our voting securities;

(3)	any immediate family member of any of the foregoing persons; or

(4)	any entity in which any of the foregoing persons has or will have a direct or indirect material interest.

A related person transaction is defined by this policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: General Dynamics will be a participant; the amount involved exceeds $120,000; and any related person will have a direct or indirect material interest. The following interests and transactions are not subject to the policy:

(1)	director compensation that has been approved by the Board;

(2)	a transaction where the rates or charges are determined by competitive bid; or

(3)

a compensatory arrangement solely related to employment with General Dynamics (or a subsidiary) that has been approved by the Compensation Committee, or recommended by the Compensation Committee to the Board.

The Nominating and Corporate Governance Committee is responsible for reviewing, approving and, where applicable, ratifying related person transactions. If a member of the committee has an interest in a related person transaction, then he or she will not be part of the review process.

In considering the appropriate action to be taken regarding a related person transaction, the committee or the Board will consider the best interests of General Dynamics and whether the transaction is fair to the company, is on terms that would be obtainable in an arm’s-length transaction or is pursuant to a company discount program for which the related person is eligible, serves a compelling business reason and any other factors it deems relevant. As a condition to approving or ratifying any related person transaction, the committee or the Board may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The following transactions with a related person were determined to pose no actual conflict of interest and were reviewed and approved by the committee or the Board pursuant to our related person transactions policy:

•

Based upon Schedule 13G filings made with the Securities and Exchange Commission (SEC), BlackRock, Inc., a global provider of investment, advisory and risk management solutions, has reported beneficial ownership of more than 5 percent of our outstanding common stock. An affiliate of BlackRock provides investment management services for certain of our defined benefit plans, including plans acquired in the CSRA acquisition. The agreements with BlackRock were negotiated in arm’s-length transactions and the ownership of General Dynamics stock plays no role in the business relationship between General Dynamics and BlackRock. In addition, we believe the agreements represent standard terms and conditions for investment management services. For providing the services, BlackRock received fees in 2018 totaling approximately $3.1 million. In accordance with the related person transactions policy, the Nominating and Corporate Governance Committee reviewed and approved the services for 2018 and approved the continuation of the services in 2019.

•

Henry Crown and Company and one of its affiliated entities made payments of approximately $403,000 to the company in 2018 for the purchase of business jet spare parts and aircraft maintenance and services from our subsidiary, Gulfstream Aerospace Corporation. Additionally, these companies purchased aircraft services from our subsidiary, Jet Aviation. The amount of payments

General Dynamics 2019 Proxy Statement     21

Governance of the Company

made to Jet Aviation in 2018 was approximately $448,000. The purchases from Gulfstream and Jet Aviation were in the ordinary course of business and on arm’s-length terms. Henry Crown and Company is an affiliated entity of Mr. Crown.

•

An affiliated entity of Nicholas D. Chabraja, who served as a director of the company until retiring from the Board in May 2018, made payments of approximately $429,000 to the company in 2018 for the purchase of business jet spare parts and aircraft maintenance from our subsidiary, Gulfstream Aerospace Corporation. These purchases were in the ordinary course of business and on arm’s-length terms.

DIRECTOR COMPENSATION

We compensate each non-management director for service on the Board of Directors. The Compensation Committee reviews director compensation on an annual basis.

2018 Compensation.  Non-management director compensation for 2018 was:

COMPENSATION ELEMENT	AMOUNT
Annual Retainer	$85,000
Lead Director Retainer	$25,000
Committee Chair Annual Retainer	$10,000
Attendance Fees	$3,000 for each meeting of the Board of Directors; $2,000 for each meeting of any committee; and $3,000 per day for attending strategic or financial planning meetings sponsored by General Dynamics
Annual Equity Award	Approximately $150,000 on the date of award
Per Diem Fee for Non-Employee Directors Performing Specific Projects for the Company	$10,000

As part of the Compensation Committee’s annual review in early 2018 and at its request, management engaged Aon to conduct a director compensation survey. Aon provided director compensation data for the peer group that we used to benchmark executive compensation. This information showed that the directors’ pay program was approximate to the median of the peer group. Based on this review, the committee recommended no changes to director compensation.

Each non-management director has the option of receiving all or part of the annual retainer in the form of Common Stock. The annual retainer, additional committee chair retainer (if any) and attendance fees paid to each director during 2018 are reflected in the Fees Earned or Paid in Cash column of the Director Compensation for Fiscal Year 2018 table, irrespective of whether a director took the annual retainer in shares of Common Stock. The annual equity award consists of restricted stock and stock options granted pursuant to our shareholder-approved equity compensation plan and on the same terms, limits and schedule as awards to other plan participants.

In light of the travel required by service on the Board, we also provide each director with accidental death and dismemberment insurance coverage. Payments by General Dynamics for director accidental death and dismemberment insurance premiums are reflected in the All Other Compensation column of the Director Compensation for Fiscal Year 2018 table.

2019 Compensation.  In early 2019, as part of its annual review of director compensation, the Compensation Committee requested that management update its director compensation analysis. Management again engaged Aon to provide survey data for the peer group used to benchmark executive compensation. The committee reviewed the survey data regarding director compensation provided by Aon. Based on this review, the committee recommended no changes to director compensation.

22     General Dynamics 2019 Proxy Statement

Governance of the Company

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board of Directors believes that each director should develop a meaningful ownership position in General Dynamics. Therefore, the Board of Directors adopted stock ownership guidelines for non-management directors. Pursuant to these guidelines, each non-management director is expected to own shares of our Common Stock having a value equal to at least eight times the annual retainer. Non-management directors are subject to the same holding requirements as our NEOs and are expected to retain shares received upon the vesting of restricted stock or exercise of options until the ownership guidelines are met. Management directors are subject to the ownership requirements discussed under Compensation Discussion and Analysis – Stock Ownership Guidelines.

DIRECTOR COMPENSATION TABLE

The table below provides total compensation for 2018 for each of General Dynamics’ non-management directors serving during the year. Each director is awarded the same number of shares of restricted stock and stock options each year.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2018

NAME	FEES EARNED OR PAID IN CASH (a)	STOCK AWARDS (b)	OPTION AWARDS (C)	ALL OTHER COMPENSATION (d)	TOTAL
Nicholas D. Chabraja (e)	$258,106	$75,017	$74,705	$450,000	$857,828
James S. Crown	$197,000	$75,017	$74,705	$2,140	$348,862
Rudy F. deLeon	$176,000	$75,017	$74,705	$2,140	$327,862
John M. Keane (e)	$60,106	$75,017	$74,705	$—	$209,828
Lester L. Lyles	$152,000	$75,017	$74,705	$4,080	$305,802
Mark M. Malcolm	$172,000	$75,017	$74,705	$2,140	$323,862
C. Howard Nye (f)	$52,894	$50,343	$49,445	$2,461	$155,143
William A. Osborn	$172,000	$75,017	$74,705	$4,080	$325,802
Catherine B. Reynolds	$150,000	$75,017	$74,705	$2,140	$301,862
Laura J. Schumacher	$146,000	$75,017	$74,705	$2,140	$297,862
Peter A. Wall	$182,000	$75,017	$74,705	$2,140	$333,862

(a)

Ms. Reynolds, Ms. Schumacher and Messrs. Keane and Nye elected to receive 100 percent of their annual retainer in Common Stock. Messrs. deLeon, Lyles and Wall elected to receive 50 percent of their annual retainer in Common Stock. Based upon these elections and each director’s length of service for the year, they received the following number of shares of Common Stock with the associated approximate grant date fair value: Mr. deLeon — 217 shares ($42,054); Mr. Keane — 150 shares ($31,847); Mr. Lyles — 217 shares ($42,054); Mr. Nye — 286 shares ($52,686); Ms. Reynolds — 437 shares ($84,727); Ms. Schumacher — 437 shares ($84,727); and Mr. Wall — 151 shares ($29,286).

(b)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note P to our audited financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on February 13, 2019. Restricted stock awards outstanding as of December 31, 2018, for each director were as follows: 1,508 for Messrs. Chabraja and Keane; 1,765 for Messrs. Crown, deLeon, Osborn and Lyles and Ms. Schumacher; 1,455 for Mr. Malcolm; 250 for Mr. Nye; 580 for Ms. Reynolds; and 925 for Mr. Wall.

(c)

The amounts reported in the Option Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note P to our audited financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on February 13, 2019. Option awards outstanding as of December 31, 2018, for each director were as follows: 22,146 for Messrs. Chabraja and Keane; 21,350 for Messrs. Crown and Osborn; 10,050 for Mr. deLeon; 25,930 for Mr. Lyles; 8,690 for Mr. Malcolm; 1,450 for Mr. Nye; 3,460 for Ms. Reynolds; 14,450 for Ms. Schumacher; and 5,580 for Mr. Wall.

(d)

Amount for Mr. Chabraja reflects payments for services provided to the company following his retirement from the Board at the May 2018 annual meeting. Amounts for other directors reflect payments by General Dynamics for accidental death and dismemberment (AD&D) insurance.

(e)	Messrs. Chabraja and Keane retired from the Board at the May 2018 annual meeting.
(f)	Mr. Nye joined the Board in May 2018.

General Dynamics 2019 Proxy Statement     23

ADVISORY VOTE ON THE SELECTION OF INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee of the Board of Directors has the sole authority to retain the company’s independent auditors and is responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee has selected KPMG LLP (KPMG), an independent registered public accounting firm, as our independent auditors for 2019. KPMG has been retained as the company’s independent auditors since 2002. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The members of the Audit Committee believe that the continued retention of KPMG to serve as the company’s independent auditors is in the best interests of the company and its shareholders.

Your Board of Directors is submitting this selection of KPMG as the independent auditors for 2019 to an advisory vote of the shareholders. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Nevertheless, as a good corporate governance practice, your Board has determined to solicit the vote of the shareholders on an advisory basis in making this appointment.

If the shareholders do not vote on an advisory basis in favor of the selection of KPMG as our independent auditors, the Audit Committee will reconsider whether to engage KPMG and may ultimately determine to engage that firm or another audit firm without resubmitting the matter to shareholders. Even if the shareholders vote in favor of the selection of KPMG, the Audit Committee may in its sole discretion terminate the engagement of KPMG and direct the appointment of another independent audit firm at any time during the year.

Audit and Non-Audit Fees.  The following table shows aggregate fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements for the years 2018 and 2017, and fees billed for other services rendered by KPMG during those years.

	2018	2017

Audit Fees (a)	$23,415,000	$19,967,000
Audit-related Fees (b)	3,149,000	1,882,000
Tax Fees (c)	1,107,000	1,226,000
All Other Fees (d)	76,000	5,000

Total Fees	$27,747,000	$23,080,000

(a)

Audit fees are fees for professional services performed by KPMG for the audit of our consolidated annual financial statements (including the audit of internal control over financial reporting) and review of our consolidated quarterly financial statements. These fees also include fees for services that are normally provided in connection with statutory and regulatory filings.

(b)

Audit-related fees are fees for assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements. These fees consist primarily of fees for professional services for benefit plan audits and evaluation of new accounting standards.

(c)

Tax fees are fees for professional services performed by KPMG for tax compliance, tax advice and tax planning. These fees consist primarily of fees for tax return preparation and review, tax compliance services for expatriates and advice regarding tax implications of certain transactions.

(d)	All other fees are primarily related to professional services performed by KPMG for information technology contract compliance, assessment and advisory services.

Auditor Independence. The Audit Committee has considered whether the services rendered by KPMG are compatible with maintaining KPMG’s independence. Representatives of KPMG are expected to attend the Annual Meeting, may make a statement if they desire to do so and will be available to respond to questions.

Policy on Pre-Approval. The company and the Audit Committee are committed to ensuring the independence of the independent auditors, both in fact and in appearance. Therefore, in accordance with the applicable rules of the SEC, the Audit Committee has established policies and procedures for pre-approval of all audit and permitted non-audit services provided by the independent auditors. The Audit Committee determines annually whether to approve all audit and permitted non-audit services proposed to be performed by the independent auditors (including an estimate of fees). If other audit or permitted non-audit services not included in the pre-approved services are required during the year, such services must be approved in advance by the Audit Committee. The Audit Committee may delegate authority to grant pre-approvals to its chair or a subcommittee as it deems appropriate, subject to a reporting obligation to the Audit Committee. All audit and permitted non-audit services listed above were pre-approved.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

24     General Dynamics 2019 Proxy Statement

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended (Securities Act) or the Securities Exchange Act of 1934, as amended (Exchange Act), and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report.

The following five directors serve on the Audit Committee: Mark M. Malcolm (Chair), James S. Crown, Lester L. Lyles, William A. Osborn and Catherine B. Reynolds.

None of these directors is an officer or employee of General Dynamics. They all meet the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Malcolm, Mr. Osborn and Ms. Reynolds each qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. The Audit Committee is governed by a written charter approved by the Board. In accordance with that charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of General Dynamics. The Committee held eight meetings in 2018.

The Audit Committee has reviewed and discussed with management and the company’s independent auditors for 2018, KPMG LLP, an independent registered public accounting firm, the company’s audited consolidated financial statements as of December 31, 2018, and for the year ended on that date. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and for preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). KPMG is responsible for auditing those consolidated financial statements and for expressing an opinion on the conformity of the consolidated financial statements with GAAP. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management and KPMG management’s report on the operating effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and KPMG’s attestation report on the company’s internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required under applicable professional auditing standards and regulations adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence, including the compatibility of non-audit services with maintaining KPMG’s independence. Based on the foregoing discussions and reviews, the Audit Committee has satisfied itself as to the independence of KPMG.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the company’s Annual Report on Form 10-K as of and for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

Mark M. Malcolm (Chair) James S. Crown Lester L. Lyles	William A. Osborn Catherine B. Reynolds

February 9, 2019

General Dynamics 2019 Proxy Statement     25

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(PROPOSAL 3)

As required by Section 14A of the Exchange Act, we are seeking shareholder input on our executive compensation as disclosed in this Proxy Statement. The Board and the Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that emphasizes performance while providing the tools necessary to attract and retain the best talent.

As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to create incentives both for strong operational performance in the current year and for the long-term benefit of the company, thereby closely aligning the interests of management with the interests of our shareholders.

For these reasons, the Board recommends shareholders vote in favor of the following resolution:

“Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider the company’s executive compensation program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

26     General Dynamics 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

General Dynamics 2019 Proxy Statement     27

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis (CD&A) describes the 2018 compensation of our Named Executive Officers (NEOs) who are identified below:

Name	Title
Phebe N. Novakovic	Chairman and Chief Executive Officer
Jason W. Aiken	Senior Vice President and Chief Financial Officer
John P. Casey	Executive Vice President, Marine Systems
Mark C. Roualet	Executive Vice President, Combat Systems
S. Daniel Johnson*	Executive Vice President, Information Technology and Mission Systems

*Mr. Johnson retired from General Dynamics on December 31, 2018. Christopher Marzilli, then-Vice President of the Corporation and President of General Dynamics Mission Systems, succeeded Mr. Johnson as Executive Vice President, Information Technology and Mission Systems on January 1, 2019.

EXECUTIVE SUMMARY OF RESPONSIVENESS TO SHAREHOLDER FEEDBACK

At the 2018 annual meeting, the advisory vote in favor of our executive compensation program received 68 percent support, which is significantly lower than the support shown in recent years. As part of its ongoing consideration of the executive compensation program, the Compensation Committee (the Committee) reviewed this vote and viewpoints expressed during our extensive shareholder engagement discussions. While the Committee noted that many shareholders support our executive compensation program and the incentives it has created to drive strong company performance, the Committee determined that changes to the long-term incentive portion of our executive compensation program would further enhance the pay-for-performance philosophy at the heart of the program. Accordingly, the Committee implemented changes to the program for our NEOs effective in 2019 as follows:

•  Doubled the portion of the long-term incentive award represented by performance stock units (PSUs) from 25 percent to 50 percent

•  Added a relative Total Shareholder Return (TSR) modifier to be applied to the existing Return on Invested Capital (ROIC) performance metric on the PSUs

•  Modified the peer group adding eight companies that match well to General Dynamics

The objective of our executive compensation program remains to align NEO compensation with company, business segment and individual performance and provide the incentives necessary to attract, motivate and retain our NEOs to drive company success and increase shareholder value.

28     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

BUSINESS OVERVIEW

General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in:

•	Business aviation;

•	Combat vehicles, weapons systems and munitions;

•	Information technology services;

•	C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) solutions; and

•	Shipbuilding and ship repair.

We operate and manage our ten business units through five business segments as shown below:

COMPANY PERFORMANCE HIGHLIGHTS

Financial Performance Summary.  In 2018, the company’s commitment to operational excellence delivered another year of revenue and earnings growth and a double-digit increase in earnings per share for shareholders. The success of our approach under Ms. Novakovic’s leadership is evident in higher revenue at each of our five business segments, which drove growth in earnings from continuing operations. We continue to balance our focus on operations with a thoughtful capital deployment strategy. As stewards of your capital, in 2018 we enhanced shareholder value through our prudent use of capital, including investment in long-term business opportunities, an increase in the dividend for the 21st consecutive year, tactical share repurchases and the acquisition of complementary businesses. In the sixth year under Ms. Novakovic’s leadership, the company added new, key contracts, which helped us grow our backlog by over 7 percent, providing the opportunity to deliver strong operating results in the future.

CSRA Acquisition.  On April 3, 2018, we completed a $9.7 billion acquisition of CSRA Inc. (CSRA), our largest acquisition to date. The combination of General Dynamics Information Technology (GDIT) and CSRA created a premier provider of technology solutions and mission services to help customers across defense, intelligence and federal civilian markets advance mission performance and transform operations. Integrating these two businesses has enhanced our ability to develop cost-effective, next-generation technology solutions, leverage our expanded and deep experience across multiple agencies and pursue large-scale enterprise solutions for our customers.

General Dynamics 2019 Proxy Statement     29

Compensation Discussion and Analysis

Dividend History

We returned to shareholders over 115 percent of our free cash flow from operations in 2018. In addition to tactical share repurchases over the course of 2018, we raised our quarterly dividend for the 21st consecutive year and paid $1.1 billion in cash dividends.

Earnings from Continuing Operations (in millions)

2018 marked another strong year for growth in earnings from continuing operations. Earnings from continuing operations and operating margin exceeded the challenging target amounts set forth in our operating plan.

Diluted Earnings Per Share from Continuing Operations	In 2018, we achieved record-high diluted earnings per share from continuing operations, an increase of 17 percent from 2017.

Return on Invested Capital†

We focus our management team on driving Return on Invested Capital (ROIC) because it reflects our ability to generate returns from the capital we have deployed in our operations. 2018 reflects primarily the impact of the increased average invested capital resulting from the acquisition of CSRA.

†We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. Average invested capital is defined as the sum of the average debt and shareholders’ equity excluding accumulated other comprehensive loss (AOCL). ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. See Appendix A for additional information.

30     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION PHILOSOPHY

Our management team delivers shareholder returns through disciplined execution on backlog, efficient cash flow conversion and prudent capital deployment. We manage costs, undertake continuous improvement initiatives, and collaborate across our businesses to achieve our goals of maximizing earnings and cash flow and creating value for our shareholders. Management’s focus on these metrics is reflected in the goals set forth in the company’s incentive plans because we believe successful execution in these areas directly translates to shareholder value creation. Thus, NEO performance is assessed based on company-wide measures, the key metrics the Committee considers when making executive compensation decisions for the NEOs. Ultimately, the pay delivered to our NEOs is based on our long-standing pay-for-performance philosophy.

Our Executive Compensation Governance Practices

What We Do

✓	100% independent Compensation Committee

✓	Independent compensation consultant reporting to the Compensation Committee

✓	Director and management engagement with shareholders

✓	Market-leading stock ownership requirements (15x salary for the CEO and 10x salary for the other NEOs)

✓	Incentive compensation based on clear, measurable goals with key financial and operational metrics that drive business performance

✓	The value of earned long-term incentives is based on our future performance and value creation

✓	Double-trigger change in control arrangements

✓	Clawback, Anti-hedging and Anti-pledging policies

✓	Thoughtfully selected peer group consisting of other aerospace and defense firms (and, starting in 2019, other large-cap companies in related industries) with annual Committee review

✓	Starting in 2019, 50% of the long-term incentive will be delivered in performance-based stock units subject to two metrics, ROIC and Relative TSR

What We Don’t Do

✓	No single-trigger equity acceleration on change in control

✓	No excessive perquisites

✓	No excise tax gross-ups paid in conjunction with a termination as part of a change in control

✓	No employment agreements with NEOs

✓	No merit pools for base salaries; they are tied to the peer group median

General Dynamics 2019 Proxy Statement     31

Compensation Discussion and Analysis

SHAREHOLDER ENGAGEMENT

At our 2018 annual shareholders’ meeting, approximately 68 percent of the votes cast were in favor of the advisory resolution to approve our company’s executive compensation program. This level of support was a significant decline from the 2017 vote, when approximately 96 percent of the votes cast were in favor of this proposal. In connection with the 2018 annual meeting, we conducted an extensive shareholder outreach campaign through which senior representatives of our Investor Relations, Corporate Governance and Human Resources (including Executive Compensation) groups, supplemented by our Lead Director as appropriate met in-person or by phone with shareholders representing over 50 percent of our outstanding shares of Common Stock to gather feedback on our executive compensation program, operational performance and other business topics.

Based on the feedback received, we concluded that the following two items were of most concern:

•	The allocation within our long-term incentive compensation plan among performance shares, stock options and restricted stock

•	The absence of a relative metric applicable to performance shares under our long-term incentive plan

Considering this feedback and the results of the advisory vote on executive compensation at our 2018 annual meeting, senior management and the Committee conducted a comprehensive review of our executive compensation program as applicable to our NEOs. Following this review, significant changes were made as shown below.

Shareholder Feedback	Changes Made in Response
A greater proportion of annual equity in the form of PSUs	Starting with 2019 equity awards, annual grants reflect 50 percent PSUs, 30 percent stock options and 20 percent shares of restricted stock.
A relative performance measure should be incorporated into the program

Starting with the 2019 equity awards, a relative Total Shareholder Return (TSR) modifier will be applied against ROIC performance results on performance stock units. The TSR modifier can increase or decrease the PSU payout by as much as one-third depending on the company’s performance ranking relative to the TSRs of the companies in the S&P 500 thus better aligning long-term compensation to the relative stock performance of the company and ensuring alignment with our shareholders.

Peer group should be expanded

The Committee revised the peer group it uses to benchmark executive pay levels. Eight new companies of reasonably similar size, scope and complexity were added, and two companies, Rockwell Collins, Inc. and L-3 Technologies, Inc., were removed. The Committee believes this new peer group of 15 companies is appropriate for our industry and reflects companies with whom we compete for talent.

Revised Peer Group *Addition for 2019
	3M Company*	Johnson Controls International plc*
	Accenture plc*	Lockheed Martin Corporation
	Caterpillar Inc.*	Northrop Grumman Corporation
	Cisco Systems, Inc.*	Raytheon Company
	Deere & Company*	Textron Inc.
	Eaton Corporation plc*	The Boeing Company
	Emerson Electric Co.*	United Technologies Corporation
Honeywell International Inc.

In the fall of 2018, we continued our shareholder engagement efforts by conducting outreach to holders of approximately 65 percent of our outstanding shares. Once again, our engagement team, comprised of senior management and our Lead Director for select meetings, met with holders representing over 50 percent of our outstanding shares. During these conversations, we discussed the changes made to our executive compensation program for 2019 and other matters of importance to the company and shareholders. Overall, the shareholders with whom we engaged expressed strong support for the changes made to our future pay structure and the increased alignment of pay with company performance.

32     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

THE COMPENSATION PROCESS

The Committee approves and is actively engaged in the design and implementation of the executive compensation program, with the support of the independent compensation consultant and company management. The program is structured to:

•	Provide market-competitive total target compensation

•	Compensate executives subject to clear and challenging performance metrics

•	Align executive compensation with shareholder value creation

•	Ensure retention and growth for executives in a competitive environment

The program objective of pay for performance is achieved through the use of short- and long-term incentives. The company targets the median pay of our peers as further discussed in detail below. In addition, through the annual incentive plan, the NEOs are rewarded for achieving annual company goals.

SETTING COMPENSATION LEVELS AND EVALUATING PERFORMANCE

Setting compensation for senior executives is a 16-month process that begins in the fall of each year. The first steps in this process focus on establishing the operating goals for the company for the upcoming year. During this phase, the business units develop challenging but achievable goals which then form the basis of the business segment operating plans. In consultation with the chairman and chief executive officer and the chief financial officer, these plans are presented to the Board of Directors early the next year. After review and, where appropriate, adjustment, by the Board, the company operating plan for the year is adopted. Throughout the year, the Board reviews and monitors company performance as compared to the operating plan through a series of financial and operating reports given by the chief financial officer and the executive vice presidents.

Compensation discussions begin immediately following the execution of the operating plan. Based on company and individual performance for the prior fiscal year, the chairman and chief executive officer calculates and assigns a score to each NEO (other than herself) using a scorecard. The score for the chief executive officer is calculated solely by a review of independent directors. The scores determine the compensation recommendations that are made in the first quarter of the year. In February, the Committee reviews the NEO scorecards, calculates the score for the chief executive officer and reviews the compensation recommendations supported by the scores. As part of this process, the Committee reviews market data to ensure that any base salary increase does not place the NEOs’ annual salary in excess of the 50th percentile of our peer group.

The Committee convenes again in early March to review the final scorecards for the company and approves any base salary increases, annual incentive payments for the prior year’s performance and current-year long-term incentive grants. The Committee reviews, refines and approves compensation for the chairman and chief executive officer in executive session at the March meeting. The Committee approves compensation based on the clearly defined and disclosed performance goals described in this Proxy Statement. The Committee’s decisions also reflect factors such as the degree of difficulty of goals, market conditions and exceptional individual achievement.

General Dynamics 2019 Proxy Statement     33

Compensation Discussion and Analysis

2018 EVALUATION AND COMPENSATION PROCESS TIMELINE

November 2017

• Business units present plans to the Chairman and Chief Executive Officer

• The Chairman and Chief Executive Officer, in consultation with Chief Financial Officer and Executive Vice Presidents, establishes company operating goals

February 2018

• Business units present business plans to the Board of Directors

• The Board reviews, adjusts where appropriate, and approves business unit operating goals and adopts the company operating plan

• The company operating plan serves as the financial goals for the annual incentive and long-term incentive

January – February 2019

• Based on achievement against the 2018 operating plan, the Chairman and Chief Executive Officer proposes an annual incentive payout for each NEO other than herself and the Committee evaluates the Chairman and Chief Executive Officer’s performance and reviews peer compensation data in preparation for determining an annual incentive payout for the Chairman and Chief Executive Officer

• The proposed annual incentive payouts for 2018, together with proposed 2019 base salary and long-term incentive grant values, are presented to the Committee on a scorecard for each executive, along with commentary on financial performance accomplishments and any factors not contemplated at the start of the year

• The proposed payouts are based on performance against the company’s operating plan, the difficulty of the operating plan and the individual’s contributions to the success of the operating plan

• The Committee ensures base salary recommendations do not exceed the market 50th percentile

March 2019

• The Committee reviews NEO scorecards and pay recommendations and approves 2019 base salary, 2018 earned annual incentive and 2019 long-term incentive amounts

• The Committee reviews, refines and approves compensation for the Chairman and Chief Executive Officer in executive session

34     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

PEER GROUP AND BENCHMARKING TO THE MARKET

Each year the Committee, in consultation with management and with support from its independent compensation consultant, develops a peer group comprised of companies that are:

•	In similar industries and where General Dynamics competes for business

•	Likely sources of or competition for executive talent

•	Reasonably comparable in size, as measured by revenue and market capitalization

•	Reasonably similar in organizational structure and complexity

•	Included as peers of some of our peer companies

In 2018, the Committee made material revisions to the peer group to arrive at a peer group of 15 companies. Seven of the nine similarly-sized aerospace and defense companies from the 2017 peer group were retained; two companies were removed: Rockwell Collins, which was acquired by current peer United Technologies, and L-3 due to its smaller size. Eight new companies that met the above-listed criteria were added. Peer group proxy data and survey data provided by Aon are utilized to assess the competitiveness of our executive compensation practices, structures and levels. The Committee reviews and analyzes the peer group annually for reasonableness and alignment with the objectives listed above.

PEER GROUP COMPANIES*
	Market Capitalization (in millions)	Revenue (in millions)	Employee Population	Peer of Peers

3M Company**	$ 110,949	$ 32,765	93,516	✓

Accenture plc**	$ 108,331	$ 39,574	469,000

The Boeing Company	$ 183,143	$ 101,127	153,000	✓

Caterpillar Inc.**	$ 74,985	$ 54,722	104,000	✓

Cisco Systems, Inc.**	$ 200,202	$ 49,330	74,200	✓

Deere & Company**	$ 42,783	$ 37,318	74,413	✓

Eaton Corporation plc**	$ 29,757	$ 21,609	99,000	✓

Emerson Electric Co.**	$ 48,128	$ 17,408	87,500	✓

Honeywell International Inc.	$ 97,807	$ 41,802	114,000	✓

Johnson Controls International plc**	$ 27,398	$ 31,559	122,000	✓

Lockheed Martin Corporation	$ 74,474	$ 53,762	105,000	✓

Northrop Grumman Corporation	$ 42,520	$ 30,095	85,000	✓

Raytheon Company	$ 43,640	$ 27,058	67,000	✓

Textron Inc.	$ 11,091	$ 13,972	35,000	✓

United Technologies Corporation	$ 91,933	$ 66,501	240,200	✓

General Dynamics	$ 46,558	$ 36,193	105,600

General Dynamics (Percentile Rank)	40%	48%	65%
*	Peer group data are as of their latest annual filing
**	New addition to peer group

General Dynamics 2019 Proxy Statement     35

Compensation Discussion and Analysis

COMPONENTS OF EXECUTIVE COMPENSATION AND ALIGNMENT WITH COMPANY PERFORMANCE

Each NEO receives a mix of fixed and variable components of compensation. The following charts summarize the various forms of compensation.

  *See discussion regarding the 2019 changes to long-term incentive compensation on page 32

Structural Alignment of Pay with Performance. We demonstrate our commitment to aligning compensation with company performance through the following key elements of the executive compensation program:

•

Executive compensation is linked strongly to the financial and operational performance of the company. In 2018, over 90 percent of the Chairman and Chief Executive Officer’s total compensation was linked to metrics assessing company or stock performance and therefore meaningfully at risk, while over 80 percent of the other NEOs’ compensation was in line with a similar risk profile. A significant amount of the at-risk compensation is delivered through equity: PSUs, stock options and restricted stock.

•

To emphasize a culture of ownership and strengthen management’s alignment with long-term shareholder interests, the Committee requires one of the strictest set of stock ownership guidelines across the Fortune 100 for the NEOs. Our Chairman and Chief Executive Officer is required to hold General Dynamics stock with a value at least equal to 15 times base salary. The other NEOs are required to hold General Dynamics stock with a value at least equal to 10 times base salary.

The following charts demonstrate the Chairman and Chief Executive Officer’s target compensation mix and other NEOs’ average target compensation mix.

2018 CEO Target Compensation Mix	2018 Other NEO Target Compensation Mix

36     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

Linking Pay Levels to the Market and General Dynamics Performance. NEO compensation is generally targeted to the median of the peer group by component and in total. To the extent compensation exceeds targeted levels, it is directly attributable to performance that increases shareholder value and exceeds measurable, clearly defined performance goals. Conversely, total compensation can be substantially less than target for performance that falls significantly short of pre-established targets.

Setting Challenging Targets Based on Market Conditions. The annual incentive and the PSUs are based on measurable and objective performance metrics. Annual incentive performance targets were set in early 2018 based on backlog, anticipated order activity and expected market conditions. Three-year target goals for the PSUs were set in early 2018 based on our long-term operating plans. Targets were in line with guidance provided to the market by company management.

ANNUAL BASE SALARY

We pay each NEO a base salary that reflects the peer group median (50th percentile) salary. Salaries are reviewed annually, and increases, when they occur, are driven primarily by changes in the market. We believe that organizations that perform well over the long term, like General Dynamics, make an effort to pay salaries at or near the market median and create opportunities for executives to earn above-median compensation through annual and long-term incentives that are awarded based on performance relative to challenging and clear performance goals. The goal of our base salary is to provide a competitive, fixed-rate of cash compensation.

NAME AND TITLE	2017 BASE SALARY	2018 BASE SALARY	% INCREASE*

Ms. Novakovic Chairman and Chief Executive Officer	$ 1,585,000	$ 1,585,000	0%

Mr. Aiken Senior Vice President and Chief Financial Officer	$ 770,000	$ 850,000	10.4%

Mr. Casey Executive Vice President, Marine Systems	$ 780,000	$ 800,000	2.6%

Mr. Roualet Executive Vice President, Combat Systems	$ 780,000	$ 800,000	2.6%

Mr. Johnson Executive Vice President, Information Technology and Mission Systems	$ 780,000	$ 800,000	2.6%

*Ms. Novakovic’s base salary has remained constant since 2015. For 2018, Mr. Aiken’s 10.4 percent increase, as well as the 2.6 percent increases for each of our three Executive Vice Presidents, were made to align their base pay with the market median.

ANNUAL INCENTIVE COMPENSATION

The NEOs are eligible to earn an annual incentive paid in cash based on the company’s and their performance. The incentive is designed to place at risk a significant portion of each NEO’s total target compensation. The incentive is based on performance against specific, measurable goals established at the beginning of the year and approved by the Committee as well as the Committee’s assessment of each NEO’s individual performance during the year. The goals are designed to be difficult but achievable through solid execution. The Committee believes the chosen incentive metrics are good indicators of the company’s overall performance and lead to the creation of long-term value for our shareholders.

NEO PERFORMANCE METRICS

In 2018, the annual incentive for each NEO was determined initially based on the same two financial metrics: company earnings from continuing operations and free cash flow from operations. Because the executive vice presidents play a major role in the overall success of the company in addition to overseeing their business segment, the Committee believes that they should be evaluated on similar company-wide metrics as the chief executive officer and the chief financial officer.

General Dynamics 2019 Proxy Statement     37

Compensation Discussion and Analysis

The Committee approved these target goals, in alignment with our annual operating plan, in 2018 and believes these goals were appropriately challenging considering our business outlook at the time. The 2018 earnings from continuing operations target represented a 9.3 percent growth from the 2017 actual performance for this metric, demonstrating significant goal rigor. The 2018 free cash flow from operations goal was set below 2017 actual performance for this metric because of the anticipated operating working capital growth required to support an international wheeled armored vehicle contract with the Canadian government in our Combat Systems segment and the new G500 and G600 aircraft programs in our Aerospace segment.

NEO Annual Targets and Achievement - 2018

Performance Metric	Weighting	Target	Actual	Achievement
Earnings from Continuing Operations	50%	$3,184 million	$3,358 million	Exceeded
Free Cash Flow from Operations*	50%	$2,830 million	$2,458 million	Below Target
*	See Appendix A for a discussion of this non-GAAP measure.

General Dynamics delivered strong financial results in 2018. Our actual performance in 2018 was above target by 5.5 percent for earnings from continuing operations, reflecting solid performance, but below target for free cash flow from operations. The free cash flow from operations for 2018 was $2.5 billion compared with a target of $2.8 billion or approximately $370 million lower. The modest shortfall versus the free cash flow from operations target was due to delays in payments on the international wheeled armored vehicle contract resulting from diplomatic issues between the Canadian government and its customer on our armored vehicle supply contract referenced above. Absent this issue, we would have exceeded our free cash flow target for 2018.

The annual incentive payouts for 2018 were determined taking into account the company’s outperformance on the earnings from continuing operations goal and the below-target performance on the free cash flow from operations goal. However, the impact of the below-target performance on the free cash flow from operations was tempered somewhat as it resulted from a unique and unexpected diplomatic situation between the Canadian government and its customer on our armored vehicle supply contract and was not reflective of operational issues or management’s deficiency. Ultimately, all of our NEOs exhibited exceptional individual performance and the company delivered solid operational and financial performance in 2018, with all-time highs for revenue, earnings from continuing operations and diluted earnings per share from continuing operations.

Other notable 2018 accomplishments included:

•

Each of our five segments experienced organic revenue growth. We, once again, achieved double-digit year-over-year growth in diluted earnings per share, which was up 17.4 percent over 2017. We had a book-to-bill ratio of 1:1 on a consolidated basis and ended the year with total backlog of $67.9 billion, up 7.4 percent over 2017.

•

Our Aerospace segment successfully managed through a new model transition while achieving good order intake, industry leading operating margins and increased deliveries of large cabin aircraft. We achieved FAA certification and began customer deliveries of the all-new G500 business jet. Additionally, we resolved a significant supplier challenge, which will support improved quality and lower costs.

•

Our Defense businesses demonstrated strong operating performance while continuing to book significant new business. Backlog in the defense segments grew by 11.4 percent over 2017 with each of the segments achieving an organic book-to-bill ratio equal to or greater than 1:1. We embarked on a multi-year capital investment plan to support the substantial growth we anticipate in our Marine Systems segment driven by the Columbia-class submarine program.

•

With the combination of General Dynamics Information Technology (GDIT) and CSRA, we have created a premier provider of technology solutions and mission services to help customers across defense, intelligence and federal civilian markets advance mission performance and transform operations. Integrating these two businesses has enhanced our ability to develop cost-effective, next-generation technology solutions, leverage our expanded and deep experience across multiple agencies and pursue large-scale enterprise solutions for our customers.

38     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

The below table summarizes the NEO’s targets and the Committee’s determination of annual incentives. Annual incentives for 2018 performance reflect an average decline of more than 11 percent from the prior year.

NAME AND TITLE	2018 BASE SALARY	TARGET INCENTIVE (% OF BASE)	MAXIMUM INCENTIVE (% OF BASE)	TARGET INCENTIVE	MAXIMUM INCENTIVE	ANNUAL INCENTIVE PAYOUT

Ms. Novakovic	$ 1,585,000	170%	340%	$ 2,694,500	$5,389,000	$4,727,000

Mr. Aiken	$ 850,000	100%	200%	$ 850,000	$1,700,000	$1,275,000

Mr. Casey	$ 800,000	100%	200%	$ 800,000	$1,600,000	$1,344,000

Mr. Roualet	$ 800,000	100%	200%	$ 800,000	$1,600,000	$1,288,000

Mr. Johnson	$ 800,000	100%	200%	$ 800,000	$1,600,000	$1,000,000

Each NEO’s target annual incentive, as a percentage of base salary, was determined during our annual compensation benchmarking process and is designed to provide total cash compensation near the 50th percentile of the peer group if targets are met. Consistent with peer and market practice, the maximum incentive that can be earned under this plan is two times the target amount. For performance that falls significantly short of the pre-established target, there may be no payout.

LONG-TERM INCENTIVE COMPENSATION

Long-term incentive compensation (LTI) is provided to NEOs to align management’s interest with that of shareholders. LTI comprises a major portion of total target compensation provided to each NEO. This provides the NEOs with a significant personal stake in the long-term success of General Dynamics. By awarding LTI through various types of equity instruments, different elements of shareholder alignment are achieved. The following charts illustrate the allocation of LTI in our 2018 annual grants as well as how our LTI allocation changed for 2019 grants:

Long-Term Incentive Allocation 2018 and Prior	New Long-Term Incentive Allocation Beginning in 2019

Setting Long-term Grant Amounts. The Committee uses guidelines that are constructed around the market median and balances other considerations such as prior-year performance, complexity of the role, length of service, future expected contributions to the company and impact on dilution, when determining actual LTI grant amounts. We believe that this approach allows for the consideration of factors in addition to the quantitative metrics that drive annual incentive payments. This allows the Committee to make grant decisions that better meet the needs of our business and shareholders.

General Dynamics 2019 Proxy Statement     39

Compensation Discussion and Analysis

As shown below, for annual LTI grants awarded in March 2019, the amount of LTI compensation granted to the NEOs was comparatively less than in prior years due to 2018 performance, particularly the company’s cash performance.

NAME AND TITLE*	2018 LTI GRANT	2019 LTI GRANT	% DECREASE
Ms. Novakovic	$ 14,000,000	$ 12,488,000	10.8%
Mr. Aiken	$ 3,300,000	$ 2,970,000	10.0%
Mr. Casey	$ 3,220,000	$ 2,960,000	8.1%
Mr. Roualet	$ 3,220,000	$ 2,898,000	10.0%

*Mr. Johnson retired December 31, 2018, and therefore is not included above.

PERFORMANCE STOCK UNITS

Performance Stock Units (PSUs) are a form of equity compensation tied to the achievement of specific performance goals and linked to the long-term performance of the company. This element of executive compensation closely connects NEOs to the company’s financial and stock performance over the long term and acts as a retention tool. NEOs who voluntarily resign or are terminated for cause prior to the end of the applicable performance period immediately forfeit all PSUs that have not vested unless otherwise determined by the Committee.

2016-2018 PSU Achievement. In March 2019, the Committee certified the three-year ROIC achievement for PSUs granted in 2016, against the target established for the 2016 – 2018 performance period. After reviewing company results, the Committee certified our three-year average ROIC of 17.8 percent which was 2.5 percent above the target and translated into a payout of 150 percent of the target number of PSUs granted to each NEO. Because the PSU target did not contemplate the acquisition of CSRA, the Committee excluded the impact of the acquisition from the 2018 ROIC results (see discussion in Appendix A).

2018 PSU GRANT (2018 – 2020 PERFORMANCE CYCLE)

•

For the 2018 – 2020 performance period, the ROIC target was set at 13.4 percent. This target is modestly below the 15.2 percent target of the previous performance period. In setting the target, the Committee considered the company’s 2018 $9.7 billion acquisition of CSRA and the impact that this important investment will have on ROIC results. In particular, the Committee acknowledged the limitations of comparing the ROIC target to prior-period targets and performance due to the significant amount of capital deployed to fund the CSRA acquisition. The acquisition-related indebtedness increased the company’s invested capital, a key component of the ROIC computation, and therefore decreased the ROIC target for the 2018 – 2020 performance period.

•	The three-year ROIC target is set on the date of grant and reflects the best judgment of the Committee at that time.
•	The performance target is set to be challenging, yet achievable.
•

The company operates in a dynamic and competitive environment. As such, the target established each year represents the outlook for the upcoming three-year period and may not be comparable to past targets or prior achievement.

•

Additionally, the Committee and management believe that the target reflects the multi-year operating plan for the company and reflects management’s assessment of future company performance and needed investments in the company’s businesses to support the long-term growth of the company.

40     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

After the three-year performance period (2018 – 2020), the number of PSUs earned will be determined based on our three-year average ROIC subject to a +/- 2.5 percent collar.

Three-Year Average ROIC Performance	PSU Payout After 3 Years from Grant Date
2.5% or more above target	150% of target PSUs
At target	100% of target PSUs
2.5% below target	50% of target PSUs
More than 2.5% below target	0% of target PSUs

Payout interpolated for performance between 2.5% below and 2.5% above target

Relative Total Shareholder Return Metric Beginning in 2019. Starting with the 2019 PSU award, the resulting percentage earned from three-year average ROIC will be subject to a relative TSR modifier, which compares our relative TSR performance to the TSR performance of the S&P 500 to produce the final number of earned shares. The Committee believes that the S&P 500 provides a more comprehensive comparison for our share price performance compared to our compensation peer group, which is a customized benchmark based on a limited number of companies. The relative TSR modifier will increase or decrease the PSU payout by as much as one-third, resulting in a payout range between zero percent and 200 percent of the units granted.

			Maximum Total Payout
ROIC PERFORMANCE (AS SHOWN IN THE CHART ABOVE) (0 — 150%)	TSR Modifier		200%
	Relative TSR Performance	Payout
	75th Percentile and Above	133.3%
	50th Percentile	100%
	25th Percentile and Below	66.7%	0%
	Payout interpolated for performance between 25th and 75th percentile

RESTRICTED STOCK

Restricted stock awards are a form of equity compensation tied to the completion of a service period. This element of executive compensation closely connects NEOs to the company’s stock performance over the vesting period and therefore acts as a retention tool. NEOs who voluntarily resign or are terminated for cause prior to the end of the applicable vesting period forfeit their restricted stock unless otherwise determined by the Committee.

In 2018, the Committee approved the grant of restricted stock to each NEO. The shares are subject to a three-year cliff vesting period (i.e., 100 percent of the shares vest on the third anniversary of the grant). The Committee has determined that the use of three-year cliff vesting on our restricted stock ensures that executives are focused on long-term value creation while supporting the company’s need to attract and retain executives during all market conditions. During the restriction period, NEOs may not sell, transfer, pledge, assign, or otherwise convey their restricted shares. NEOs are eligible, however, to vote their shares and receive dividend payments and other distributions on our Common Stock when declared by the Board of Directors.

STOCK OPTIONS

Stock options are a form of equity compensation linked to the long-term share performance of the company. This element of executive compensation closely connects NEOs to the company’s stock performance over the long term and acts as a retention tool. A stock option gives our NEOs the right to buy up to a specified number of shares of our Common Stock over the term of the option at a predetermined fixed exercise price. A stock option’s exercise price is the average of the high and low share price of our Common Stock on the date of grant.

In March 2018, the Committee approved a grant of stock options to each NEO. The exercise price of these stock options was set at $223.93. The stock options vest as follows: 50 percent of the grant becomes exercisable after two years and 50 percent becomes exercisable after three years. Vested stock options remain exercisable through the options’ expiration date, which occurs on the tenth

General Dynamics 2019 Proxy Statement     41

Compensation Discussion and Analysis

anniversary of the grant date. Due to our strenuous stock ownership guidelines (10 times base salary and 15 times for the chief executive officer) stock options must be exercised and held as shares until the ownership requirement is met.

As with restricted stock and PSU awards, NEOs who voluntarily resign or are terminated for cause immediately forfeit all stock options that have not vested unless otherwise determined by the Committee. Our equity compensation plan prohibits the repricing of stock options, including the exchange of underwater stock options for another award or for cash, without the approval of shareholders.

BENEFITS AND PERQUISITES

BENEFITS

General Dynamics-provided benefits are an important tool used to attract and retain outstanding executives. Benefit levels are reviewed periodically to ensure they are cost-effective, competitive and support the overall needs of our employees. The company makes available medical, dental, vision, life insurance and disability coverage to all of the NEOs. NEOs can select the level of coverage appropriate for their circumstances. The company also provides NEOs group life insurance coverage worth two times base salary and long-term disability coverage worth 50 percent of base salary.

COMPANY-SPONSORED RETIREMENT PLANS

We provide retirement plans to our eligible employees, including the eligible NEOs, through a combination of qualified and non-qualified plans. Following is a description of the retirement plans in which the NEOs participate:

Defined-Benefit Retirement Plan.  Each NEO other than Mr. Johnson participates in a company-sponsored defined-benefit plan called the General Dynamics Salaried Retirement Plan. Beginning January 1, 2014, pension accruals under this plan stopped for employees at our corporate headquarters, including the participating NEOs.

The benefit under the plan is payable as a life annuity. The Salaried Retirement Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan. It was amended effective January 1, 2007, to exclude any employee initially hired or who incurs a break in service after that date. The benefit formula under the Salaried Retirement Plan for employees hired before December 31, 2006, is 1.0 percent times a participant’s highest final average pay frozen as of December 31, 2013, multiplied by years of service earned on or after January 1, 2007, and before January 1, 2014, plus 1.333 percent times a participant’s highest final average pay frozen as of December 31, 2010, multiplied by years of service earned prior to January 1, 2007. Final average pay for purposes of calculating retirement benefits includes a NEO’s base salary and annual incentive. The company makes contributions to the Salaried Retirement Plan through payments into a trust fund from which the benefits are paid.

Supplemental Retirement Plan.  The amount of cash compensation used to calculate pension benefits for participants in the Salaried Retirement Plan is limited by the Internal Revenue Code ($275,000 in 2018). To provide a benefit calculated on compensation in excess of this compensation limit, the company provides eligible executives coverage under the General Dynamics Corporation Supplemental Retirement Plan. Benefits under the Supplemental Retirement Plan are general unsecured obligations of General Dynamics. Each NEO, other than Mr. Johnson, participates in the Supplemental Retirement Plan. Beginning January 1, 2014, pension accruals under this plan stopped for employees at our corporate headquarters including the participating NEOs.

Anteon International Corporation Supplemental Retirement Savings Plan.  Mr. Johnson has an account balance under the frozen Anteon International Corporation Supplemental Retirement Savings Plan. Under the plan, certain eligible employees of Anteon could defer receipt of all or a portion of their annual cash compensation prior to the plan being frozen in 2007. Upon his retirement, Mr. Johnson elected to receive the deferred compensation in a lump sum.

401(k) Plan.  Each NEO is eligible to participate in the General Dynamics Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan. Each NEO is eligible to make before-tax contributions and receive company matching contributions under the 401(k) Plan. During 2018, the 401(k) Plan provided for a company-matching contribution of 100 percent on before-tax contributions up to the first 6 percent of a participant’s eligible pay. Our matching contributions during 2018 for the NEOs are included in footnote (d) to the All Other Compensation column of the Summary Compensation Table.

42     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

Supplemental Savings Plan.  The company provides a Supplemental Savings Plan to key employees, including each NEO. The purpose of the Supplemental Savings Plan is to allow key executives to defer salary and receive matching contributions on compensation in excess of the compensation limit imposed by the Internal Revenue Service on earnings used to calculate 401(k) contributions. Matching contributions during 2018 for the NEOs are included in footnote (d) to the All Other Compensation column of the Summary Compensation Table.

Other Retiree Benefits.  Eligible key executives throughout the company, including the NEOs, can purchase group term life insurance prior to retiring of up to two times their base pay. For executives who retire early (prior to age 65), we pay for insurance coverage equal to one-half the executive’s base salary until the executive reaches age 65. For early retirees who elect coverage in excess of one-half of base pay they will pay monthly premiums for the additional coverage. For executives retiring at or after age 65, we pay for insurance coverage up to two times an executive’s base salary. This coverage is ratably reduced over a five-year period following the executive’s retirement, or beginning at age 65 for early retirees, subject to a maximum coverage level of 25 percent of the coverage in effect at the time of retirement.

PERQUISITES

We provide our NEOs perquisites that the Committee believes are reasonable yet competitive. The company provides perquisites to the NEOs for purposes of recruitment, retention and security. We provide perquisites to ensure the security and accessibility of our executives to facilitate the transaction of business. As a reasonableness test, we compare these perquisites to generally accepted corporate practices.

In 2018, the perquisites provided to our NEOs were financial planning and tax preparation services, physical examinations, home security systems, personal liability and supplemental accidental death and dismemberment insurance, and the personal use of automobiles owned or leased by the company. In addition, personal use of our aircraft was provided only to our chairman and chief executive officer as required by the Board to help ensure her security and accessibility.

We have provided additional information on perquisites in footnote (d) to the All Other Compensation column of the Summary Compensation Table.

OTHER CONSIDERATIONS

POTENTIAL SEVERANCE AND CHANGE IN CONTROL BENEFITS

The company has change in control agreements, also known as severance protection agreements, with each of the NEOs. The company believes that these agreements are an important tool for recruiting and retaining highly qualified executives. The agreements are structured to protect the interests of shareholders by including a “double trigger” mechanism that results in a severance payout only when:

•	A change of control is consummated, and

•	The executive’s employment is terminated by the company without cause or by the executive for good reason within 24 months following the change in control.

A “change in control” is defined to include specified stock acquisition, merger or disposition transactions involving General Dynamics. The Committee evaluates and reviews payment and benefit levels under the change in control agreements regularly. These reviews support the view that the agreements are consistent with the practices of our peer group companies. Our severance protection agreements for NEOs exclude any provision for reimbursement of excise taxes that may become due upon a change in control.

Payments and benefits provided to NEOs pursuant to the change in control agreements are described in the Potential Payments upon Termination or Change in Control section beginning on page 53 of this Proxy Statement.

General Dynamics 2019 Proxy Statement     43

Compensation Discussion and Analysis

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee’s charter provides that the Committee has sole authority to engage the services of an independent compensation consultant for the Committee and approve fees paid to the consultant by the company. The Committee engaged Meridian Compensation Partners, LLC (Meridian) as an independent compensation consultant to provide advice on executive compensation matters. The Committee found that Meridian provided important perspectives about market practices for executive compensation, peer company analysis and selection, the levels and structure of the compensation program, and compensation governance. During 2018, at the Committee’s request, Meridian performed the following specific services:

•	Attended all Committee meetings

•	Provided regulatory education to the Committee

•	Provided information and advice relating to executive compensation matters

•	Reviewed compensation-related disclosures in the company’s proxy statement

Before engaging Meridian, the Committee reviewed the factors influencing independence (as specified by the New York Stock Exchange listing standards) and determined that no conflict of interest exists.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

The company has a longstanding policy in place that prohibits all directors and executive officers from hedging company securities. Since 2014, the company has maintained a policy prohibiting all directors and executive officers from pledging company securities that they own directly.

Mr. Crown has the ownership of certain shares attributed to him that arise from the business of Henry Crown and Company, an investment company where Mr. Crown serves as Chairman and Chief Executive Officer, and trusts of which Mr. Crown serves as trustee (Attributed Shares). Mr. Crown disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. The Attributed Shares are distinct from shares owned by Mr. Crown or his spouse individually, or shares held in trusts for the benefit of his children (Crown Personally Held Shares). The company has reviewed the potential pledging of the Attributed Shares with Mr. Crown, recognizes Mr. Crown’s distinct obligations with respect to Henry Crown and Company and the trusts, and believes such shares may be prudently pledged or held in margin loan accounts. Under the company’s anti-pledging policy, Crown Personally Held Shares are considered company securities that are owned directly by Mr. Crown and, accordingly, may not be and are not held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.

STOCK OWNERSHIP GUIDELINES AND HOLDING REQUIREMENTS

Our stock ownership and retention guidelines are the most stringent in our peer group. Stock ownership guidelines strongly align the interests of management with the interests of shareholders because executives become shareholders with a considerable investment in General Dynamics.

Our stock ownership and retention guidelines preclude NEOs from selling shares of General Dynamics common stock until they own shares with a market value of 10 times their base salary and 15 times for the chief executive officer. Shares held outright and shares held through our 401(k) plans are counted for purposes of meeting the ownership guidelines. Stock options (whether vested or not), PSUs and unvested shares of restricted stock are not counted in the ownership calculation.

Stock Ownership Guidelines

Chief Executive Officer	15x Base Salary

Other NEOs	10x Base Salary

44     General Dynamics 2019 Proxy Statement

Compensation Discussion and Analysis

When exercising options, executives who have not met the ownership guideline may sell shares acquired upon exercise to cover transaction costs and taxes and are expected to hold any remaining shares until the guidelines are met. Similarly, shares received upon vesting of restricted stock and PSUs may not be sold until the ownership guidelines are met. Once an officer attains the required ownership level, the officer must maintain that ownership level until he or she no longer serves as an officer. The stock ownership and retention guidelines are reviewed annually by the Committee.

CLAWBACK POLICY

The company has in place an executive compensation recoupment policy, or “clawback” policy, which applies to senior executive officers of the company (referred to as the covered executive officers), including the NEOs. In the event of a restatement of our financial results due to a covered executive officer engaging in fraud or intentional illegal conduct, the result of which is that any equity or other performance-based compensation paid to that covered executive officer would have been a lower amount had it been calculated based on the restated results, the Committee will have the authority to recover any excess compensation that was awarded to that covered executive officer. In determining the excess compensation, the Committee will take into account its good faith estimate of the value of awarded and actual compensation that may have been affected by the restatement and the events leading to it. This includes all performance-based cash incentives and equity-based grants which may have vested or been exercised during the period in question.

COMPENSATION AND RISK MANAGEMENT

With the support of management and the independent compensation consultant, the Committee evaluates the company’s overall risk profile relative to the incentive components of compensation to ensure that NEOs are not overly incentivized to focus on short-term stock performance. The use of long-term equity incentive awards as a significant portion of total direct compensation and robust stock ownership guidelines are structured to ensure management is focused on the long term and not incentivized to take excessive risk.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally precludes the company from taking a tax deduction for certain executive officers’ compensation in excess of $1 million. Prior to 2018, Section 162(m) exempted “performance-based compensation” from the $1 million limitation. The Tax Cuts and Jobs Act of 2017 repealed this exemption effective for our 2018 year, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible for 2018 or future years, unless the compensation qualifies for transition relief applicable to certain compensation arrangements in place as of November 2, 2017. For our arrangements to which transition relief applies, the Committee will continue to consider the implications of Section 162(m) when taking any actions concerning outstanding performance-based or other compensation.

General Dynamics 2019 Proxy Statement     45

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The Summary Compensation Table conforms to requirements of the SEC and shows base salary, annual incentive, equity awards (restricted stock, performance stock units and stock options) and all other compensation, which includes among other things the value of perquisites, 401(k) contributions and tax reimbursements (see footnote (d) to the Summary Compensation Table for a complete listing of categories included in All Other Compensation). The table also includes a column titled Change in Pension Value and Nonqualified Deferred Compensation Earnings. For our eligible NEOs, this includes only the change in pension value (see footnote (c)), which is an actuarial estimate of the present value of the future cost of pension benefits. The value does not reflect a current cash cost to General Dynamics or, necessarily, the pension benefit that an executive would receive, since that is determined by a number of factors, including length of service, age at retirement and longevity.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION	YEAR	SALARY	STOCK AWARDS (a)	OPTION AWARDS (a)	NON-EQUITY INCENTIVE PLAN COMPENSATION (b)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS (c)	ALL OTHER COMPENSATION (d)	TOTAL
Phebe N. Novakovic Chairman and Chief Executive Officer	2018 2017 2016	$1,585,000 1,585,000 1,585,000	$7,000,052 6,999,332 7,079,144	$6,999,708 7,000,390 7,077,746	$4,727,000 5,300,000 5,150,000	$ — 300,661 155,239	$408,494 316,046 310,948	$20,720,254 21,501,429 21,358,077
Jason W. Aiken Senior Vice President and Chief Financial Officer	2018 2017 2016	$830,000 755,000 701,250	$1,650,364 1,625,701 1,490,275	$1,649,508 1,624,228 1,489,540	$1,275,000 1,386,000 1,200,000	$ — 85,192 38,464	$ 66,158 65,619 139,984	$ 5,471,030 5,541,740 5,059,513
John P. Casey Executive Vice President, Marine Systems	2018 2017 2016	$795,000 773,750 747,500	$1,610,057 1,610,364 1,642,427	$1,609,715 1,609,342 1,642,472	$1,344,000 1,404,000 1,400,000	$ — 447,894 242,463	$ 62,389 63,650 64,724	$ 5,421,161 5,909,000 5,739,586
Mark C. Roualet Executive Vice President, Combat Systems	2018 2017 2016	$795,000 773,750 747,500	$1,610,057 1,610,364 1,619,332	$1,609,715 1,609,342 1,620,593	$1,288,000 1,404,000 1,400,000	$ — 330,396 168,004	$ 78,162 83,926 69,278	$ 5,380,934 5,811,778 5,624,707
S. Daniel Johnson Executive Vice President, Information Technology and Mission Systems	2018 2017 2016	$795,000 766,250 713,750	$1,560,792 1,560,519 1,457,671	$1,559,036 1,559,391 1,457,274	$1,000,000 1,378,000 1,250,000	$ — — —	$ 73,001 52,508 54,297	$ 4,987,829 5,316,668 4,932,992
(a)

The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation – Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. Assumptions used in the calculation of these amounts are included in Note P to our audited financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on February 13, 2019. Stock Awards include awards of restricted stock and performance stock units (PSUs). The grant date value of 2018 PSUs for each NEO, which assumes a 150 percent maximum payout, is $5,250,039 for Ms. Novakovic; $1,237,773 for Mr. Aiken; $1,207,543 for Mr. Casey; $1,207,543 for Mr. Roualet; and $1,170,594 for Mr. Johnson.

(b)	Payments are reported for the fiscal year in which the related services were rendered, although the actual payments are made in the succeeding year.
(c)

The values listed in this column represent the change in the present value of accumulated benefits from December 31 of the prior year to December 31 of the respective year calculated for all the pension plans in which the executive participates. The values are an actuarial estimate of the present value of the future cost of pension benefits for each of the NEOs and do not reflect a current cash cost to the company or, necessarily, the pension benefit that an executive would receive. Pension benefits for NE0s were frozen as of December 31, 2013. Negative changes in pension value were excluded from this column for the NEOs as follows: for Ms. Novakovic, $(140,339) for 2018; for Mr. Aiken, $(65,402) for 2018; for Mr. Casey, $(155,951) for 2018; and for Mr. Roualet, $(167,921) for 2018. Mr. Johnson, who retired from the company on December 31, 2018, was not eligible to participate in the company’s pension plans.

46     General Dynamics 2019 Proxy Statement

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(d)	All Other Compensation for 2018 includes the following items:

	ALL OTHER COMPENSATION
NAME	REIMBURSEMENT OF TAXES (1)	RETIREMENT PLAN CONTRIBUTIONS AND ALLOCATIONS (2)	TERM LIFE INSURANCE PAYMENTS	PERQUISITES (3)
Ms. Novakovic	$1,773	$48,200	$24,793	$333,728
Mr. Aiken	$3,337	$31,900	$ 4,471	$ 26,450
Mr. Casey	$2,857	$32,100	$12,764	$ 14,668
Mr. Roualet	$3,590	$32,100	$ 8,811	$ 33,661
Mr. Johnson	$1,794	$32,100	$18,555	$ 20,552

(1)

Reflects amounts reimbursed for the payment of taxes associated with a company-provided dining room benefit. All employees at our corporate headquarters receive this dining room benefit and associated tax reimbursement.

(2)	Represents amounts contributed by General Dynamics to the 401(k) Plan and allocations by General Dynamics to the Supplemental Savings Plan.
(3)

Noncash items (perquisites) provided to NEOs in 2018, which for one or more NEOs is in the aggregate equal to or greater than $10,000, were as follows: financial planning and tax preparation services, home security systems, spousal meals and travel, and, solely for the chairman and chief executive officer, personal use of company aircraft. Perquisites that exceeded the greater of $25,000 or 10 percent of the total amount of perquisites for a specific NEO were as follows: Ms. Novakovic — $258,503 related to personal travel on company aircraft, and $50,608 related to a home security system for Ms. Novakovic. The aggregate incremental cost to General Dynamics for Ms. Novakovic’s personal travel aboard aircraft owned by the company (products of subsidiary Gulfstream Aerospace), as required by the Board to help ensure Ms. Novakovic’s security and accessibility, is calculated based on the following variable operating costs to the company: fuel costs, trip-related maintenance expenses, landing fees, trip-related hangar and parking fees, on-board catering expenses and crew expenses. No additional direct operating cost is incurred if a family member accompanies an executive on a flight. The aggregate incremental cost to the company for the provision of home security systems represents the amounts paid by the company to third parties for the installation, servicing and monitoring of the systems.

General Dynamics 2019 Proxy Statement     47

Executive Compensation

2018 EQUITY-BASED AWARDS

General Dynamics’ long-term compensation for senior executives, including the NEOs, consists of equity awards in the form of restricted stock, PSUs and stock options. The following table provides information on the equity awards in 2018 for the NEOs. The table includes the grant date of each equity award, the number of shares of restricted stock, PSUs and stock options, the exercise price of the stock options, the closing price of our Common Stock on the date of grant and the grant date fair value of the equity awards. As discussed in the Compensation Discussion and Analysis section, we use the average of the high and low stock price of our Common Stock on the date of the grant, not the closing price, to value the restricted stock and PSUs and set the exercise price for stock options.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2018
NAME	GRANT DATE	DATE OF COMPENSATION COMMITTEE ACTION	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (A)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (B)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (C)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS (D)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (E)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

Ms. Novakovic			0	$2,694,500	$5,389,000
	3/7/18	3/6/18				0	15,630	23,445	15,630	—	—	$7,000,052
	3/7/18	3/6/18				—	—	—	—	186,460	$223.93	6,999,708

Mr. Aiken			0	$ 850,000	$1,700,000
	3/7/18	3/6/18				0	3,685	5,527	3,685	—	—	$1,650,364
	3/7/18	3/6/18				—	—	—	—	43,940	$223.93	1,649,508

Mr. Casey			0	$ 800,000	$1,600,000
	3/7/18	3/6/18				0	3,595	5,392	3,595	—	—	$1,610,057
	3/7/18	3/6/18				—	—	—	—	42,880	$223.93	1,609,715

Mr. Roualet			0	$ 800,000	$1,600,000
	3/7/18	3/6/18				0	3,595	5,392	3,595	—	—	$1,610,057
	3/7/18	3/6/18				—	—	—	—	42,880	$223.93	1,609,715

Mr. Johnson			0	$ 800,000	$1,600,000
	3/7/18	3/6/18				0	3,485	5,227	3,485	—	—	$1,560,792
	3/7/18	3/6/18				—	—	—	—	41,530	$223.93	1,559,036
(a)

These amounts represent cash awards that are possible under the company’s annual incentive plan. The value earned can be found in the Summary Compensation Table in the Non-Equity Incentive Plan Awards column.

(b)

These amounts relate to PSUs granted in 2018. Each PSU represents the right to receive a share of Common Stock upon release of the PSU. The exact number of PSUs that may be earned is determined based upon a performance metric set by the Compensation Committee, which for 2018 grants is the company’s ROIC over the three-year period from 2018-2020, and can range from 0 to 150 percent of the PSUs originally awarded. Dividend equivalents accrue on PSUs during the performance period and are subject to the same vesting conditions based upon performance. For PSUs granted in 2018, the PSUs are released to the participant following the three-year performance period, to the extent earned.

(c)	These amounts relate to shares of restricted stock that are released three years after the grant date, subject to continuous service requirements.
(d)	The exercise price for stock options is the average of the high and low stock price of our Common Stock on the date of grant.
(e)	For PSUs, the grant date fair value is calculated based upon the target payout amount.

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised by the NEOs and restricted stock released to them during 2018. As explained in the Compensation Discussion and Analysis section, we require officers to retain shares of Common Stock issued to them as compensation, up to pre-determined levels, based on their position with General Dynamics. Once an ownership level is attained, the officer must maintain that minimum ownership level until he or she no longer serves as an officer of General Dynamics. The amounts reported in the Value Realized on Exercise and the Value Realized on Vesting columns in the table below are before-tax amounts.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING

Ms. Novakovic	54,220	$8,496,140	127,717	$26,669,365

Mr. Aiken	28,890	$4,553,616	24,811	$ 5,182,508

Mr. Casey	45,000	$3,610,433	24,550	$ 5,124,063

Mr. Roualet	3,585	$ 562,813	21,795	$ 4,567,580

Mr. Johnson	77,810	$4,938,375	13,654	$ 2,915,172

48     General Dynamics 2019 Proxy Statement

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OUTSTANDING EQUITY AWARDS

The following table provides information on outstanding stock option and stock awards held by the NEOs as of December 31, 2018. The table shows the number of stock options that an NEO holds (both exercisable and unexercisable), the option exercise price and its expiration date. For stock awards, the table includes the number of shares of restricted stock and PSUs that are still subject to the restriction period or the performance period (i.e., have not vested). For restricted stock and PSUs, the market value is based on the closing price of the company’s Common Stock on December 31, 2018.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
	OPTION AWARDS (a)				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (a)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK OR UNITS THAT HAVE NOT VESTED (b)	MARKET VALUE OF SHARES OF STOCK OR UNITS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (c)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
Ms. Novakovic					85,005	$13,363,636	62,089	$9,761,012
	—	186,460	$223.93	3/6/2028
	—	211,620	191.71	2/28/2027
	160,130	160,130	135.85	3/1/2026
	248,830	—	136.78	3/3/2025
	466,380	—	112.40	3/4/2021
	733,000	—	67.70	3/5/2020
Mr. Aiken					18,325	$2,880,873	13,881	$2,182,232
	—	43,940	$223.93	3/6/2028
	—	49,100	191.71	2/28/2027
	33,700	33,700	135.85	3/1/2026
	48,830	—	136.78	3/3/2025
	90,180	—	112.40	3/4/2021
Mr. Casey					18,590	$2,922,534	14,337	$2,253,920
	—	42,880	$223.93	3/6/2028
	—	48,650	191.71	2/28/2027
	37,160	37,160	135.85	3/1/2026
	47,200	—	136.78	3/3/2025
	45,470	—	112.40	3/4/2021
Mr. Roualet					18,505	$2,909,171	14,248	$2,239,928
	—	42,880	$223.93	3/6/2028
	—	48,650	191.71	2/28/2027
	36,665	36,665	135.85	3/1/2026
	47,200	—	136.78	3/3/2025
	75,640	—	112.40	3/4/2021
	65,065	—	70.08	3/19/2020
Mr. Johnson					17,440	$2,741,742	13,376	$2,102,841
	—	41,530	$223.93	3/6/2028
	—	47,140	191.71	2/28/2027
	—	32,970	135.85	3/1/2026
(a)

Of the 186,460 stock options held by Ms. Novakovic with an exercise price of $223.93, 93,230 will become exercisable on March 7, 2020, and 93,230 will become exercisable on March 7, 2021. Of the 211,620 stock options held by Ms. Novakovic with an exercise price of $191.71, 105,810 became exercisable on March 1, 2019, and 105,810 will become exercisable on March 1, 2020. Of the 320,260 stock options held by Ms. Novakovic with an exercise price of $135.85, the remaining 160,130 stock options became exercisable on March 2, 2019.

Of the 43,940 stock options held by Mr. Aiken with an exercise price of $223.93, 21,970 will become exercisable on March 7, 2020, and 21,970 will become exercisable on March 7, 2021. Of the 49,100 stock options held by Mr. Aiken with an exercise price of $191.71, 24,550 became exercisable on March 1, 2019, and 24,550 will become exercisable on March 1, 2020. Of the 67,400 stock options held by Mr. Aiken with an exercise price of $135.85, the remaining 33,700 stock options became exercisable on March 2, 2019.

Of the 42,880 stock options held by Mr. Casey with an exercise price of $223.93, 21,440 will become exercisable on March 7, 2020, and 21,440 will become exercisable on March 7, 2021. Of the 48,650 stock options held by Mr. Casey with an exercise price of $191.71, 24,325 became exercisable on March 1, 2019, and 24,325 will become exercisable on March 1, 2020. Of the 74,320 stock options held by Mr. Casey with an exercise price of $135.85, the remaining 37,160 stock options became exercisable on March 2, 2019.

Of the 42,880 stock options held by Mr. Roualet with an exercise price of $223.93, 21,440 will become exercisable on March 7, 2020, and 21,440 will become exercisable on March 7, 2021. Of the 48,650 stock options held by Mr. Roualet with an exercise price of $191.71, 24,325 became exercisable on March 1, 2019, and 24,325 will become exercisable on March 1, 2020. Of the 73,330 stock options held by Mr. Roualet with an exercise price of $135.85, the remaining 36,665 stock options became exercisable on March 2, 2019.

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Executive Compensation

Of the 41,530 stock options held by Mr. Johnson with an exercise price of $223.93, 20,765 will become exercisable on March 7, 2020, and 20,765 will become exercisable on March 7, 2021. Of the 47,140 stock options held by Mr. Johnson with an exercise price of $191.71, 23,570 became exercisable on March 1, 2019, and 23,570 will become exercisable on March 1, 2020. Of the 32,970 stock options held by Mr. Johnson with an exercise price of $135.85, the remaining 32,970 stock options became exercisable on March 2, 2019.

(b)

For awards made prior to 2017, shares of restricted stock were released to participants on the first day of January on which the New York Stock Exchange is open for business of the fourth calendar year following the calendar year in which the grant date occurs. Beginning with awards of restricted stock in 2017, shares release to participants on the first day on which the New York Stock Exchange is open for business after the third anniversary of the day of grant. PSUs that are earned release following certification by the Compensation Committee of the applicable performance result.

Of the 85,005 restricted shares held by Ms. Novakovic, 25,065 restricted shares were released on January 2, 2019, with a market value of $3,901,117; 26,055 restricted shares will be released on January 2, 2020; 18,255 restricted shares will be released on March 2, 2020; 15,630 restricted shares will be released on March 8, 2021.

Of the 18,325 restricted shares held by Mr. Aiken, 4,915 restricted shares were released on January 2, 2019, with a market value of $764,971; 5,485 restricted shares will be released on January 2, 2020; 4,240 restricted shares will be released on March 2, 2020; 3,685 restricted shares will be released on March 8, 2021.

Of the 18,590 restricted shares held by Mr. Casey, 4,750 restricted shares were released on January 2, 2019, with a market value of $739,290; 6,045 restricted shares will be released on January 2, 2020; 4,200 restricted shares will be released on March 2, 2020; 3,595 restricted shares will be released on March 8, 2021

Of the 18,505 restricted shares held by Mr. Roualet, 4,750 restricted shares were released on January 2, 2019, with market value of $739,290; 5,960 restricted shares will be released on January 2, 2020; 4,200 restricted shares will be released on March 2, 2020; 3,595 restricted shares will be released on March 8, 2021.

Of the 17,440 restricted shares held by Mr. Johnson, 4,520 restricted shares were released on January 2, 2019, with a market value of $703,493; 5,365 restricted shares will be released on January 2, 2020; 4,070 restricted shares will be released on March 2, 2020; 3,485 restricted shares will be released on March 8, 2021.

(c)

Represents PSUs that released in the first quarter of 2019 or, subject to satisfaction of the performance condition and Compensation Committee determination, may release during the first quarter of 2020 or 2021.

For Ms. Novakovic, 27,399 PSUs will release during the first quarter of 2019; 18,832 may release during the first quarter of 2020; and 15,858 may release during the first quarter of 2021.

For Mr. Aiken, 5,768 PSUs will release during the first quarter of 2019; 4,374 may release during the first quarter of 2020; and 3,739 may release during the first quarter of 2021.

For Mr. Casey, 6,357 PSUs will release during the first quarter of 2019; 4,333 may release during the first quarter of 2020; and 3,647 may release during the first quarter of 2021.

For Mr. Roualet, 6,268 PSUs will release during the first quarter of 2019; 4,333 may release during the first quarter of 2020; and 3,647 may release during the first quarter of 2021.

For Mr. Johnson, 5,642 PSUs will release during the first quarter of 2019; 2,799 may release during the first quarter of 2020; and 1,178 may release during the first quarter of 2021 (Mr. Johnson’s 2017 and 2018 PSU grants have been prorated due to his retirement).

50     General Dynamics 2019 Proxy Statement

Executive Compensation

COMPANY-SPONSORED RETIREMENT PLANS

General Dynamics offers retirement programs through a combination of qualified and nonqualified Employee Retirement Income Security Act of 1974 plans. The NEOs other than Mr. Johnson participate in each of the retirement programs indicated next to their name in the table below. Mr. Johnson, who retired from the company on December 31, 2018, was not eligible to participate in the company’s pension plans.

Beginning January 1, 2014, pension accruals stopped for employees at our corporate headquarters, including the participating NEOs.

The table shows the actuarial present value as of December 31, 2018, of the pension benefits earned for each NEO over the course of the officer’s career. All retirement plans in the table operate in exactly the same manner for the NEOs as for all other plan participants. A description of the material terms and conditions of each of these plans and agreements follows the table.

PENSION BENEFITS FOR FISCAL YEAR 2018
NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE	PRESENT VALUE OF ACCUMULATED BENEFIT (a)	PAYMENTS DURING LAST FISCAL YEAR

Ms. Novakovic (b)	Salaried Retirement Plan	13	$ 393,491	None

	Supplemental Retirement Plan	13	$1,994,485

Mr. Aiken (c)	Salaried Retirement Plan	11	$ 186,304	None

	Supplemental Retirement Plan	11	$ 194,382

Mr. Casey (d)	Salaried Retirement Plan	32	$1,236,042	None

	Supplemental Retirement Plan	32	$2,926,126

Mr. Roualet (e)	Salaried Retirement Plan	29	$ 927,336	None

	Supplemental Retirement Plan	29	$1,540,274
Mr. Johnson	—	—	—	—
(a)

The Present Value of Accumulated Benefit under each plan has been calculated as of December 31, 2018, using the company’s FASB ASC Topic 715, Compensation – Retirement Benefits, assumptions as of year-end 2018. For a discussion of this calculation, see Note Q to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 13, 2019.

(b)	Ms. Novakovic’s total service is 18 years and credited service is 13 years.
(c)	Mr. Aiken’s total service is 17 years and credited service is 11 years.
(d)	Mr. Casey’s total service is 40 years and credited service is 32 years.
(e)	Mr. Roualet’s total service is 37 years and credited service is 29 years.

Salaried Retirement Plan. The General Dynamics Salaried Retirement Plan is a tax-qualified defined-benefit pension plan that provides benefits as a life annuity to retired participants. A participant’s benefit under the Salaried Retirement Plan increases with each year of service. Participants who leave before they are eligible for early retirement are paid a substantially reduced amount. All the NEOs, other than Mr. Johnson, participate in the Salaried Retirement Plan.

Earnings used to calculate pension benefits (pensionable earnings) include only a participant’s base salary and cash bonus and exclude all other items of income, including equity awards. Under the Internal Revenue Code, the Salaried Retirement Plan does not take into account any earnings over a predetermined compensation limit, which was $275,000 for 2018, and does not pay annual benefits beyond a predetermined benefit limit, which was $220,000 for 2018.

Beginning January 1, 2014, pension accruals stopped for employees at our corporate headquarters, including the participating NEOs. The Salaried Retirement Plan pays a monthly benefit equal to the product of (1) the benefit percentage times (2) the final average monthly pay times (3) the years of credited service. For credited service earned prior to January 1, 2007, the benefit percentage equals 1.333 percent. For credited service earned on or after January 1, 2007, the benefit percentage equals 1.0 percent. Final average monthly pay is equal to the average of the participant’s highest 60 consecutive months of pensionable earnings out of the participant’s last 120 months of employment. For credited service earned prior to January 1, 2007, the final average monthly pay used in the benefit calculation froze as of December 31, 2010. The normal retirement age under the Salaried Retirement Plan is age 65. The Salaried Retirement Plan benefit is calculated as a single-life monthly annuity beginning at age 65 and has multiple

General Dynamics 2019 Proxy Statement     51

Executive Compensation

actuarially equivalent payment forms from which participants can choose to take their benefit. A cash lump sum is only available if a participant’s accrued benefit is less than $5,000. None of the eligible NEOs had reached the normal retirement age as of December 31, 2018.

A participant with at least 10 years of service qualifies for early retirement at age 55. Ms. Novakovic and Messrs. Casey and Roualet qualified for early retirement as of December 31, 2018. A participant who is eligible for early retirement is entitled to receive the following:

(1)

for benefits based on credited service earned prior to January 1, 2007, if a participant retires between age 55 and 62, his or her age 65 benefit is reduced by 2.5 percent for each full year that he or she retires prior to age 62. If the participant retires between age 62 and 65, he or she will receive 100 percent of his or her age 65 benefit.

(2)

for benefits based on credited service earned on or after January 1, 2007, a participant who is eligible for early retirement and subsequently retires between age 55 and 65 will have his or her age 65 benefit reduced by 4.8 percent for each full year that he or she retires prior to age 65.

Supplemental Retirement Plan. The General Dynamics Corporation Supplemental Retirement Plan is a nonqualified defined-benefit plan that provides retirement benefits to eligible employees whose salaries exceed the Internal Revenue Code compensation limit or whose annual benefits would exceed the Internal Revenue Code benefit limit. All the NEOs other than Mr. Johnson participate in the Supplemental Retirement Plan.

Beginning January 1, 2014, Supplemental Retirement Plan pension accruals stopped for employees at our corporate headquarters, including the NEOs who participate in the plan. The Supplemental Retirement Plan provides benefits equal to the difference between (1) the amount that would have been provided under the Salaried Retirement Plan if the annual compensation limit and annual benefit limit did not apply, and (2) the benefit actually paid under the Salaried Retirement Plan. A participant’s pensionable earnings and forms of payment are the same under the Supplemental Retirement Plan as the Salaried Retirement Plan.

NONQUALIFIED DEFINED-CONTRIBUTION DEFERRED COMPENSATION

As part of General Dynamics’ overall retirement program, the NEOs and other key employees are eligible to participate in a nonqualified defined-contribution plan. The following table illustrates the amounts due each executive as of December 31, 2018. In addition, the table shows contributions made by both the NEOs and General Dynamics in 2018 along with the earnings on each executive’s total account.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2018
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR (a)	AGGREGATE EARNINGS IN LAST FISCAL YEAR (b)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FISCAL YEAR END (c)
Ms. Novakovic	$158,500	$31,700	$(114,545)	—	$1,896,573
Mr. Aiken	$ 15,400	$15,400	$ (16,843)	—	$ 183,717
Mr. Casey	$ 78,000	$15,600	$ 16,260	—	$ 992,500
Mr. Roualet	$ 78,000	$15,600	$(250,915)	—	$ 934,739
Mr. Johnson	$ 78,000	$15,600	$(101,357)	—	$3,519,777
(a)

The registrant contributions of $31,700, $15,400, $15,600, $15,600 and $15,600, for Ms. Novakovic and Messrs. Aiken, Casey, Roualet and Johnson, respectively, are included in the All Other Compensation column of the Summary Compensation Table.

(b)	No amounts shown in the Aggregate Earnings in Last Fiscal Year column are reported as compensation in the Summary Compensation Table.
(c)

Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary column (in the case of executive contributions) or in the All Other Compensation column (in the case of registrant contributions) for the NEOs. The amounts previously reported as executive and registrant contributions were as follows: (i) Ms. Novakovic, $806,000 and $196,650; (ii) Mr. Aiken, $47,400 and $47,400; (iii) Mr. Casey, $326,500 and $72,325; (iv) Mr. Roualet, $241,000 and $51,700; and (v) Mr. Johnson, $183,019 and $36,603.

General Dynamics Corporation Supplemental Savings Plan.  The Supplemental Savings Plan is a nonqualified defined-contribution plan that provides key employees, including the NEOs, the opportunity to defer a portion of their salary without

52     General Dynamics 2019 Proxy Statement

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regard to the limitations imposed by the Internal Revenue Code on the 401(k) Plan and receive employer matching contributions on a portion of the contributions.

Effective January 1, 2014, for those who elect to participate in the Supplemental Savings Plan, a participant may contribute between 1 percent and 10 percent of the participant’s base salary to the plan. The company will match the participant’s contributions for the first 2 percent of the participant’s base salary on a dollar-for-dollar basis. Investment performance mirrors the performance of the funds that are available to participants under the 401(k) Plan.

Supplemental Savings Plan participants, including the NEOs, do not receive any earnings on their Supplemental Savings Plan accounts that are not otherwise paid to all other 401(k) Plan participants with a balance in the same investment fund. Participants receive lump-sum payments six months after their separation from service for balances (including earnings) accumulated on or after January 1, 2005. For balances accumulated prior to January 1, 2005, payment is made as soon as possible after termination and participants will receive a lump-sum payment unless they have previously elected to receive a deferred lump-sum payment or annual installment payments.

Anteon International Corporation Supplemental Retirement Savings Plan.  Mr. Johnson has an account balance under the frozen Anteon International Corporation Supplemental Retirement Savings Plan. Under the plan, certain eligible employees of Anteon could defer receipt of all or a portion of their annual cash compensation prior to the plan being frozen in 2007. Upon his retirement, Mr. Johnson elected to receive the deferred compensation in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following are estimated payments and benefits that would be provided to the NEOs in the event of termination of the executive’s employment assuming a termination date of December 31, 2018. On December 31, 2018, Mr. Johnson retired from the company. The payments and benefits provided to Mr. Johnson in connection with his retirement reflect standard benefits discussed on pages 42 and 43.

We have calculated these amounts for different termination scenarios based on our existing benefit plans and the General Dynamics Corporation equity compensation plan currently in effect (the Equity Compensation Plan). The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from General Dynamics and, depending on the payment or benefit, may extend over several years.

For each termination and change in control scenario discussed below, the NEO would also be entitled to:

(1)	the pension benefits described in the Pension Benefits for Fiscal Year 2018 table, for those NEOs who are eligible to receive benefits; and

(2)	the amounts listed in the Nonqualified Deferred Compensation for Fiscal Year 2018 table.

The estimated totals presented in the table on the next page do not include these pension benefit and nonqualified deferred compensation amounts, nor do the totals include items that are provided to all employees, such as payment of accrued vacation.

Change in Control Agreements – Double Trigger.  For a change in control situation, we have change in control agreements (also referred to as severance protection agreements) with key employees, including each of the NEOs. We have estimated the payments and benefits the NEOs could receive under our existing benefit plans, change in control agreements and the equity compensation plans. Our calculations assume the executive was terminated on December 31, 2018, and that this date was within 24 months following a change in control, thereby satisfying the “double-trigger” requirement under the change in control agreements. The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from General Dynamics and depending on the payment or benefit may extend over several years. As discussed under Compensation Discussion and Analysis – Potential Severance and Change in Control Benefits the change in control agreements contain a “double-trigger” mechanism that is triggered only under certain circumstances. Our severance protection agreements do not provide for excise tax gross-ups. Rather, the agreements provide that, in the event change in control benefits would trigger an excise tax under Section 280G and Section 4999, then the value of the benefits will be either (1) delivered in full or (2) subject to a cutback, whichever provides the executive officer the greatest benefit on an after-tax basis (with the excise tax being the responsibility of the executive to pay).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SCENARIO AND PAYMENT TYPE	MS. NOVAKOVIC	MR. AIKEN	MR. CASEY	MR. ROUALET

Termination For Cause or Voluntary Resignation
Retiree Life Insurance Benefit (a)	$ 424,558	$ —	$ 245,868	$ 250,841
Retiree Medical and Dental Benefit (b)	32,596	—	48,949	98,351
Stock Options	—	—	—	—
Restricted Stock	—	—	—	—
PSUs	—	—	—	—
Total	$ 457,154	$ —	$ 294,817	$ 349,192

Death (c)

Life Insurance Benefit	$ 3,170,000	$ 1,700,000	$ 1,600,000	$ 1,600,000
Stock Options (d)	3,420,377	719,832	793,738	783,164
Restricted Stock (d)	13,363,636	2,880,873	2,922,534	2,909,171
PSUs (d) (e)	7,112,076	1,560,938	1,644,364	1,630,373
Total	$ 27,066,089	$ 6,861,643	$ 6,960,636	$ 6,922,708

Retirement, Termination without Cause or Disability (c)

Retiree Life Insurance Benefit (a)	$ 424,558	$ —	$ 245,868	$ 250,841
Retiree Medical and Dental Benefit (b)	32,596	—	48,949	98,351
Stock Options (g) (h)	3,402,010	715,967	789,475	778,959
Restricted Stock (f) (h)	12,541,140	2,690,622	2,732,996	2,720,064
PSUs (e) (h)	7,112,076	1,560,938	1,644,364	1,630,373
Total	$ 23,512,380	$ 4,967,527	$ 5,461,652	$ 5,478,588

Change in Control, with Qualifying Termination

Annual Incentive (i)	$ 5,300,000	$ 1,386,000	$ 1,404,000	$ 1,404,000

Severance (j)	20,586,150	6,685,640	6,589,960	6,589,960

Life, medical, dental and long-term disability benefits (k)	83,279	71,429	83,067	84,701

Retiree life, medical and dental benefits (l)	375,023	—	236,818	273,740

Outplacement services (m)	10,000	10,000	10,000	10,000

Financial counseling and tax planning services (n)	30,000	30,000	30,000	30,000

Supplemental retirement benefit (o)	135,102	85,743	88,282	88,282

Stock Options (p)	3,420,377	719,832	793,738	783,164

Restricted Stock (p)	13,363,636	2,880,873	2,922,534	2,909,171

PSUs (p)	9,760,854	2,181,918	2,253,605	2,239,614

Total	$ 53,064,421	$ 14,051,435	$ 14,412,004	$ 14,412,632

(a)

Assumes the executive elects the maximum of two-times-pay coverage at retirement. The estimated cost is calculated using the assumptions made for financial reporting purposes for valuing post-retirement life insurance at December 31, 2018. The life insurance benefit is further described under Compensation Discussion and Analysis – Other Retiree Benefits.

(b)

The estimated cost for this coverage is based on the difference between the COBRA rate that the executive would pay and the higher expense we must recognize for financial reporting purposes. We provide retiree medical and dental coverage only until an executive reaches age 65.

(c)

In situations where an executive has completed a full calendar year of service to the company, for certain termination scenarios not involving a change in control, the executive may remain eligible for an annual incentive for performance during the year, though whether a bonus is paid in the future, and the amount, if any, would be subject to Compensation Committee approval. No future bonus payment is guaranteed, and the amount of any bonus would be determined as described in the Compensation Discussion and Analysis section. The NEO may also be eligible for $2 million of proceeds under accidental death and dismemberment insurance, depending upon the circumstances.

(d)

Under the terms of the Equity Compensation Plan, unvested stock options held by the executive would be treated as if the executive remained employed with General Dynamics throughout the option term. The options would be exercisable by the executive’s estate in accordance with the terms of the original option

54     General Dynamics 2019 Proxy Statement

Executive Compensation

grant. PSUs granted would be evaluated for achievement relative to goals and if earned, a pro rata amount (determined as set forth in the respective award agreements) will vest and be released within two and one-half months following the death vesting date. The unvested stock options vest immediately and the restricted stock held by the executive would be transferred to the estate and released at the time of death. The value of the unvested options reflected in the table represents the difference between the closing share price of $157.21 on December 31, 2018, and the option grant price, multiplied by the number of retained unvested options. The value of the restricted stock represents the number of restricted shares held on December 31, 2018, multiplied by the closing share price of $157.21 on December 31, 2018.

(e)	The value of the prorated PSUs represents the number of earned units as of December 31, 2018, multiplied by the closing share price of $157.21 on December 31, 2018.
(f)

The present value of the restricted stock represents the number of restricted shares held on December 31, 2018, multiplied by the closing share price of $157.21 on December 31, 2018, and applying a discount rate factor to account for the restriction periods.

(g)

The present value of the unvested stock options reflected in the table represents the difference between the closing share price of $157.21 on December 31, 2018, and the option grant price, multiplied by the number of retained unvested options, and applying a discount factor to account for the option exercise dates.

(h)

Under the terms of the Equity Compensation Plan, most participants qualify for retirement treatment after reaching age 55 with at least five years of continuous service with the company. For participants who are elected officers of the company and who have reached age 55, the plan provides for retirement treatment with the consent of the company’s chief executive officer or, in the case of the chief executive officer, the Compensation Committee. For purposes of this Proxy Statement, we assume that any required consents for retirement treatment have been obtained. Since Ms. Novakovic and Messrs. Casey and Roualet are eligible to retire, they would forfeit a portion of their unvested stock option awards based on days of service during the three-year period beginning on January 1 of the year of grant for options granted before 2017 and as of the grant date for options granted after 2017. The retained options would be exercisable in accordance with the terms of the original grant. The restricted stock award will pro rata vest at the end of the original restriction period if retirement occurs prior to one-year from grant. The restricted stock award would be released at the end of the original restriction period if retirement occurs on or after one-year from grant. The PSUs would be prorated (as set forth in the respective award agreements) and will be released within two and one-half months following their respective scheduled vesting date, if earned based on the applicable performance goals. Because Mr. Aiken was not eligible to retire at December 31, 2018, the equity values in these scenarios would apply only in the case of disability.

(i)

Any annual incentive amount paid in a change in control situation would be determined in accordance with the terms of the applicable change in control agreement. Since we assume that a change in control and triggering event had occurred on December 31, 2018, the change in control scenarios identify the March 2018 bonus amounts.

(j)	Calculated in accordance with the applicable change in control agreement. For the NEOs, this amount equals 2.99 times their annual salary and annual incentive.
(k)	Represents an additional 36 months of life, medical, dental and long-term disability benefits. These costs reflect an amount equal to three times the 2018 annual employer premiums for these benefits.
(l)

The costs of Ms. Novakovic’s, Messrs. Casey’s and Roualet’s retiree benefits are reduced in this scenario because the 36 months of continued active coverage described in Note (k) defers the commencement date of this coverage.

(m)	Represents the estimated outplacement services costs, obtained from an outplacement vendor, for 12 months for a senior executive.
(n)	Represents financial counseling and tax planning services for 36 months following the termination date, at a total cost not to exceed $30,000 for each NEO.
(o)	Represents a supplemental retirement benefit payable in cash equal to company contributions to each defined-contribution plan in which the executive participates.
(p)

Our Equity Compensation Plan and the applicable award agreements contain a “double-trigger” mechanism for all participants, including the NEOs. This mechanism provides that if, within two years following a change in control, a participant’s employment is terminated by the company for any reason other than for Cause (as defined in the plan) or by the executive for Good Reason (as defined in the plan), then all outstanding awards that have not vested will immediately vest and become exercisable and all restrictions on awards will immediately lapse.

General Dynamics 2019 Proxy Statement     55

Executive Compensation

PAY RATIO RESULTS

The chief executive officer pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

Due to the acquisition of CSRA and divestitures within GDIT in 2018, there has been a change in our employee population that we reasonably believe would result in a significant change in our pay ratio disclosure. Therefore, we have re-identified the median employee for 2018 using the same methodology we employed in 2017:

•

We determined that as of December 3, 2018 (our Determination Date), our total number of U.S. employees was approximately 93,000 and our total number of non-U.S. employees was approximately 14,000. We excluded from this employee population a total of 5,251 employees from: Mexico (2,451), Spain (859), Germany (531), Singapore (305), United Arab Emirates (247), Saudi Arabia (197), Italy (118), Estonia (74), Brazil (72), Colombia (70), Argentina (47), Netherlands (35), Russian Federation (30), France (28), Philippines (28), Bermuda (27), Israel (26), Malaysia (25), India (20), New Zealand (17), Jamaica (14), Guyana (6), Bahamas (4), Barbados (4), Czech Republic (3), Indonesia (3), Malta (3), Chile (1), Ecuador (1), Ethiopia (1), Peru (1), Portugal (1), Trinidad (1) and Turkey (1) as the total number of employees from these non-U.S. jurisdictions was less than 5 percent of our total employee population.

•

To determine our median employee pay, we chose base salary as our consistently applied compensation measure. We then calculated an annual base salary for each employee, annualizing pay for those employees who commenced work during 2018 and any employees who were on leave for a portion of 2018. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay. We used a clustered sampling methodology to identify the median base salary within this employee population.

Total annual compensation for the median employee was valued at $86,432 and total annual compensation for the chief executive officer was valued at $20,720,254, resulting in a ratio of median employee total annual compensation to chief executive officer total annual compensation of 1:240. Total annual compensation for the median employee and the chief executive officer is calculated according to the disclosure requirements of the Summary Compensation Table and includes base salary, annual incentive, equity awards, change in pension values and other compensation such as perquisites and company-paid healthcare benefits.

56     General Dynamics 2019 Proxy Statement

The following Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has furnished the following report.

The following four directors serve on the Compensation Committee: William A. Osborn (Chair), James S. Crown, Rudy F. deLeon and Laura J. Schumacher.

None of these directors is an officer or employee of General Dynamics. They all meet the independence requirements of the New York Stock Exchange.

The Compensation Committee is governed by a written charter approved by the Board. In accordance with that charter, the Compensation Committee is responsible for evaluating the performance of the chief executive officer and other General Dynamics officers as well as reviewing and approving their compensation. The Committee also establishes and monitors company-wide compensation programs and policies, including the incentive compensation plans. The Committee’s processes and procedures for the consideration and determination of executive compensation are explained in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement in accordance with Item 407(e) of Regulation S-K.

This report is submitted by the Compensation Committee.

William A. Osborn (Chair)

James S. Crown

Rudy F. deLeon

Laura J. Schumacher

March 5, 2019

General Dynamics 2019 Proxy Statement     57

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as of March 7, 2019, on the beneficial ownership of Common Stock by (1) each of our directors and nominees for director, (2) each of the NEOs and (3) all of our directors and executive officers as a group. The following table also shows Common Stock held by these individuals through company-sponsored benefits programs. Except as otherwise noted, the persons listed below have the sole voting and investment power for all shares held by them, except for such power that may be shared with a spouse.

NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED (a)			COMMON STOCK EQUIVALENTS BENEFICIALLY OWNED (b)	TOTAL COMMON STOCK AND EQUIVALENTS
	SHARES OWNED	OPTIONS EXERCISABLE WITHIN 60 DAYS	PERCENTAGE OF CLASS
Directors and Nominees
James S. Crown (c)	15,611,526	18,225	5.4%	3,048	15,632,799

Rudy F. deLeon	3,033	6,925	*	0	9,958
Cecil D. Haney	445	0	*	0	445

Lester L. Lyles	8,179	18,225	*	0	26,404

Mark M. Malcolm	4,900	5,565	*	0	10,465

Phebe N. Novakovic	450,929	1,874,280	*	0	2,325,209

C. Howard Nye	981	0	*	0	981

William A. Osborn	30,685	18,225	*	0	48,910

Catherine B. Reynolds	1,726	0	*	0	1,726

Laura J. Schumacher	4,825	11,325	*	0	16,150

Peter A. Wall	1,822	1,795	*	0	3,617
Other NEOs

Jason W. Aiken	73,593	230,960	*	0	304,553

John P. Casey	102,663	191,315	*	0	293,978

Mark C. Roualet	128,167	285,560	*	0	413,727

S. Daniel Johnson (d)	66,363	56,540	*	0	122,903

Directors and Executive Officers as a Group
(25 individuals)	16,965,025	3,709,080	7.1%	3,048	20,677,153
*	Less than 1 percent.
(a)	Includes shares in the 401(k) Plan held by the executive officers and shares of Common Stock subject to resale restrictions, for which restrictions have not expired.
(b)

Reflects phantom stock units that were received on December 1, 1999, upon termination of benefits under the former retirement plan for directors and additional phantom stock units resulting from the reinvestment of dividend equivalents on the phantom stock units.

(c)

Based solely on information provided on behalf of Mr. Crown. Of the 15,611,526 shares of Common Stock shown as beneficially owned by Mr. Crown, (i) he disclaims beneficial ownership as to 15,528,880 shares, except to the extent of his beneficial interest in entities that own these shares; and (ii) a total of 501,892 shares held indirectly by entities in which Mr. Crown holds interests are pledged as collateral for bank borrowings (and for which Mr. Crown disclaims beneficial ownership).

(d)	Information for Mr. Johnson is as of December 31, 2018, when he retired from the company.

58     General Dynamics 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of March 7, 2019, with respect to the number of shares of Common Stock owned by each person known by General Dynamics to be the beneficial owner of more than 5 percent of our Common Stock.

	COMMON STOCK BENEFICIALLY OWNED (a)
NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENTAGE OF CLASS
Longview Asset Management, LLC (b) 222 North LaSalle Street Chicago, Illinois 60601	32,898,410	11.4%
Capital Research Global Investors (c) 333 South Hope Street Los Angeles, California 90071	22,446,969	7.8%
The Vanguard Group (d) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	21,561,226	7.5%
Newport Trust Company (e) 570 Lexington Avenue, Suite 1903 New York, New York 10022	20,709,927	7.2%
BlackRock, Inc. (f) 55 East 52nd Street New York, New York 10055	17,225,288	6.0%
(a)	Share information for The Vanguard Group, Capital Research Global Investors and BlackRock, Inc. is as of December 31, 2018.
(b)

This information is based solely on information provided by Longview Asset Management, LLC (Longview). Longview manages investment portfolios for clients who own Common Stock, which include accounts of clients related to Mr. Crown. Pursuant to its investment advisory agreements, Longview has voting and dispositive power over the Common Stock held in its clients’ accounts and is deemed to beneficially own 32,898,410 shares of Common Stock, including the 15,528,880 shares included in Mr. Crown’s beneficial ownership amount for which he disclaims beneficial ownership. Clients of Longview disclaim that they are a group for purposes of Section 13(d) of the Exchange Act, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity.

(c)	This information is based solely on information contained in a Schedule 13G filed by Capital Research Global Investors with the SEC on February 14, 2019.
(d)	This information is based solely on information contained in a Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2019.
(e)

Newport Trust Company (Newport) is the independent fiduciary and investment manager for the assets of the General Dynamics Stock Fund under the General Dynamics Corporation 401(k) Plan Master Trust. Newport has shared voting power over the shares held in the General Dynamics Stock Fund. Share information for Newport is based solely on information provided on behalf of Newport.

(f)	This information is based solely on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018, regarding Common Stock that may be issued under our equity compensation plans.

	(A)	(B)	(C)

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON THE EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity compensation plans approved by shareholders	11,594,984 (a)	$143.43 (b)	27,499,790

Equity compensation plans not approved by shareholders	—	—	—

Total	11,594,984	$143.43	27,499,790
(a)

Includes 10,765,195 stock options, 38,354 shares issuable upon vesting of restricted stock units (including dividend equivalents thereon) (RSUs), and 763,302 shares issuable upon vesting of PSUs (assuming achievement at the maximum payout and including dividend equivalents thereon); and 28,133 shares of the company’s Common Stock issuable upon vesting of restricted stock units subject to terms and conditions in equity compensation plans assumed by the company in connection with the acquisition of CSRA Inc. in 2018 (Converted CSRA RSUs). No additional awards or grants may be made under those CSRA plans.

(b)	RSUs, PSUs and Converted CSRA RSUs do not have an exercise price and, therefore, are not taken into consideration in calculating the weighted average exercise price.

General Dynamics 2019 Proxy Statement     59

APPROVAL OF THE

GENERAL DYNAMICS UNITED KINGDOM SHARE SAVE PLAN

(PROPOSAL 4)

We currently have in place a Share Save Plan (the Prior U.K. Plan) approved by our shareholders in May 2009. The Prior U.K. Plan expires in March 2019. As a result, in February 2019, the Compensation Committee recommended, and the Board of Directors approved, the amended and restated General Dynamics United Kingdom Share Save Plan (the 2019 U.K. Plan) on terms substantially similar to the Prior U.K. Plan and recommended submission of the 2019 U.K. Plan to shareholders for their approval. The purpose of the 2019 U.K. Plan is to continue to provide our employees in the United Kingdom the opportunity to acquire an ownership position in General Dynamics and more closely align their interests with the interests of our shareholders.

If the shareholders approve the 2019 U.K. Plan, no new options will be granted under the Prior U.K. Plan. Any options previously granted under the Prior U.K. Plan will remain outstanding and will, among other things, continue to be exercisable in accordance with their original terms and conditions.

The 2019 U.K. Plan is being submitted to shareholders for approval. Your Board of Directors believes it is in the best interests of General Dynamics and its shareholders to approve the 2019 U.K. Plan.

SUMMARY OF THE PLAN

The principal features of the 2019 U.K. Plan are summarized below. The summary may not contain all information that is important to you. The complete text of the 2019 U.K. Plan is set forth as Appendix B to this Proxy Statement.

Plan Administration.  The 2019 U.K. Plan is administered by the Compensation Committee.

Eligibility.  Participation in the 2019 U.K. Plan may be extended to our eligible employees in the United Kingdom. There are approximately 1,450 employees eligible to participate in this plan. Currently, this plan does not benefit any NEO or other executive officer or director of General Dynamics.

Shares Subject to the Plan.  The 2019 U.K. Plan provides that 450,000 shares of Common Stock will be available for issuance under the plan.

Benefits.  Under the 2019 U.K. Plan, a participant is invited to invest a designated amount in a savings account each month and receive a corresponding tax-free bonus payment. The bonus payment is set at the outset of a participant’s savings contract. The participant may be granted an option to purchase a specified number of shares of Common Stock at an exercise price not less than 80 percent of the fair market value of Common Stock as of the later of the date on which the participant is invited to participate in the 2019 U.K. Plan, or the date on which the participant is notified of the exercise price. In practice, the exercise price has historically been set at 85 percent of the fair market value. We may grant options that can be exercised three or five years after the date of the grant. The participant may exercise his or her options but can only purchase the Common Stock with the proceeds of his or her savings account (including the tax-free bonus). Alternatively, the participant may elect to take the proceeds of his or her savings contract in cash or choose to exercise only part of the option and receive the rest in cash. Benefits under the 2019 U.K. Plan depend on the participant’s election to participate and the fair market value of the Common Stock at various future dates. As a result, it is not possible to determine future benefits that will be received by participants.

Amendment and Termination.  The Compensation Committee may amend the 2019 U.K. Plan. The 2019 U.K. Plan will terminate on the 10th anniversary of the date of adoption, or earlier by resolution of the Compensation Committee.

Tax Consequences of Awards.  Under U.K. law, no income tax is due upon receipt of an option to purchase Common Stock under the 2019 U.K. Plan. Further, no income tax is due upon the exercise of the option by a participant unless the option is exercised within three years of its date of grant for reasons other than the death, injury, disability, layoff or retirement of the participant. If any

60     General Dynamics 2019 Proxy Statement

UK Share Save Plan

income tax liability does arise, it will be based on the fair market value of the shares less the exercise price. If a participant exercises an option to purchase Common Stock and then sells the Common Stock, capital gains tax may be due on the proceeds of the sale. Under U.K. law, however, a certain amount of capital gains are excludable from taxable income each year. The bonus payments are tax-free, but early termination of the savings contract will lead to the savings being either subject to tax or interest or there will be no return on the savings. Under U.K. law, we will be able to deduct the costs of establishing the 2019 U.K. Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

THIS PROPOSAL.

General Dynamics 2019 Proxy Statement     61

SHAREHOLDER PROPOSAL – INDEPENDENT BOARD CHAIRMAN

(PROPOSAL 5)

We have been advised by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 92078, owner of at least 100 shares of Common Stock, that he intends to present the following shareholder proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. Our reasons for opposing the proposal are also presented below.

PROPOSAL AND SUPPORTING STATEMENT

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

It is especially important to have an independent board chairman when our Lead Director lacks independence. James Crown was Lead Director in spite of 31-years long-tenure. Long-tenure can impair the independence of a director no matter how well qualified. Independence is an all-important qualification for a Lead Director.

Mr. Crown also had an oversized influence since he chaired our nomination committee and was on our executive pay and audit committees. The shareholder approval of General Dynamic’s executive pay dropped precipitously from 97% in 2017 to 68% in 2018 – apparently not helped by Mr. Crown’s oversight as a member of the executive pay committee.

Plus we had 2 directors who came from the same military culture that emphasizes following orders. Retired military could be consultants instead of directors.

Meanwhile there are challenges that face our company that need to be managed well and prevented from reoccurring that could be helped by having an independent chairman to run the Board of Directors and address the above director issues while our CEO focuses on day-to-day challenges like these:

Complaint over alleged misclassification and underpayment of call center employees – General Dynamics Information Technology Inc.

July 2018

Criticisms over alleged role in controversial U.S. family separation policy

June 2018

Elimination of change-of-control excise tax gross-up in severance agreement of Phebe Novakovic – Chairman and CEO

October 2016

An independent Chairman is best positioned to build up the oversight capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company. The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.

Please vote yes:

Independent Board Chairman – Proposal 5

62     General Dynamics 2019 Proxy Statement

Shareholder Proposal

STATEMENT BY YOUR BOARD OF DIRECTORS AGAINST THE SHAREHOLDER PROPOSAL

Your Board of Directors unanimously recommends a vote AGAINST this proposal. The Board believes that our shareholders’ interests are best served when we retain the ability to select the appropriate person to serve in the chairman’s role and that our current leadership structure is effective in its independent oversight of General Dynamics. Additionally, instead of confining discussion to the actual topic of board leadership structure, the proponent resorts to baseless, irrelevant and impertinent invective that redefines the proposal as a vote on ancillary points and not the core governance topic. This calumny should be rejected with a vote against the proposal.

Our Robust Lead Independent Director Role Provides Meaningful Independent Leadership and Oversight at the Board Level. Among the several shareholder protections in the company’s corporate governance structure is a robust and clearly defined independent Lead Director role. Elected annually, the independent Lead Director’s authority and responsibilities include the following:

•	Acts as chair at board meetings when the chairman is not present, including meetings of the non-management directors;

•	Has the authority to call meetings of the non-management directors;

•	Coordinates activities of the non-management directors and serves as a liaison between the chairman and the non-management directors;

•	Works with the chairman to develop and agree to meeting schedules and agendas, and agree to the nature of the information that will be provided to directors in advance of meetings; and

•	Is available for consultation and communication with significant shareholders, when appropriate.

Our current independent Lead Director, James Crown, performs each of the substantive responsibilities outlined above as well as the following additional duties:

•

Meets regularly with our chief executive officer to delve deeply into matters of interest to the Board, to provide feedback on past Board meetings and to seek specific information for future Board meetings;

•	Consults regularly with Board members, particularly the non-management directors, to ensure strong communication among each Board member; and

•	Leads, as chairman of the Nominating and Corporate Governance Committee, the Board’s annual self-evaluation process.

Our Current Approach Allows the Board to Select the Most Appropriate Leadership Structure and Leaders for General Dynamics. The current policy on election of the Board’s chairman, consistent with the company’s Bylaws, is simple – the Board elects the best person to lead the Board in its mission to represent the interests of shareholders.

•

While our current chairman is also the chief executive officer, that arrangement is simply a reflection of the Board’s view that Phebe Novakovic is the right person for those roles currently, and that the company and its shareholders would not be well served by splitting the roles at this time.

•

General Dynamics’ Corporate Governance Guidelines provide that the Board will adopt a leadership structure that best serves the company’s needs at any particular time, and that such arrangement could involve either the separate or combined roles of chairman and chief executive officer.

•

Accordingly, as part of the selection process each year the Board considers whether the roles should be separated and whether the company and its shareholders are best served by the individual(s) serving the role(s).

Our Strong Corporate Governance Practices Ensure Management Accountability and Provide Effective Independent Oversight of General Dynamics. In addition to the strong role and significant responsibilities of our independent Lead Director, the Board has in place many other mechanisms to ensure management accountability and a balanced governance structure:

•	The Board’s four standing committees are each chaired by independent directors and are 100% independent.

•	The Board’s non-management directors meet in executive session without management present at every Board meeting.

General Dynamics 2019 Proxy Statement     63

Shareholder Proposal

•	All directors, except the current chief executive officer, meet the independence requirements of the New York Stock Exchange Listing Standards and the company’s Corporate Governance Guidelines.

•	The full Board and each committee have authority to retain their own independent outside legal, financial or other advisors, as the members deem necessary.

•	The full Board participates in performance management and assessment of both senior management and itself.

•

Our shareholders enjoy strong shareholder rights, including the right to request a special meeting of shareholders and proxy access (the ability to nominate director candidates, and have those nominees included in our proxy statement).

The Corporate Governance Concerns Raised by the Proponent are Unfounded and Do Not Accurately Reflect the Company’s Leadership and Governance Practices.

•

First, the proponent asserts that our independent Lead Director “lacks independence” because of his substantial tenure on the Board. Mr. Crown is independent under all applicable independence standards and has continuously received very strong support from shareholders in his annual election to the Board. Additionally, Mr. Crown’s tenure and experience enable him to bring valuable and independent views to the boardroom, where he provides thoughtful leadership for both fellow directors and senior management.

•

Second, for the second year in a row the proponent suggests that he takes objection to anyone with a military background serving as a director. Directors with prior military service provide our Board with an unparalleled understanding of the requirements and priorities of several of the company’s key customers. With the U.S. Government representing on average 60 percent of our revenues over the past several years, intimacy with our customer’s priorities and demands is critical. Our directors with prior military service play an irreplaceable role in advising our businesses on how to ensure that our products and services remain effective and responsive to our customers in supporting national security and defense programs. Furthermore, these directors are actively engaged in the Board’s deliberations and each exercises his own independent judgment in fulfilling fiduciary duties and maximizing shareholder value.

•

Additionally, the proponent invokes three entirely irrelevant topics labeled as company challenges. A proposal concerning Board leadership structure should not be an avenue for debating unrelated issues. There is no demonstrable or intuitive link between the items listed by the proponent and the Board’s leadership structure. Two of the items invoked by the proponent, without a full discussion of the issues concerned, are misleading and, in the case of the call center business, relates to a business that is no longer owned by the company. The third item, regarding the company’s elimination of excise tax gross-up payments, is unquestionably favorable to shareholders and cannot logically be criticized as evidencing a problem with the Board’s governance.

Conclusion: Our Current Structure of a Combined Chief Executive Officer and Chairman with a Strong Lead Independent Director Enhance Your Board’s Ability to Govern the Company in Shareholders’ Best Interests.

•

Your Board believes that the decision of who should serve in the roles of chairman and chief executive officer, and whether these roles should be combined, is the responsibility of the Board. This decision is not appropriately addressed with a “one-size-fits-all” approach that assumes a single leadership structure works at all times.

•	Your Board regularly evaluates the corporate governance structures in place at our company, including the roles of chairman and chief executive officer.

•

While the Board has in the past and may again in the future determine that the interests of the company would be best served by separating the roles of chairman and chief executive officer, the Board believes that, on balance, a combined role works best at this time.

•	Your Board will continue to evaluate these structures to determine the appropriate board leadership structure for the company. This model best serves our dynamic and successful company.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

AGAINST THIS SHAREHOLDER PROPOSAL.

64     General Dynamics 2019 Proxy Statement

INFORMATION REGARDING THE ANNUAL MEETING AND VOTING

All shareholders of record at the close of business on March 7, 2019, are entitled to vote their shares of Common Stock at the Annual Meeting. On the record date, General Dynamics had 288,769,918 shares of Common Stock issued and outstanding.

Following are questions and answers about the annual meeting and voting.

ANNUAL MEETING ATTENDANCE

Will I need to provide documentation to attend the Annual Meeting? Yes. All shareholders will need an admission ticket and personal photo identification for admission. You may print your own admission ticket and you must bring it to the meeting. Tickets can be printed by accessing Shareholder Meeting Registration at www.ProxyVote.com and following the instructions provided. If you are unable to print your tickets, please call Broadridge Financial Solutions, Inc. (Broadridge) at 844-318-0137 toll-free or 925-331-6070 international toll for assistance.

How many shares must be present to hold the Annual Meeting? A quorum of shares must be present to hold the Annual Meeting. A quorum is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of Common Stock as of the record date. If you submit a properly completed proxy in accordance with one of the voting procedures described below or appear at the Annual Meeting to vote in person, your shares of Common Stock will be considered present. For purposes of determining whether a quorum exists, abstentions and broker non-votes (as described below) will be counted as present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

How are proxy materials being distributed for the Annual Meeting? As permitted by the rules of the SEC, we are providing the proxy materials for our 2019 Annual Meeting via the Internet to most of our shareholders. Use of the Internet will expedite receipt of the 2019 proxy materials by many of our shareholders and help to keep mailing costs for our Annual Meeting as low as possible. For shareholders who are participants in our 401(k) plans we are required generally to deliver proxy materials in hard copy. On March 21, we initiated delivery of proxy materials to our shareholders of record in one of two ways: (1) a notice containing instructions on how to access proxy materials via the Internet or (2) a printed copy of those materials. If you received a notice in lieu of a printed copy of the proxy materials, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice provides instructions on how to access the proxy materials on the Internet and how to vote online or by telephone. If you received such a notice and would also like to receive a printed copy of the proxy materials, the notice includes instructions on how you may request a printed copy.

VOTING

Who is entitled to vote at the Annual Meeting? You must be a shareholder of record on the record date, which is March 7, 2019, to vote your shares at the Annual Meeting.

How do I vote my shares? How you vote your shares will depend on whether you are a shareholder of record or a beneficial owner of your shares.

Shareholders of record. Each shareholder of record is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held. You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., as of the record date. If you are a shareholder of record, Broadridge provides proxy materials to you on our behalf. If your shares are registered in different names or held in more than one account, you may receive more than one proxy card or set of voting instructions. In that case, you will need to vote separately for each set of shares in accordance with the following voting procedures.

Shareholders of record may cast their vote in one of the following ways:

YOU MAY CAST YOUR VOTE:
By Internet:	access www.ProxyVote.com and follow the instructions
By Telephone:	call 1-800-690-6903 and follow the instructions
By Mail:	sign and date each proxy card received and return each card using the prepaid postage envelope
In Person:	attend the Annual Meeting and vote by ballot

General Dynamics 2019 Proxy Statement     65

Annual Meeting Information

The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. eastern time on April 30, 2019. Please note the voting deadline differs for participants in our 401(k) plans, as described below. All shares represented by properly executed, completed and unrevoked proxies that are received on time will be voted at the Annual Meeting in accordance with the specifications made in the proxy card.

IF YOU RETURN A SIGNED PROXY CARD BUT DO NOT SPECIFICALLY DIRECT THE VOTING OF SHARES, YOUR PROXY WILL BE VOTED AS FOLLOWS:
FOR the election of directors as described in this Proxy Statement
FOR the selection, on an advisory basis, of KPMG LLP as the independent auditors of the company
FOR the approval, on an advisory basis, of the compensation of the named executive officers
FOR the approval of the General Dynamics United Kingdom Share Save Plan
AGAINST the shareholder proposal
IN ACCORDANCE WITH the judgment of the proxy holders for other matters that properly come before the Annual Meeting

Beneficial Owners. If your shares are held by a bank, broker or other holder of record (sometimes referred to as holding shares in “street name”), the bank, broker or other holder is the shareholder of record and you are the beneficial owner of those shares. Your bank, broker or other holder of record will forward the proxy materials to you. As the beneficial owner, you have the right to direct the voting of your shares by following the voting instructions provided with these proxy materials. Please refer to the proxy materials forwarded by your bank, broker or other holder of record to see which voting options are available to you.

401(k) Plan Participants. Fidelity Management Trust Company (Fidelity), as trustee, is the holder of record of the shares of Common Stock held in our 401(k) plans – the General Dynamics Corporation 401(k) Plan and the General Dynamics Corporation 401(k) Plan for Represented Employees. If you are a participant in one of these plans and in the fund that invests in shares of Common Stock, you are the beneficial owner of the shares of Common Stock credited to your plan account. As beneficial owner and named fiduciary, you have the right to instruct Fidelity, as plan trustee, how to vote your shares. If you do not provide Fidelity with timely voting instructions then, consistent with the terms of the plans, Newport Trust Company (Newport), will direct Fidelity, in Newport’s discretion, how to vote the shares. Newport serves as the independent fiduciary and investment manager for the General Dynamics Stock Fund of the 401(k) plans.

Broadridge provides proxy materials to participants in these plans on behalf of Fidelity. If you are a plan participant and also a shareholder of record, Broadridge may combine the shares registered directly in your name and the shares credited to your 401(k) plan account onto one proxy card. If Broadridge does not combine your shares, you will receive more than one set of proxy materials. In that case, you will need to submit a vote for each set of shares. The vote you submit via proxy card or the telephone or Internet voting systems will serve as your voting instructions to Fidelity. To allow sufficient time for Fidelity to vote your 401(k) plan shares, your vote, or any re-vote, must be received by 9:00 a.m. eastern time on April 29, 2019.

Can I change or revoke my proxy vote? A shareholder of record may change or revoke a proxy at any time before it is voted at the Annual Meeting by:

A PROXY MAY BE REVOKED BY:
Sending written notice of revocation to our Corporate Secretary
Submitting another proxy card that is dated later than the original proxy card
Re-voting by using the telephone or Internet voting systems, or
Attending the Annual Meeting and voting by ballot (attendance at the Annual Meeting alone will not act to revoke a prior proxy).

Our Corporate Secretary must receive notice of revocation, or a subsequent proxy card, before the vote at the Annual Meeting for a revocation to be valid. Except as described above for participants in our 401(k) plans, a re-vote by the telephone or Internet voting systems must occur before 11:59 p.m. eastern time on April 30, 2019. If you are a beneficial owner, you must revoke your proxy through the appropriate bank, broker or other holder of record.

66     General Dynamics 2019 Proxy Statement

Annual Meeting Information

VOTE REQUIRED

What is a broker non-vote? A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner. Banks, brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, executive compensation matters, approval of an equity compensation plan and the shareholder proposal, these banks, brokers and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage all shareholders that hold shares through a bank, broker or other holder of record to provide voting instructions to those holders to ensure that their shares are voted at the Annual Meeting.

What is the vote required for each proposal, and what is the effect of an abstention or broker non-vote on the voting?

VOTE REQUIREMENTS AND THE EFFECT OF ABSTENTIONS OR BROKER NON-VOTES
PROPOSAL	VOTING STANDARD	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Proposal 1: Election of the Board of Directors of the Company

Directors will be elected by a majority of the votes cast and entitled to vote at the Annual Meeting. A “majority of the votes cast” means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. You may vote for, vote against or abstain from voting for any or all nominees.

Abstentions and broker non-votes will not be counted as a vote cast “for” or “against” a director’s election.

Proposal 2: Advisory Vote on the Selection of Independent Auditors

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against this proposal. Broker non-votes do not occur for this proposal because banks, brokers and other holders of record have authority under the New York Stock Exchange rules to vote in their discretion on the selection of independent auditors.

Proposal 3: Advisory Vote to Approve Executive Compensation

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal.

Proposal 4: Approval of the General Dynamics United Kingdom Share Save Plan

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal.

Proposal 5: Shareholder Proposal

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal.

Who will count the votes? Representatives of American Election Services, LLC, will tabulate the vote at the Annual Meeting.

Who is soliciting votes for the Annual Meeting? The Board of Directors is soliciting proxies from shareholders. Directors, officers and other employees of General Dynamics may solicit proxies from our shareholders by mail, e-mail, telephone, facsimile or in person. In addition, Innisfree M&A Incorporated (Innisfree), 501 Madison Avenue, New York, New York, is soliciting brokerage firms, dealers, banks, voting trustees and their nominees.

We will pay Innisfree approximately $15,000 for soliciting proxies for the Annual Meeting and will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock. We will not provide compensation, other than their usual compensation, to our directors, officers and other employees who solicit proxies.

General Dynamics 2019 Proxy Statement     67

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

If any other matters properly come before the Annual Meeting, the individuals named in the proxy card will have discretionary authority to vote the shares they represent on those matters, except to the extent their discretion may be limited under Rule 14a-4(c) of the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, as well as anyone who is a beneficial owner of more than 10 percent of a registered class of our stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange, and to furnish us with copies of these forms. To our knowledge, based solely on a review of the copies of Forms 3, 4 and 5 submitted to us, all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act during 2018.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with the 2020 annual meeting, your written proposal must comply with the rules of the SEC and be received by us no later than November 22, 2019. The proposal should be sent to the Corporate Secretary, General Dynamics Corporation, 2941 Fairview Park Drive, Suite 100, Falls Church, Virginia 22042.

If you intend to present a proposal at the 2020 annual meeting that is not to be included in our proxy materials, including director nominations, you must comply with the various requirements established in our Bylaws. Among other things, the Bylaws require that a shareholder submit a written notice to our Corporate Secretary at the address in the preceding paragraph no earlier than January 2, 2020, and no later than February 1, 2020.

In addition, our Bylaws permit a shareholder or a group of up to 20 shareholders who have owned 3 percent or more of our outstanding shares of capital stock continuously for three years to submit director nominees for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. These requirements can be found in Article II, Section 10 of our Bylaws, and include the requirement that the applicable notice be received by the company no earlier than October 23, 2019, and no later than November 22, 2019.

ANNUAL REPORT ON FORM 10-K

The Annual Report, which includes our Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our 2018 Annual Report, as filed with the SEC. A request for the report can be made verbally or in writing to Investor Relations, General Dynamics Corporation, 2941 Fairview Park Drive, Suite 100, Falls Church, Virginia 22042, (703) 876-3000 or through our website. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.gd.com/SECFilings.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one Annual Report and Proxy Statement to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address. In that case, we will deliver promptly a separate copy of the Annual Report and Proxy Statement. For future deliveries, shareholders who share a single address can request a separate copy of our Annual Report and Proxy Statement. Similarly, if multiple copies of the Annual Report and Proxy Statement are being delivered to a single address, shareholders can request a single copy of the Annual Report and Proxy Statement for future deliveries. To make a request, please call 703-876-3000 or write to the Corporate Secretary, General Dynamics Corporation, 2941 Fairview Park Drive, Suite 100, Falls Church, Virginia 22042.

68     General Dynamics 2019 Proxy Statement

APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES

(DOLLARS IN MILLIONS)

This Proxy Statement contains non-GAAP financial measures, as defined by Regulation G of the SEC.

We emphasize the efficient conversion of net earnings into cash and the deployment of that cash to maximize shareholder returns. As described below, we use free cash flow from operations and ROIC to measure our performance in these areas. While we believe these metrics provide useful information, they are not defined operating measures under U.S. generally accepted accounting principles (GAAP), and there are limitations associated with their use. Our calculation of these metrics may not be completely comparable to similarly titled measures of other companies due to potential differences in the method of calculation. As a result, the use of these metrics should not be considered in isolation from, or as a substitute for, other GAAP measures.

Free Cash Flow. We define free cash flow from operations as net cash provided by operating activities less capital expenditures. We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our Common Stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The following table reconciles the free cash flow from operations with net cash provided by operating activities:

Year Ended December 31	2018	2017	2016
Net cash provided by operating activities	$3,148	$3,876	$2,163
Capital expenditures	(690)	(428)	(392)
Free cash flow from operations	$2,458	$3,448	$1,771

Return on Invested Capital. We believe ROIC is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and shareholders’ equity excluding accumulated other comprehensive loss. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. ROIC is calculated as follows:

Year Ended December 31	2018	2017	2016
Earnings from continuing operations	$3,358	$2,912	$2,679
After-tax interest expense	295	76	64
After-tax amortization expense	213	51	57
Net operating profit after taxes	$3,866	$3,039	$2,800
Average invested capital	$25,367	$18,099	$17,168
Return on invested capital	15.2%	16.8%	16.3%

In evaluating the company’s ROIC performance for the 2016 – 2018 period, the Compensation Committee excluded the effects of the early 2018 CSRA acquisition since the acquisition was not contemplated at the time the target ROIC was set in 2016. Additionally, the calculation of 2016 ROIC for purposes of the PSU performance evaluation reflects ROIC as reported in the company’s Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 6, 2017, which did not include the effects of the company’s adoption of ASC Topic 606, Revenue from Contracts with Customers. Accordingly, the following table shows the calculation of ROIC as used by the Compensation Committee in determining the appropriate ROIC performance over the three-year 2016 – 2018 period.

General Dynamics 2019 Proxy Statement     A-1

Appendix A

Year Ended December 31	2018	2017	2016
Earnings from continuing operations	$3,399	$2,912	$3,062
After-tax interest expense	104	76	64
After-tax amortization expense	64	51	57
Net operating profit after taxes	$3,567	$3,039	$3,183
Average invested capital	$19,328	$18,099	$17,619
Return on invested capital	18.5%	16.8%	18.1%

A-2     General Dynamics 2019 Proxy Statement

APPENDIX B

GENERAL DYNAMICS UNITED KINGDOM

SHARE SAVE PLAN

(as amended and restated on February 9, 2019)

HM Revenue and Customs Reference: SRS 104410

Adopted by the Company on March 4, 2009

Approved by HM Revenue and Customs on August 11, 2009

Renewed by the Company for a further ten year period from March 4, 2019 on February 9, 2019, incorporating, inter alia, (a) amendments that took effect automatically from July 17, 2013 by virtue of section 14 of and Schedule 2 to the Finance Act 2013 and (b) amendments that took effect automatically from April 6, 2014 by virtue of section 51 of and Schedule 8 to the Finance Act 2014

1.	Definitions

In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

“Accounting Period”	—	an accounting reference period of the Company;

“Act”	—	the Income Tax (Earnings and Pensions) Act 2003;

“Acquiring Company”	—	where the conditions of paragraph 38 of Schedule 3 are met, such company as shall be at any time the “acquiring company” as defined in that paragraph;

“Adoption Date”	—	the date on which the Plan is adopted by a resolution of the Board;

“Announcement Date”	—	the date on which the results of the Company are announced for any period;

“Application”	—	an application for an Option in the form as approved by the Committee from time to time;

“Approval Date”	—	the date upon which HM Revenue and Customs approves the Plan;

“Associated Company”	—	has the same meaning as in paragraph 47 of Schedule 3;

“Auditors”	—	the auditors for the time being of the Company (acting as experts and not as arbitrators);

“Board”	—	the board of directors of the Company or a duly constituted committee thereof at which a quorum is present;

“Bonus Date”	—

where repayments under the relevant Savings Contract are taken as including the Maximum Bonus, the earliest date on which the Maximum Bonus is payable and in any other case the earliest date on which a bonus is payable under the relevant Savings Contract;

General Dynamics 2019 Proxy Statement     B-1

Appendix B

“Committee”	—

the Compensation Committee of the Board of Directors of the Company comprising two or more members of the Board of Directors, all of whom shall be “non-employee directors” or the Board of Directors of any Participating Company to which such authority is delegated by the Compensation Committee;

“Company”	—	General Dynamics Corporation or save for Rules 2, 3, 4, 5 and 10.2;

	(i)	the Acquiring Company; or

	(ii)	some other company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 10 of Schedule 3 over whose shares a New Option has been granted;

“Common Stock”	—	General Dynamics Corporation Common Stock;

“Control”	—	has the same meaning as in section 719 of the Act;

“Date of Grant”	—	the date on which an Option is, was or is to be granted under the Plan, pursuant to Rule 4.1, or on which an Option is or was treated as being granted pursuant to Rule 4.3;

“Dealing Day”	—	a day on which The New York Stock Exchange is open for the transaction of business;

“Eligible Employee”	—	any employee or director of any Participating Company who:

(a)	(i)	in the case of a director, normally devotes more than 25 hours per week to his duties (exclusive of meal breaks);

	(ii)	has earnings from his office or employment which meet (or would meet if there were any) the requirements set out in paragraphs 6(2)(c) of Schedule 3;

	(iii)	is employed by any Participating Company on the date on which the Committee grants an Option pursuant to Rule 4.1 below;

(b)	—	has been nominated by the Committee either individually or as a member of a category of directors or employees for participation in the Plan;

(c)	—	is not prohibited from participating by the provisions of Paragraph 8 of Schedule 3 (whether falling within (a) or (b) above);

“Exercise Price”	—

the amount as determined by the Board and expressed in dollars, which a Participant shall pay to acquire Common Stock on the exercise of an Option being, subject to Rule 4.3 and Rule 8 not less than 80% or other such percentage as is for the time being permitted by statute or other statutory provision of Fair Market Value of Common Stock on the day the Invitation was issued pursuant to Rule 2 if the Exercise Price is specified in the Invitation or, if the Exercise Price is notified to the Eligible Employees after the Invitations are issued but before the Options are granted in accordance with Rule 2.2, on the date the Eligible Employees are so notified;

B-2     General Dynamics 2019 Proxy Statement

Appendix B

“Fair Market Value”	—

on any day an amount equal to the closing middle market quotation of Common Stock on the New York Stock Exchange for the immediately preceding Dealing Day or if on that day the Shares are not so listed, the market value of Common Stock determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with HM Revenue and Customs Shares and Assets Valuation on or before that day, in either case determining (if so required for the purposes of any relevant provisions in Schedule 3) the market value of Common Stock that is subject to a Restriction as if it was not subject to any Restriction;

“Group”	—	the Company and its Subsidiary companies and the phrase “Group Company” shall be construed accordingly;

“Group Employee”	—	a director or employee of any Group Company;

“ICTA”	—	means the Income and Corporate Taxes Act 1988;

“Injury or Disability”	—	the cessation of employment or office by reason of injury or disability provided the Committee are satisfied, on production of such evidence as it may reasonably require:

	(i)	that the individual has ceased to exercise and, by reason of injury or disability, is incapable of exercising that office or employment; and

	(ii)	that the individual is likely to remain so incapable for the foreseeable future;

“Invitation”	—	a letter of invitation to participate in the Plan in a form approved by the Committee from time to time;

“Invitation Period”	—	subject to Rule 10.6 any time following the Approval Date;

“Maximum Bonus”	—	the bonus payable to the Participant at the maturity of a Savings Contract which matures after seven years;

“New Option”	—

an option over shares meeting the requirements of sub-paragraphs 39 (4)(a) to (d) of Schedule 3, granted in consideration for the release of a Subsisting Option within the relevant period specified in paragraph 58(3) of Schedule 3;

“Nominated Savings Authority”	—	the savings authority or the savings authorities (as the case may be) nominated by the Company for the purposes of the Plan;

“Non-UK Company Reorganisation Arrangement”	—	has the same meaning as in paragraph 47A of Schedule 3;

“Option”	—	a right to purchase Common Stock granted or to be granted pursuant to Rules 4.1, 4.2 or 4.3;

“Option Certificate”	—	an option certificate in a form approved by the Committee from time to time;

“Participant”	—	a person who has been granted an Option or (where the context admits) his legal personal representative(s);

“Participating Company”	—	any Group Company nominated by the Committee to participate in the Scheme from time to time;

General Dynamics 2019 Proxy Statement     B-3

Appendix B

“Recognised Exchange”	—	a recognised stock exchange within the meaning of section 109 of the Finance Act 2007 or a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000;

“this Plan” or “the Plan”	—	the General Dynamics United Kingdom Share Save Plan constituted and governed by the Rules with, and subject to any amendments thereto properly effected;

“Redundancy”	—	the cessation of employment or office by reason of redundancy within the meaning of the Employment Rights Act 1996;

“Renewal Date”	—	March 4, 2019;

“Restriction”	—	a restriction within the meaning given to that term by paragraph 48(3) of Schedule 3;

“Retirement”	—	the cessation of employment or office by reason of retirement

“Rules”	—	the rules of the Plan as the same may be amended from time to time and “Rule” shall be construed accordingly;

“Savings Contract”	—

a 3 or 5 year contract under a certified contractual savings scheme (within the meaning of section 702 of the Income Tax (Trading and Other Income) Act 2005 entered into by an Eligible Employee with a Nominated Savings Authority;

“Schedule 3”	—	Schedule 3 to the Act;

“Schedule 3 SAYE Option Scheme”	—	has the same meaning as in paragraph 1 of Schedule 3;

“Specified Age”	—	age 65;

“Standard 3 Year Bonus”	—	the bonus (if any) payable to the Participant under a Savings Contract which matures after three years;

“Standard 5 Year Bonus”	—	the bonus (if any) payable to the Participant under a Savings Contract which matures after five years;

“Subsidiary”	—	a company which is under the Control of the Company and which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006;

“Subsisting Option”	—	an Option which has been granted and which has not lapsed, been surrendered, renounced or been exercised in full.

1.1	In these Rules, except insofar as the context otherwise requires:

(i)	words denoting the singular shall include the plural and vice versa;

(ii)	words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

(iii)

reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

B-4     General Dynamics 2019 Proxy Statement

Appendix B

(iv)	words have the same meanings as in Schedule 3 unless the context otherwise requires; and

(v)	headings and captions are provided for reference only and shall not be considered as part of the Plan.

1.2

This Plan is intended to be a Schedule 3 SAYE Option Scheme for the purposes of the Act and this Plan and any Option granted under it shall be interpreted, operated and administered in a manner that is consistent with that intention and in the case of any conflict between the Rules and the provisions of sections 516 to 519 and Schedule 3 (the “legislation”), the legislation shall prevail so that this Plan may be treated as a Schedule 3 SAYE Option Scheme.

2.	Invitation to apply for Options

2.1

The Committee may during any Invitation Period but not later than the tenth anniversary of the Renewal Date invite every Eligible Employee by issuing an Invitation to apply for the grant of an Option, providing that at the intended Date of Grant the Common Stock satisfies the conditions of paragraphs 18 to 22 inclusive of Schedule 3.

2.2	Each Invitation shall specify:

(i)	the date, being not less than 14 days after the issue of the Invitation, by which an application must be made;

(ii)	whether or not the Eligible Employee may take out a 3 or 5 year Savings Contract;

(iii)	the Exercise Price or that the Exercise Price will be notified to Eligible Employees at a reasonable time prior to the closing date for Applications;

(iv)	whether or not for the purpose of determining the number of shares of Common Stock over which an Option may be exercised, the repayment under the Savings Contract is to be taken:

(a)	as including the Maximum Bonus;

(b)	as including only the Standard 5 Year Bonus or the Standard 3 Year Bonus;

(c)	as not including a bonus;

(v)

the maximum permitted aggregate monthly savings contribution being the lesser of the maximum amount specified in Paragraph 25 of Schedule 3 or such other maximum as may be determined by the Committee, and be permitted by HM Revenue and Customs pursuant to Schedule 3 and by the Nominated Savings Authority;

and the Committee may determine and include in the Invitations details of the maximum value on the date of the issue of the Invitation of shares of Common Stock over which Options may be granted on that occasion and a statement that in the event of excess Applications, each Application may be scaled down in accordance with the Rules.

2.3	Each Invitation shall be accompanied by an Application which shall provide for the applicant to state:

(i)	the monthly savings contribution being a multiple of £1 and not less than £5 which he wishes to make under the related Savings Contract;

(ii)	whether or not he wishes to take out a 3 or 5 year Savings Contract;

(iii)

that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract will not exceed the maximum permitted aggregate monthly savings contribution specified in the Invitation;

(iv)

his election as to whether for the purpose of determining the maximum value of shares of Common Stock over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including the Maximum Bonus, the Standard 5 Year Bonus, or the Standard 3 Year Bonus or as not including a bonus, and shall authorise the Committee to enter on the Savings Contract such monthly savings contributions, not exceeding the maximum stated on the Application, as shall be determined pursuant to Rule 3 below.

2.4	Each Application shall be deemed to be for an Option to acquire such number of shares of Common Stock as can be bought at the Exercise Price with the repayment under the related Savings Contract.

General Dynamics 2019 Proxy Statement     B-5

Appendix B

3.	Scaling Down

3.1

If the Committee receives valid Applications over an aggregate value of Common Stock which exceeds the amount stated pursuant to Rule 2.2 or any limitation determined pursuant to Rule 5, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

(i)	the excess over £5 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary;

(ii)	each election for a Maximum Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the Standard 5 Year Bonus to be included;

(iii)	each election for a Standard 5 Year Bonus or a Standard 3 Year Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the bonus to be excluded;

(iv)	applications will be selected by lot, each based on a monthly savings contribution of £5 and the inclusion of no bonus in the repayment under the Savings Contract.

3.2

If after applying the provisions of Rule 3.1(i) to (iii) inclusive the value of Common Stock available is still insufficient to enable an Option based on monthly savings contributions of £5 to be granted to each Eligible Employee who made a valid Application the Committee may, as an alternative to selecting by lot as in (iv) above, determine in its absolute discretion that no Options shall be granted.

3.3	If the Committee so determines the provision in Rule 3.1(i) to (iv) inclusive may be modified or applied in any manner as may be permitted by Schedule 3.

3.4

Each Application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Committee shall complete each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

4.	Grant of Options

4.1

Within 30 days of the first day by reference to which the Fair Market Value of the Common Stock is determined (or within 42 days of that day when Rule 3 applies and Options cannot be granted within the 30 day period), the Committee shall grant to each applicant who is still an Eligible Employee an Option over such number of shares of Common Stock as can be purchased on the date of exercise of that Option with the repayment under the relevant Savings Contract.

4.2

If the Company is prevented by statute, order, regulation or government directive from granting Options within any such periods, then the Committee may grant Options within twenty one days of the lifting of such restrictions providing the grant takes place not more than 30 days following the date on which Fair Market Value was determined for the purposes of the Option grant in question or not later than 42 days following the date Fair Market Value was determined if Applications have been scaled down pursuant to Rule 3.1.

4.3

Where the circumstances noted in Rule 7.4 apply New Options may be granted within the terms of paragraph 38(1) Schedule 3 in consideration for the release of Options previously granted under this Plan. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

4.4

No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 4.4 shall not prevent the Option of a deceased Participant being exercised by his personal representative(s) within the terms of these Rules.

4.5

As soon as possible after Options have been granted the Committee shall issue an Option Certificate specifying the Date of Grant and the Exercise Price. If the shares of Common Stock which are the subject of an Option are subject to any Restriction, the Committee shall as soon as practicable after the Date of Grant notify Participants of that fact and the details of any such Restriction.

5.	Limitations on Grant

5.1	Before Invitations are issued on any occasion, the Committee may determine a limit on the value of shares of Common Stock which are to be available in respect of that issue of Invitations.

B-6     General Dynamics 2019 Proxy Statement

Appendix B

5.2

Further, subject to any adjustment as contemplated by Rule 8, the total number of shares of Common Stock which may be issued and/or delivered under this Plan is (a) 600,000 in respect of the ten-year period from the Adoption Date, and (b) 450,000 in respect of the ten-year period from the Renewal Date. The Committee may not grant Options which would cause this limit to be exceeded. In determining this limit, no account shall be taken of any Options to the extent they have ceased to be exercisable.

6.	Exercise of Options

6.1

Subject to each of the succeeding sections of this Rule 6 and Rule 9 any Subsisting Option may be exercised by the Participant or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

(i)	the Bonus Date;

(ii)	the death of the Participant;

(iii)

upon the Participant ceasing to be a Group Employee where that cessation was by reason of Injury, Disability, Redundancy, ~~or~~ Retirement or by reason of a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

(iv)	an opportunity to exercise the Option pursuant to Rule 7;

(v)

upon the Participant ceasing to be a Group Employee, where that cessation was by reason only that his employing company which is an associated company of the Company (within the meaning given to that term in paragraph 35(4) of Schedule 3) ceases to be such an associated company by reason of a change of control (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010), or that the office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has Control where the transfer is not a relevant transfer within the meaning of the Transfer of Undertaking (Protection of Employment) Regulations 2006.

6.2	An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

(i)	except where the Participant has died, the expiry of six months following the Bonus Date;

(ii)	where the Participant has died within six months following the Bonus Date, the first anniversary of the Bonus Date;

(iii)	where the Participant has died before the Bonus Date, the first anniversary of his death;

(iv)	unless the Participant has died, on the expiry of six months after the Option has become exercisable by virtue of Paragraph (iii) or (v) of Rule 6.1;

(v)

immediately following the Participant ceasing to be a Group Employee save when the Participant ceases to be a Group Employee in the circumstances in Rule 6.1(ii), (iii), (iv) and (v) above, and save when the Participant ceases to be a Group Employee but continues to be an employee or director of any Associated Company or company of which the Company has Control;

(vi)	the expiry of six months after the Option has first become exercisable in accordance with Rule 7;

(vii)	the Participant being adjudicated bankrupt;

(viii)

upon the Participant giving notice, (or under the terms of his Savings Contract being deemed to have given notice), to the Nominated Savings Authority that he intends to stop paying monthly contributions under his Savings Contract prior to the date upon which a right to exercise the Option shall arise;

(ix)	on the winding up other than a voluntary winding up of the Company; and

(x)	six months following a voluntary winding up of the Company.

6.3

If a Participant continues to be employed by a Group Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option which was granted before July 17, 2013 within six months following that date.

6.4

No person shall be treated for the purposes of this Rule 6 as ceasing to be a Group Employee until he is no longer a director or employee of the Company, and Associated Company of the Company or a company of which the Company has Control.

General Dynamics 2019 Proxy Statement     B-7

Appendix B

7.	Take-overs, Reconstructions and Liquidations

7.1	If any person obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Common Stock subject to a Subsisting Option then the Committee shall notify all Participants as soon as is practicable of the offer in accordance with Rule 10.4. Any Subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2

If under Section 900 of the Companies Act 2006 it is proposed that the Court sanctions a compromise or arrangement applicable to or affecting (i) all of the ordinary share capital of the Company or all of the shares in the Company which are of the same class as Common Stock which may be acquired by exercise of Options, or (ii) all the shares, or all the shares of the same class which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Scheme, then the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. Any Subsisting Option may be exercised by a Participant subject to the terms of this Rule before the expiry of six months from the date on which the Court sanctions such compromise or arrangement. Subject to Rule 7.6, at the end of the relevant period an unexercised Option shall lapse. If any person obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which becomes binding on the shareholders covered by it any Subsisting Options may be exercised before the expiry of six months from the date on which such Non-UK Company Reorganisation Arrangement becomes binding. For the purposes of this Rule 7.2, the reference to the ordinary share capital of the Company does not include any capital already held by the person making the offer or a person connected with that person, and the reference to the shares does not include any shares already held by the person making the offer or a person connected with that person.

7.3

If any person becomes bound or entitled to acquire Common Stock under sections 976 to 981 or 983 to 985 of the Companies Act 2006 (or similar circumstances occur which are acceptable to HM Revenue and Customs) any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

7.4

If as a result of the events specified in Rules 7.1 or 7.2 an Acquiring Company has obtained Control of the Company, or if an Acquiring Company has become bound or entitled as mentioned in Rule 7.3, the Participant may, if the Acquiring Company so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option. A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules. A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option. An exchange of Options pursuant to this Rule 7.4 shall not alter the fact that this Plan remains that of the Company as the original scheme organiser.

7.5

If a resolution is passed at a general meeting for the voluntary winding-up of the Company, an Option shall notwithstanding Rule 6.1(i) be exercisable in whole or in part for a period of six months after which the Option shall to the extent unexercised thereupon lapse.

7.6

An Option whether or not exercisable prior to or as a result of the occurrence of an event specified in Rule 7.1, 7.2, 7.3 or 7.5 shall if an event so specified occurs lapse in accordance with the relevant sub-rule of Rule 7, or if earlier, as determined by Rule 6.2(i) to (x), save that in the case of any Option granted on or after April 6, 2014 which has become exercisable under Rules 6.2(ii) and (iii), such Option shall not lapse in accordance with Rules 7.1, 7.2 or 7.3 but shall lapse only on the expiry of the relevant 12 month period under Rules 6.2(ii) and (iii). Where prior to the date an Option lapses there occurs one or more further events specified in Rules 7.1, 7.2, 7.3 or 7.5 an Option shall lapse on the earlier of the date determined by the preceding part of this Rule 7.6 and the date of lapse relevant to the further event or events.

7.7	For the purpose of this Rule 7 other than Rule 7.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

B-8     General Dynamics 2019 Proxy Statement

Appendix B

7.8	The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9.

7.9	A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.

7.10

Notwithstanding any provision to the contrary, where this Rule 7 applies or is expected to apply, and in consequences of an event specified in Rule 7.1, 7.2, 7.3 or 7.5, the Common Stock no longer meets, or is not expected to meet, the requirements of paragraphs 17 to 20 and 22 of Part 4 of Schedule 3, the Committee may determine that Options may be exercised within a period of 20 days ending on such specified event (conditional upon and with effect from that event occurring) or a period of 20 days after such event. The Committee shall act fairly and reasonably in exercising its discretion under this Rule.

8.	Variation of Share Capital

8.1

In the event of any variation of the share capital of the Company affecting the Common Stock, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number and nominal amount of Common Stock subject to any Option and the Exercise Price may be adjusted by the Committee in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable provided that:

(i)	the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Saving Contract at the Bonus Date;

(ii)	at any time when the Plan remains approved by HM Revenue and Customs no adjustment shall take effect without the prior approval of HM Revenue and Customs;

(iii)	following the adjustment the Common Stock shall continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 3; and

(iv)

the total Fair Market Value of Common Stock subject to any Option is immediately after the adjustment or adjustments substantially the same as what it was immediately before the adjustment or adjustments.

8.2

Such variation shall be deemed to be effective from the record date at which the respective variation applied to other stock of the same class as Common Stock. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

8.3	If an adjustment is made pursuant to Rule 8.1 above with the intention that the Plan shall cease to be approved by HM Revenue and Customs, the Company shall immediately notify HM Revenue and Customs.

8.4

The Committee shall take such steps as it considers necessary to notify Participants of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

9.	Manner of Exercise of Options

9.1	No Option may be exercised whilst the Plan is approved by HM Revenue and Customs unless the Common Stock satisfies the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3.

9.2

An Option may only be exercised over as a maximum, the number of shares of Common Stock which may be acquired with the sum obtained by way of payment under the related Savings Contract converted into US dollars at the exchange rate prevailing on the day preceding the date on which the Option is exercised.

9.3

An Option shall be exercised by the Participant, or as the case may be by his personal representatives, delivering notice in writing to the Committee, detailing the number of shares of Common Stock in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) or authority to the Company to withdraw and apply monies from the Savings Contract to acquire the Common Stock over which the Option is to be exercised and the relevant Option Certificate and shall be effective on the date of its receipt by the Committee. The Group Company which employs the Participant shall meet or procure the meeting of any stamp duty liability on the exercise of an Option.

9.4

Where an Option is exercised, the number of shares of Common Stock specified in the notice of exercise given in accordance with Rule 9.3 shall be transferred to the participant within 30 days of the date of exercise and the Company shall arrange for the delivery of evidence of title thereof. Save for any rights determined by reference to a record date preceding the date of transfer, such Common Stock shall rank pari passu with the other Common Stock of the same class in issue.

General Dynamics 2019 Proxy Statement     B-9

Appendix B

9.5	When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.6

For the purpose of Rules 9.2 and 9.3 above, any repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls after the date on which repayment is made unless provided for in the terms of the Savings Contract.

9.7

For so long as Common Stock is quoted on The New York Stock Exchange, the Company shall apply for Common Stock in respect of which an Option has been exercised to be quoted if it were not so quoted already.

9.8

Where Common Stock is listed or dealt in or any Recognised Exchange no Option may be exercised in contravention of any securities transactions rules of the Recognised Exchange as may from time to time be in force.

10.	Administration and Amendment

10.1	The Plan shall be administered by the Committee whose decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

10.2	The Committee may from time to time amend these Rules provided that:

(i)

no amendment to a “key feature” (as defined in paragraph 40B(8) of Schedule 3) shall have effect whilst the Plan is and is intended to remain a Schedule 3 SAYE Option Scheme, and if such status is not to be maintained, this Rule shall not apply; and

(ii)

the Company shall provide such information and make such declarations to HM Revenue and Customs in relation to any amendment to “a “key feature” (as defined in paragraph 40B(8) of Schedule 3) as is required for the purposes of Schedule 3.

10.3	The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Board shall determine.

10.4

Any notice or other communication under or in connection with the Plan may be given by the Committee either personally or by post, and to the Committee either personally or by post to the Secretary of the Committee; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

10.5	The Company shall at all times keep available sufficient Common Stock to satisfy the exercise to the full extent still possible of all Subsisting Options.

10.6

The Plan shall terminate upon the tenth anniversary of the Renewal Date or at any earlier time by the passing of a resolution of the Committee. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

10.7

The rights and obligations of any individual under terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.

10.8

Neither the grant of an Option nor any benefit which may accrue to a Participant on the exercise of an Option shall form part of that Participant’s pensionable remuneration for the purposes of any pension scheme or similar arrangement which may be operated by any Group Company.

B-10     General Dynamics 2019 Proxy Statement

GENERAL DYNAMICS CORPORATION

2941 FAIRVIEW PARK DRIVE

FALLS CHURCH, VA 22042

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 30, 2019 for shares held directly and by 9:00 A.M. Eastern Time on April 29, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 30, 2019 for shares held directly and by 9:00 A.M. Eastern Time on April 29, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E55370-P17143-Z73849            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL DYNAMICS CORPORATION
The Board of Directors recommends you vote FOR the following proposal:
1. Election of Directors
Nominees:	For	Against	Abstain

1a.   James S. Crown

1b.  Rudy F. deLeon

1c.   Cecil D. Haney

1d.  Lester L. Lyles

1e.   Mark M. Malcolm

1f.   Phebe N. Novakovic

1g.  C. Howard Nye

1h.  William A. Osborn

1i.   Catherine B. Reynolds

1j.   Laura J. Schumacher

1k.  Peter A. Wall

	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR the following proposals:

2.  Advisory Vote on the Selection of Independent Auditors

3.  Advisory Vote to approve Executive Compensation

4.  Approval of General Dynamics United Kingdom Share Save Plan

The Board of Directors recommends you vote AGAINST the following proposal:

5.  Shareholder Proposal to require an Independent Board Chairman

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

					For ☐ ☐ ☐ For ☐	Against ☐ ☐ ☐ Against ☐	Abstain ☐ ☐ ☐ Abstain ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

DIRECT DEPOSIT NOTICE

General Dynamics Corporation and Computershare remind you of the opportunity to have your quarterly dividends electronically deposited into your checking or savings account. The main benefit of direct deposit to you is knowing that your dividends are in your account on the payable date.

Telephone inquiries regarding stock, including registration for direct deposit of dividends, should be made to Computershare’s automated Toll-Free Telephone Response Center at 1-800-519-3111.

General Dynamics Corporation encourages you to take advantage of one of the convenient ways by which you can vote these shares for matters to be covered at the 2019 Annual Meeting of Shareholders. You can vote these shares electronically through the Internet or by telephone, either of which eliminates the need to return the proxy card. If you do not wish to vote through the Internet or by telephone, you can vote by mail by following the instructions on the proxy card on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E55371-P17143-Z73849

Proxy — GENERAL DYNAMICS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints PHEBE N. NOVAKOVIC, JASON W. AIKEN and GREGORY S. GALLOPOULOS, and each of them, as proxy or proxies, with full power of substitution, to vote all shares of common stock, par value $1.00 per share, of GENERAL DYNAMICS CORPORATION, a Delaware corporation, that the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the annual meeting, all as more fully described in the Proxy Statement for the 2019 Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED AND TIMELY RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES NAMED ABOVE, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED BUT NO DIRECTION IS MADE HEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AGAINST PROPOSAL 5.

If you are a participant in the Company’s 401(k) plans, this proxy card constitutes your instructions to Fidelity, the trustee of the plans, as to the vote of the shares of Company common stock in your plan accounts. If you do not submit valid and timely voting instructions, Newport Trust Company, the independent fiduciary and investment manager for the Company common stock in your plan accounts, will direct the vote of your plan shares in its discretion.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.